UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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Tapestry, Inc.
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Dear Stockholder:
SUSAN KROPF JOANNE CREVOISERAT
You are invited to join us for the 2021 Annual Meeting of Stockholders of Tapestry, Inc., a Maryland corporation, at 9:00 a.m., Eastern Time, on November 3, 2021. We will conduct our meeting exclusively online via live webcast at www.virtualshareholdermeeting.com/TPR2021. As always, your participation is important. Please refer to the attached Notice of 2021 Annual Meeting of Stockholders and Proxy Statement for information detailing matters to be considered and voted upon at this year’s meeting.

Fiscal year 2021 was a transformational year for Tapestry—we are a fundamentally different company today than we were just one year ago. We are proud of the progress we have made and the value created for our stockholders. We advanced our multi-year growth agenda—our Acceleration Program—across all areas of the company, making foundational changes to our business platform. We sharpened our focus on the consumer, leaned into digital and data, and became a more agile organization, successfully adapting to the rapidly changing environment, while establishing deeper connections with new and existing customers at each of our brands.

Importantly, this progress is clearly evidenced by our financial performance. Despite a challenging backdrop, we achieved record annual operating margin as Tapestry, Inc., collectively outperforming our expectations for Coach, Kate Spade and Stuart Weitzman, all while investing in our future. The year was capped by a successful fourth quarter, highlighted by revenue exceeding pre-pandemic levels, led by Digital and China—two areas of significant long-term opportunity. In addition, we generated $1.2 billion of free cash flow in fiscal year 2021 and ended the year in a strong cash position. We reinstated our capital return programs with a plan to return over $750 million to stockholders through dividends and share repurchases in fiscal year 2022 alone, underscoring our strong financial position and confidence in Tapestry’s growth potential.

Our success is a testament to our powerful brands and our talented teams who are united by a shared purpose.

Guided by this purpose, in early fiscal year 2022, we announced several actions to drive positive change and stretch what’s possible for our people, planet and community. We launched several new environmental, social and governance (ESG) commitments and employee compensation initiatives to further strengthen our accountability to our stakeholders and we established the Tapestry Foundation with an initial $50 million endowment to advance equity and opportunity and combat global climate change. We invite you to read more about these new initiatives in this proxy statement. We will continue to bring our purpose and values to life in all that we do, embracing our responsibility as a global fashion company to affect positive change for our industry and our stakeholders.

As we look to the future, we have entered fiscal year 2022 in a position of strength. We have a clear strategy, compelling brands and a differentiated platform that combine to position us to win with consumers. We remain confident in our long-term ability to accelerate growth and profitability across our portfolio enhancing value for all stakeholders.

We value your investment in our company and thank you for your continued support.

Sincerely,
Susan Kropf Chair of the Board of Directors	Joanne Crevoiserat Director and Chief Executive Officer

Notice of 2021 Annual Meeting of Stockholders
We will hold the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Tapestry, Inc., a Maryland corporation (the “Company” or “Tapestry”), virtually via live webcast by visiting www.virtualshareholdermeeting.com/TPR2021, on November 3, 2021, at 9:00 a.m., Eastern Time, for the following purposes:
1.	To consider and vote upon the election of 10 directors;
2.	To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 2, 2022;
3.	To consider the advisory vote to approve the Company’s executive compensation, as discussed and described in the proxy statement for the Annual Meeting; and
4.	To transact any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.
The foregoing items of business are more fully described in the accompanying proxy statement. The Board of Directors has fixed the close of business on September 7, 2021 as the record date for the Annual Meeting, and only holders of record of common stock at such time will be entitled to notice of or to vote at the Annual Meeting or any postponement or adjournment thereof.
BY ORDER OF THE BOARD OF DIRECTORS,

David E. Howard
General Counsel and Secretary
New York, New York
September 24, 2021

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to join the meeting, please follow the instructions you received to authorize a proxy to vote your shares as soon as possible to ensure that your shares are represented and voted at the meeting. If you attend the meeting you may vote your shares personally even if you have sent in proxies or authorized a proxy to vote online. You will need your unique control number which appears on the Notice of Internet Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow), and the instructions that accompanied the proxy materials in order to vote your shares at the Annual Meeting.
If you hold your shares in street name, based on current New York Stock Exchange (“NYSE”) rules, your broker will NOT be able to vote your shares with respect to the election of directors (Proposal No. 1) or the advisory vote to approve the Company's executive compensation (Proposal No. 3) if you have not provided directions to your broker. We strongly encourage you to provide directions to your broker to vote your shares and exercise your right to vote as a stockholder.
Help us make a difference by eliminating paper proxy mailings to your home or business: with your consent, we will provide all future proxy voting materials and annual reports to you electronically. Instructions for consenting to electronic delivery can be found on your proxy card. Your consent to receive stockholder materials electronically will remain in effect until canceled.
SPECIAL NOTE ON FORWARD-LOOKING INFORMATION
This document contains certain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are based on management’s current expectations, that involve risks and uncertainties that could cause actual results to differ materially from current expectations. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “believes,” “may,” “can,” “will,” “should,” “expect,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential,” “position,” “see,” “would,” the negative of these terms or comparable terms. These statements include, but are not limited to, those regarding the Company’s Acceleration Program (as described herein) and other strategic initiatives and certain agreements and plans that will require us to provide compensation to our executives upon the occurrence of future events, such as the achievement of Company objectives and the termination of an individual’s employment or a change in control of the Company, and those regarding expectations that certain performance goals and/or targets for management and/or the Company will be attained. These future events may not occur as and when expected, if at all, and, together with the Company’s business, are subject to various risks and uncertainties. These risks and uncertainties include that future compensation to our named executive officers, and the events that could trigger such payments, may vary materially from the descriptions described herein due to factors beyond our control, such as the timing during the year of a triggering event, the amount of future non-equity incentive compensation and the value of our stock on the date of a triggering event.
The Company’s actual results could differ materially from the results contemplated by these forward-looking statements and are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations due to a number of important factors, including but not limited to: (i) the impact of the novel coronavirus (“Covid-19”) global pandemic on our business and financial results, including impacts on our supply chain due to temporary closures of our manufacturing partners and shipping and fulfillment constraints; (ii) our ability to successfully execute our multi-year growth agenda under our Acceleration Program; (iii) the impact of economic conditions; (iv) our ability to control costs; (v) our exposure to international risks, including currency fluctuations and changes in economic or political conditions in the markets where we sell or source our products; (vi) the risk of cyber security threats and privacy or data security breaches; (vii) the effect of existing and new competition in the marketplace; (viii) our ability to retain the value of our brands and to respond to changing fashion and retail trends in a timely manner, including our ability to execute on our e-commerce and digital strategies; (ix) the effect of seasonal and quarterly fluctuations on our sales or operating results; (x) our ability to protect against infringement of our trademarks and other proprietary rights; (xi) the impact of tax and other legislation; (xii) our ability to achieve intended benefits, cost savings and synergies from acquisitions; (xiii) the risks associated with potential changes to international trade agreements and the imposition of additional duties on importing our products; (xiv) the impact of pending and potential future legal proceedings; (xv) the risks associated with climate change and other corporate responsibility issues; and (xvi) the other risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2021 (“fiscal year 2021”), or those described from time to time in the Company’s future reports filed with the Securities and Exchange Commission. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law. In this proxy statement references to “we,” “our,” “us,” “Tapestry” and the “Company” refer to Tapestry, Inc., including its consolidated subsidiaries as of July 3, 2021. Unless the context requires otherwise, references to “Coach,” “Kate Spade” and “Stuart Weitzman” throughout this proxy statement refer only to the identified brand.

2021 Annual Meeting of Stockholders
DATE & TIME	VIRTUAL MEETING LOCATION	RECORD DATE
Wednesday, November 3, 2021 9:00 a.m. Eastern time	Held virtually via live webcast at www.virtualshareholdermeeting.com/TPR2021	Close of business on September 7, 2021
VOTING ROADMAP
Proposal	The Board Recommends Voting:	Page Reference (for more detail)
Proposal 1: Election of 10 directors	FOR EACH NOMINEE	19
Proposal 2: Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 2, 2022	FOR	26
Proposal 3: Advisory vote to approve the Company’s executive compensation, as discussed and described in this proxy statement	FOR	32
PARTICIPATING IN THE ANNUAL MEETING & VOTING YOUR SHARES
We invite you to join the Annual Meeting online via live webcast. There will not be a physical meeting. You will be able to participate in the virtual Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TPR2021.
Stockholders on the record date are entitled to notice and to vote at the Annual Meeting. Each share of common stock is entitled to one vote for each director nominee and each of the other proposals.
Prior to the Annual Meeting, you may authorize a proxy to vote your shares and submit pre-meeting questions online by visiting proxyvote.com and following the instructions on your proxy card. You do not need to participate in the Annual Meeting to vote if you submitted your proxy in advance of the Annual Meeting.
In order to vote your shares or ask questions at the Annual Meeting:
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You will need your unique control number which appears on your Notice of Internet Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow), and the instructions that accompanied the proxy materials

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If your shares are held in a brokerage, financial institution or another account that bears the name of the holder and not you (shares referred to as held in “street name”) and you do not have a control number, you must contact your broker or other financial institution to obtain a control number or voting instructions.

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Please authorize a proxy to vote your shares as soon as possible. If you are a beneficial owner of shares of our common stock, your broker will NOT be able to vote your shares with respect to any of the matters presented at the meeting other than the ratification of the selection of our independent registered public accounting firm, unless you give your broker specific voting instructions.

See “Questions You May Have Regarding this Proxy Statement” in Appendix B of this proxy statement for more information.
Even if you plan to join our Annual Meeting, please authorize a proxy to cast your vote as soon as possible by:

using the Internet at www.proxyvote.com	scanning this QR code to vote with your mobile device	calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903	mailing your signed proxy or voting instruction form

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. For more complete information about these topics, please review the Tapestry, Inc. (the “Company” or “Tapestry”) Annual Report on Form 10-K (the “Form 10-K”) for fiscal year 2021 and this entire proxy statement. We are mailing the Notice of 2021 Annual Meeting of Stockholders and instructions on how to access this proxy statement via the Internet (or, for those who request it, a hard copy of this proxy statement and the proxy card) to our stockholders on or about September 24, 2021.
About Tapestry
Our global house of brands unites the magic of Coach, kate spade new york and Stuart Weitzman. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. We use our collective strengths to move our customers and empower our communities, to make the fashion industry more sustainable, and to build a company that’s equitable, inclusive, and diverse. Individually, our brands are iconic. Together, we can stretch what’s possible.
Our corporate headquarters are in midtown Manhattan at 10 Hudson Yards, New York, New York 10001. Tapestry is a publicly traded company listed on the NYSE, traded under the symbol TPR.
Fiscal Year 2021 Business Highlights
We delivered standout results in fiscal year 2021—a transformational year for Tapestry. We executed on our Acceleration Program, our multi-year growth agenda, which we formally announced in August 2020, which is focused on better meeting the needs of our customers and driving accelerated growth and enhanced profitability across our portfolio. Through this work, we sharpened our focus on the consumer, leaned into digital and data and became a more agile organization. We reached customers in new ways and adapted to a rapidly changing environment. We ended the year with fourth quarter revenues ahead of pre-pandemic levels and record annual operating margin since establishing our current house of brands and becoming Tapestry, Inc. in fiscal year 2018.

*Includes impact of 53rd week in fiscal year 2021
As we look ahead, although the macro environment remains volatile, primarily due to the Covid-19 pandemic and related impacts, we have entered fiscal year 2022 ending July 2, 2022 (“fiscal year 2022”) in a position of financial strength, supported by our clear strategy, compelling brands and differentiated platform. Given the strong underlying momentum in the business, our robust balance sheet and significant free cash flow generation, we reinstated our shareholder return programs during the first quarter of fiscal year 2022, announcing a plan to return over $750 million to shareholders in the fiscal year
2021 PROXY STATEMENT | 1

Proxy Summary
through dividends and share repurchases, underscoring confidence in our ability to accelerate growth and profitability across our portfolio long-term, thereby enhancing value for stakeholders.
Strong Leadership Team & Board Refreshment Practices
During fiscal year 2021, the Board of Directors (collectively the “Board” and individually “Directors”) and management appointed new members to our strong senior leadership team. The team is galvanized around a shared commitment to fully realize Tapestry’s growth potential across brands, as well as a passion for building a purpose-led organization with empowered, inclusive, and highly collaborative teams.
In October 2020, the Board appointed Joanne Crevoiserat as Chief Executive Officer of Tapestry, a role she had been serving in on an interim basis since July 2020. In addition, Todd Kahn was appointed Chief Executive Officer and Brand President of Coach in April 2021, after serving in the role in an interim capacity since July 2020. During the same month, Tapestry appointed Scott Roe as Chief Financial Officer and Head of Strategy of Tapestry. When Mr. Roe joined the Company in June 2021, Andrea Shaw Resnick, who had held the position of Interim CFO since July 2020, assumed the newly created role of Chief Communications Officer, reporting to Ms. Crevoiserat. For more information on the Company’s leadership changes during fiscal year 2021, see Compensation Discussion and Analysis.
In July 2020, Susan Kropf became Independent Chair of the Board, having previously served as the Company’s lead outside director (the “Lead Outside Director”) since September 2019, and as a member of the Board since 2006. Ms. Kropf has decided to retire at the end of her current term and will not stand for re-election at the Company’s Annual Meeting. In line with the Board’s succession planning, Anne Gates, who has served as a Director since 2017, is expected to succeed Ms. Kropf as independent Chair of the Board, upon formal action of the Board following the Company’s Annual Meeting of Stockholders on November 3, 2021 (the “Annual Meeting”).
During fiscal year 2021, the Board appointed Pam Lifford, Thomas Greco and Ms. Crevoiserat to Tapestry’s Board. In August 2021, early in fiscal year 2022, the Board appointed Johanna (Hanneke) Faber to the Board. These appointments demonstrate the Board’s strong commitment to Board refreshment and strengthening and diversifying the Board’s breadth of expertise and perspectives. For more information on the Board's refreshment process and our Director nominees, see Corporate Governance and Proposal 1: Election of Directors.
2 | 2021 PROXY STATEMENT

Proxy Summary
Corporate Governance Highlights
Engaged and Independent Board with Focus on Continuous Evaluation and Refreshment
Nine of 10 Director nominees are independent
Independent Chair of the Board
Demonstrated Commitment to Board Refreshment & rigorous director selection criteria, with seven new independent directors joining in the past five years, and four rolling off
Annual election of all Directors
Annual Board, Committee and Director assessments, as well as annual CEO evaluation
Regular executive sessions of Independent Directors
Board Committees comprised solely of Independent Directors

Commitment to Stockholder Rights
Bylaws contain Proxy Access provision
Bylaws may be amended by stockholders representing a majority of outstanding shares entitled to vote
Active year-round stakeholder engagement
Majority vote standard for uncontested director elections
Annual “Say on Pay” advisory vote

Demonstrated Corporate Governance and Compensation Best Practices
Longstanding commitment to matters of ESG (Environmental, Social and Governance), with measurable goals, short and long-term strategic corporate responsibility initiatives
Strong Board oversight of ESG and human capital management, including equity, inclusion and diversity
Active Board oversight of risk management, including cyber security
Code of Conduct for ethical business policies and conduct
Stock ownership guidelines for Directors and executives
Clawback policy for incentive awards
Prohibition on political expenditures
2021 PROXY STATEMENT | 3

Proxy Summary
Our Social Fabric: Purpose-Led, People-Centered ESG Initiatives
During the fiscal year we reaffirmed our commitment to lead with purpose and stretch what's possible both within our organization and our communities at large. We took actions to bring our purpose and values to life, embracing our responsibility as a global fashion company to affect meaningful and measurable change.
Tapestry’s corporate responsibility strategy, Our Social Fabric, unites teams across our business in meeting our 2025 Corporate Responsibility Goals (the “2025 Goals”) and other strategic initiatives with a shared objective: to balance true fashion authority with meaningful, positive change. Our Social Fabric covers three strategic pillars: Our People, Our Planet and Our Communities. In addition to our 2025 Goals, we introduced bold commitments during fiscal year 2021 to further accelerate and amplify our corporate responsibility agenda under Our Social Fabric.
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Our People: We aim to bolster Tapestry’s purpose and culture by embedding equity, inclusion and diversity throughout our organization, holding our leaders accountable for our equity, inclusion and diversity (“EI&D”) goals and attracting and retaining talent with a compelling and fulfilling employee experience.

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Our Planet: We aim to sustain and restore our planet through continuous innovation in solutions that improve biodiversity and reduce our impact on climate change with a focus on renewable energy, increased use of environmentally preferred materials and production methods, and circular business models that design out waste and pollution, keep products in use, and restore natural systems.

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Our Communities: We aim to support and empower the communities where our employees live and work, and provide the resources and investment needed to strengthen the regions where we operate, through volunteer efforts, philanthropic initiatives, product donations, and social impact programming.

2025 Goals and Bold Commitments
Our People
•	Build diversity in leadership by increasing the number of North America based ethnic minority leaders to better reflect our general corporate population
•	Reduce differences in employee inclusion index scores based on gender and ethnicity
•	Demonstrate focus on career progression, development and mobility by filing 60% of leadership (VP+) roles internally
•	Enable all employees to manage both their work and personal life balance by achieving a global core benefit standard for self-care, parental and family care leave policies
Starting in fiscal year 2022, 10% of leadership's annual inventive compensation will be tied to EI&D measures
Our Planet
•	Achieve a 20% reduction in absolute Scope 1 and Scope 2 CO2e emissions and achieve a 20% reduction in absolute Scope 3 CO2e emissions from freight shipping over a 2017 baseline
•	Attain 95% traceability and mapping of our raw materials to ensure a transparent and responsible supply chain
•	Achieve 75% recycled content in packaging and reduce North America corporate and distribution center waste by 25% over a 2017 baseline
•	Achieve a 10% reduction in water usage across Tapestry and our supply chain
•	Ensure that 90% of leather is sourced from silver-and gold-rated Leather Working Group tanneries
We have committed to procure 100% renewable energy in the Company’s stores, offices and fulfillment centers by 2025
Our Communities
•	Dedicate 100,000 volunteer service hours to be completed by our employees around the globe
•	Give $75,000,000 in financial and product donations to nonprofit organizations globally
•	Provide 100,000 people crafting our products access to empowerment programs during the workday (doubled the reach of this goal from 50,000)
We have committed to support our volunteering goal by giving all global employees one paid day off per year to volunteer
4 | 2021 PROXY STATEMENT

Proxy Summary
The Company’s corporate responsibility strategy, Our Social Fabric, including oversight, management and identification of risks, including climate related risks, is ultimately governed by Board and driven by an Environmental, Social and Corporate Governance (“ESG”) Task Force, which is comprised of senior leaders and cross-functional members from major business functions. The Board approves long-term sustainability goals, strategic moves and major actions and receives updates at least annually. The Governance and Nominations Committee of the Board receives quarterly updates on ESG strategy and progress updates on our 2025 Goals and initiatives.
The Company is a signatory to the United Nations (“UN”) Global Compact, and as such, our corporate responsibility strategy is aligned with the UN Sustainable Development Goals. Additional information on Our Social Fabric and progress on our 2025 Goals and other commitments, along with our annual Corporate Responsibility Report, and Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB) and Task Force on Climate-Related Financial Disclosures (TCFD) indices available at www.tapestry.com/responsibility. The content on this website and the content in our Corporate Responsibility Reports are not incorporated by reference into this proxy statement or in any other report or document we file with the Securities and Exchange Commission (the “SEC”). The Company regularly evaluates its programs, goals and initiatives. In early fiscal year 2022, the Company committed to setting a science-based target through the Science Based Targets initiative’s (SBTi) Business Ambition for 1.5"C and is working to establish those targets in-line with the best available climate change data.
Fiscal Year 2021 ESG Highlights
•	Formed the Tapestry Foundation, committed to combating climate change and advancing equity and opportunity, with initial endowment of $50 million, contributed by Tapestry and the Coach Foundation
•	Employees volunteered over 31,000 hours, bringing the cumulative total to over 42,000 hours since establishing our 2025 Goals in 2019
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Listed on the Forbes 2021 “Best Employers for Diversity” list for the fourth consecutive year, and the Forbes 2021 Best Employers for Women; achieved our seventh consecutive score of 100 on the Human Rights Campaign Corporate Equality Index (CEI) “Best Place to Work for LGBTQ Equality”

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Focused on Company-wide equity, inclusion and diversity programs, establishing four employee resource groups (ERGs): Asian Heritage Alliance, Black Alliance, Prouder Together and Working Parents and Caregivers

•	Contributed over $7,500,000 in charitable financial contributions from our foundations and brands to support causes in our global communities
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Procured Renewable Energy Credits that made up over 21% of our purchased electricity consumption across North America own operations. We continue to evaluate new opportunities for procurement of renewable energy across all markets on our path to meet our commitment of 100% renewable energy in our offices, stores and distribution centers by 2025

Human Capital Management
Unlocking the power of our people is a key strategic pillar for the Company, supported by the Company’s senior leadership, as reflected in the key programs and focus areas described below. The Board and the Human Resources Committee oversee and regularly engage with management on these areas, including quarterly updates to the Human Resources Committee and the full Board on talent development, succession planning and other areas of human capital management. Our people strategy, summarized below, aims to build a talent engine where diverse talent can thrive and to foster an inclusive culture by welcoming people and ideas from everywhere to stretch what’s possible.
Equity, Inclusion and Diversity
Our proactive EI&D strategy is grounded in our purpose and values and includes the following strategic pillars:
•	Talent. Attract, retain and reward top diverse talent and enable them to thrive, personally and professionally in our global community.
•	Culture. Empower people to express their distinctive strengths and power our engine of growth through leadership development, education and engagement programs.
2021 PROXY STATEMENT | 5

Proxy Summary
•	Community. Serve the communities that need the most support through empowerment programs, donations and volunteering.
•	Marketplace. Develop solutions that set the standard for excellence through our platform of brands—for employees, customers, vendors, suppliers and our investors.
We are committed to fostering an equitable, inclusive and diverse culture. We are a member of the CEO Action for Diversity and Inclusion, the largest business coalition committed to advancing Diversity and Inclusion. See Fiscal Year 2021 ESG Highlights above for recognition we have received for our focus on fostering an equitable work environment. We monitor our employee representation by gender and race and ethnicity throughout the Company, and disclose this information, including our EEO-1 Consolidated Report for calendar year 2020, on our website at www.tapestry.com/responsibility/our-people. See At a Glance: 2021 Board of Directors Nominees below for information on the diversity of our Director nominees.
Total Rewards
Tapestry is dedicated to being a place where our employees love to work, where they feel recognized and rewarded for all that they do. Maintaining a competitive total rewards program helps us attract, motivate and retain the key talent we need to achieve outstanding business and financial results. To accomplish this goal, we strive to appropriately align our total compensation with the pay, benefits and rewards offered by other companies that compete with us for talent in the marketplace.
Talent Development
Our talented employees are vitally important to our near and long-term success. Our recruitment strategies focus on attracting the best diverse talent to our organization and then retaining them through career development, mobility and advancement within our open and inclusive culture. We strive to provide a working environment where our highly engaged teams can grow and progress their careers. We also work to foster a dynamic, performance-driven culture, which includes regular feedback and coaching. We listen to our employees through regular pulse surveys that inform on how we can continue to strive for excellence in our work culture.
Well-being and Safety
We are committed to providing a safe working environment and supporting our employees in achieving and sustaining their health and well-being goals. We provide our employees with supplemental resources to achieve work-life integration and wellness such as access to our Employee Assistance Program, regular employee programming and a subscription to a smartphone application dedicated to meditation and mindfulness. We also believe in encouraging and empowering our employees to take part in building a welcoming and inclusive community, through supplemental time-off to perform community service and a matching gift program that matches up to $10,000 in donations to eligible non-profits per employee in North America from our corporate foundation.
Covid-19 Response
Beginning in fiscal 2020 and throughout fiscal year 2021, we made changes to our operations to continue to prioritize the health and safety of our employees, customers and their families in response to the Covid-19 pandemic. The Company implemented various safety measures, such as store closures in adherence with local regulation, increased sanitization, physical distancing and limited capacity, temperature and wellness checks, as well as distribution of personal protective gear at our facilities. To do so, we engaged medical professionals to consult on our health and safety protocols through facilitation of Covid-19 education webinars for our employees on topics ranging from pandemic safety, vaccine education and mental wellness. We have also provided our employees with additional paid time off to receive their Covid-19 vaccine and recover from any resulting side effects. Many of our corporate employees have worked remotely since March 2020 and the Company continues to support flexible work options through added resources and implementation of a hybrid working environment.
6 | 2021 PROXY STATEMENT

Proxy Summary
At a Glance: 2021 Board of Directors Nominees
Our 2021 director nominees bring an effective mix of viewpoints, backgrounds, diversity and experiences to the Board.

Average Tenure: 3.8 Years
The following table provides summary information about each director nominee. All of the director nominees are currently members of the Board.
Name	Age	Director Since	Principal Occupation	Independent	Audit Committee	Human Resources Committee	Governance and Nominations Committee	Other Public Company Boards
John P. Bilbrey	65	2020	Retired Chairman, President and Chief Executive Officer of The Hershey Company		•			• Campbell Soup Company • Colgate-Palmolive • Elanco Animal Health
Darrell Cavens	48	2018	Retired Founder and Chief Executive Officer of zulily, inc.			•		• Big Sky Growth Partners
Joanne Crevoiserat	57	2020	Director, Chief Executive Officer of Tapestry, Inc.
David Denton	56	2014	Executive Vice President and Chief Financial Officer of Lowe's Companies, Inc.			•	•
Hanneke Faber	52	2021	President, Global Foods and Refreshment at Unilever PLC
Anne Gates*	61	2017	Retired President of MGA Entertainment, Inc.		•		•	• Kroger • Raymond James Financial
Thomas Greco	63	2020	President, Chief Executive Officer of Advance Auto Parts		•			• Advance Auto Parts
Pamela Lifford	58	2020	President of Warner Bros./WarnerMedia Studios and Networks Group's Global Brands and Experiences			•
Annabelle Yu Long	48	2016	Founding and Managing Partner of BAI Capital		•			• LexinFintech Holdings • NIO Inc.
Ivan Menezes	62	2005	Chief Executive of Diageo plc			•	•	• Diageo
Number of Meetings in fiscal year 2021					7	7	5
•	Committee Chair
•	Member
*	Audit Committee Financial Expert
2021 PROXY STATEMENT | 7

Proxy Summary
Overview of 2021 Executive Compensation
Set forth below is the fiscal year 2021 compensation for each named executive officer (“NEO” or “Named Executive Officer”) as determined under SEC rules. The hallmarks of our program include a strong pay-for-performance focus and annual and long-term incentives that support our business priorities, our talent objectives and stockholder value creation. See the notes accompanying the 2021 Summary Compensation Table on page 57 for more information.
Name & Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Joanne Crevoiserat Chief Executive Officer	1,225,923	—	4,799,995	2,200,133	4,265,068	57,472	12,548,591
Scott Roe Chief Financial Officer and Head of Strategy	67,596	250,000	549,983	1,100,040		—	1,967,619
Todd Kahn Chief Executive Officer and Brand President, Coach	870,423	—	2,299,988	799,998	2,348,878	36,259	6,355,546
Thomas Glaser Chief Operations Officer	775,385	—	1,199,993	600,001	1,600,000	12,688	4,188,067
Liz Fraser Chief Executive Officer and Brand President, Kate Spade	775,385	250,000	566,667	—	1,548,000	25,084	3,165,136
Andrea Shaw Resnick Chief Communications Officer and Former Interim Chief Financial Officer	671,636	—	1,099,979	—	1,104,600	14,178	2,890,393
Jide Zeitlin Former Chief Executive Officer	90,000	—	—	—	—	78	90,078
*Mr. Roe joined the Company on June 1, 2021; Mr. Zeitlin left the Company on July 20, 2020
2021 Proxy Voting Roadmap
PROPOSAL	THE BOARD RECOMMENDS VOTING:	PAGE REFERENCE (for more detail)
Proposal 1: Election of 10 directors	FOR EACH NOMINEE	19
Proposal 2: Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 2, 2022	FOR	26
Proposal 3: Advisory vote to approve the Company’s executive compensation, as discussed and described in this proxy statement	FOR	32
8 | 2021 PROXY STATEMENT

Corporate Governance
Meetings and Committees of the Board
The Board held twelve (12) meetings during fiscal year 2021. In addition to meetings of the full Board, Directors also attended meetings of Board committees. Each of the Directors attended at least 75% of the meetings held by the Board and Board committees on which he or she served during the fiscal year.
The Board has an Audit Committee (the “Audit Committee”), a Human Resources Committee (the “HR Committee”), which performs the functions of a compensation committee, and a Governance and Nominations Committee (“GN Committee”). Each Board Committee operates pursuant to a charter, which can be found for each committee on Tapestry's web site at www.tapestry.com/investors/ under the Committees section. We will provide to any person without charge, upon request, copies of any of the committee charters. You may obtain such copies by sending a written request to Tapestry, 10 Hudson Yards, New York, New York 10001, Attention: Secretary. Each committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter.
All regular quarterly meetings of the Board and Board committees include an executive session of our non-employee directors, all of whom are independent (“Independent Directors”) without members of management present. In fiscal year 2021, Ms. Kropf presided over executive sessions of the Board as independent Chair of the Board. Our Independent Directors and Board committees have authority to retain outside advisors as they deem necessary.
Tapestry encourages each member of the Board to attend each Annual Meeting of the Company’s stockholders, but has not adopted a formal policy with respect to such attendance.
All of the Company's Directors then-standing for re-election attended the Annual Meeting of Stockholders held in 2020.
Board Membership and Committee Roster

Name of Director	Audit	Human Resources	Governance and Nominations
Susan Kropf*		•	•
John P. Bilbrey	•
Darrell Cavens		•
Joanne Crevoiserat
David Denton		•	•
Hanneke Faber(1)
Anne Gates	•		•
Thomas Greco(2)	•
Annabelle Yu Long	•
Pamela Lifford(3)		•
Ivan Menezes		•	•
•	Committee Chair	•	Member
*Ms. Kropf will serve as the independent Chair of the Board, Chair of the Governance and Nominations Committee and a member of the Human Resources Committee until her retirement from the Board following the Annual Meeting in November 2021.
(1) Ms. Faber joined the Board on August 31, 2021.
(2) Mr. Greco joined the Board on December 9, 2020 and was appointed to the Audit Committee, effective December 9, 2020.
(3) Ms. Lifford joined the Board on December 9, 2020 and was appointed to the Human Resources Committee, effective December 9, 2020.
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CORPORATE GOVERNANCE
Audit Committee
The Audit Committee is comprised solely of Independent Directors and met seven (7) times during fiscal year 2021. The Audit Committee reviews Tapestry's auditing, accounting, financial reporting and internal control functions and has sole responsibility for the selection of independent accountants. The Audit Committee is required to pre-approve all services provided by the independent accountants to assure that these services do not impair the auditor's independence. Services that have not received pre-approval will require specific review and approval by the Audit Committee. In addition, when the scope of services being provided (and the related fees) meaningfully change, Tapestry and the independent accountants will provide an update to the Audit Committee. The Audit Committee reviews Tapestry's accounting principles and financial reporting, as well as the independence of Tapestry's independent accountants. In discharging its duties, the Audit Committee:
•	is directly responsible for the appointment, compensation determination and oversight of Tapestry's independent accountants;
•	is directly responsible for pre-approving the audit and non-audit services rendered by the independent accountants;
•	provides oversight of, and has authority for selection and evaluation of, Tapestry's internal auditors;
•	meets independently with Tapestry's internal auditors, its independent accountants and senior management;
•
reviews the general scope of matters relating to Tapestry's accounting, financial reporting, internal control systems, annual audit and internal audit program as well as matters relating to Tapestry's information system architecture and cybersecurity, and the results of the annual audit; and

•
reviews with Tapestry's Chief Executive Officer and Chief Financial Officer the matters required to be personally certified by such officers in Tapestry’s public filings and the procedures followed to prepare for such certifications.

Tapestry’s Board determined that all members of the Audit Committee during fiscal year 2021 were “independent” as defined in the NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that all were “financially literate” under the rules of the NYSE. The Board has determined that Anne Gates, the Chair of the Audit Committee, is considered an “audit committee financial expert” under federal securities laws.
Human Resources Committee
The HR Committee is comprised solely of Independent Directors and met seven (7) times during fiscal year 2021. Pursuant to the Human Resources Committee Charter, the HR Committee:
•
determines, approves and reports to the Board on all elements of compensation for Tapestry’s executive officers and other key executives, including targeted total cash compensation and long-term equity-based incentives, and oversees the administration of various employee benefit and retirement plans, except as otherwise delegated by the Board or the Committee;

•	reviews non-employee director compensation and benefits and recommends changes to the Board as necessary;
•	performs, or assists the Board in performing, the duties of the Board relating to the annual performance evaluations of the Company’s executive officers;
•	monitors performance, talent development and succession planning for key executives; and
•	consults, as needed, with third-party compensation consultants.
In fiscal year 2021, the HR Committee retained the services of Compensation Advisory Partners, LLC (“CAP”); a description of the services provided to the HR Committee during fiscal year 2021 appears below under Compensation Discussion and Analysis—Compensation Decision Making Process—Roles and Responsibilities.
Tapestry's Board determined that all members of the HR Committee during fiscal year 2021 were “independent” under the NYSE heightened independence standards for members of compensation committees.
Governance and Nominations Committee
The GN Committee is comprised solely of Independent Directors and met five (5) times during fiscal year 2021.
The GN Committee performs a leadership role in shaping the corporate governance of the Company, and reports to the Board on matters relating to corporate governance and the identification and nomination of new directors. The GN Committee also performs succession planning for the Chief Executive Officer and conducts annual performance evaluations of the Board and its several committees, and each individual director. The GN Committee also has primary
10 | 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
oversight of Board succession planning and Board refreshment processes. These responsibilities are described in more detail in Board Committee and Director Evaluations and Board Refreshment and Succession Planning below.
Tapestry's Board determined that all members of the GN Committee during fiscal year 2021 were “independent” as defined in the NYSE listing standards.
Board, Committee and Director Evaluations
The Board believes that a regular, robust Board evaluation process is a critical tool in ensuring Board effectiveness and strong corporate governance. The GN Committee has primary oversight of the process, which consists of annual evaluations by each Director of the full Board, the Board Committees, and each individual director. These evaluations are intended to determine whether the Board and its committees are functioning effectively, to assess director performance, and to identify opportunities for overall improvement.
Evaluations are conducted annually through confidential questionnaires, which solicit quantitative and subjective textual feedback. On a periodic basis (including for the fiscal year 2021 review cycle), the process also includes one-on-one interviews with Board members and certain members of management conducted by an independent third party facilitator.
Evaluations consider a number of topics, including:
•	Board structure, composition and performance;
•	Board and Committee roles, and meeting agendas and materials;
•	Access to management, outside advisors and other information and resources necessary for the Board to fulfil its duties;
•	The overall function of the Board and its committees; and
•	Assessment of individual and peer contributions, including solicitation of feedback to ensure each director’s skills are being utilized most effectively.
The Independent Directors also evaluate the performance of Tapestry's Chief Executive Officer annually.
The results of the evaluations are discussed with the Chair of the Board, the GN Committee, each Committee Chair, and with the full Board in executive session. The Chair provides anonymous feedback to each director during one on one conversations.
While this formal evaluation process is conducted on an annual basis, Directors are encouraged to continuously share their perspectives, feedback and suggestions throughout the year. Items requiring follow-up and execution from the annual evaluation process and other engagements are monitored throughout the year by the Board, the applicable committees and management.
Board Refreshment and Succession Planning Processes
The Board is committed to active and ongoing Board refreshment practices and succession planning, working to continuously align Board composition and leadership with the Company’s strategic needs. Building and maintaining an effective Board is a critical responsibility of our GN Committee, designed to ensure that the Board and each Committee is operating effectively and comprised of highly qualified directors, with the appropriate skills, experience, perspective and independence to provide effective oversight and serve the best interest of our stockholders. The GN Committee conducts a year-round process, which includes (i) regular review and discussion of the existing Board composition, utilizing a matrix of certain director skills and experience as a discussion tool; (ii) consideration of disclosures by each director in their Annual Directors and Officer Questionnaire, including with respect to external commitments, (iii) review of the annual Board, Committee and individual director evaluations, and (iv) regular GN Committee agenda items devoted specifically to Board refreshment and succession planning, reporting out to the full Board.
Refreshment Practices
In identifying and recommending director candidates, the GN committee places emphasis on the Company’s Corporate Governance Principles, as approved by the Board and posted on our website, which set forth qualifications and criteria for director selection, including the following minimum qualifications: the highest personal and professional ethics, integrity and values; commitment to representing the long-term interests of the stockholders; an inquisitive and objective perspective, practical wisdom and mature judgment; freedom from significant conflicts of interest; the willingness and ability to devote the time necessary to perform the duties and responsibilities of a director; and a commitment to serve on the Board for an extended period of time. The GN Committee’s selection process also provides for engagement of third party search firms, interviews with various members of the GN Committee, the Board and management, and an evaluation of each individual in the context of the Board as a whole, applying criteria that it deems appropriate. The final selection of nominees is made by the Board.
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CORPORATE GOVERNANCE
The GN Committee will consider all candidates recommended by stockholders in accordance with the timing and other procedures established in Tapestry’s Bylaws for stockholder nominations. See Other Information—Stockholder Proposals for the 2022 Annual Meeting for more information. The GN Committee evaluates all candidates in the same manner, regardless of the source of such recommendation, and, subject to provisions in our Bylaws concerning proper notice by stockholders of proposed nominees, will consider all candidates recommended by stockholders. Such recommendations should include the name and address and other pertinent information about the candidate as is required by Tapestry’s Bylaws. Recommendations should be submitted in writing to Tapestry, 10 Hudson Yards, New York, New York 10001, Attention: Secretary. The policy and procedures for considering candidates recommended by stockholders were formally adopted by our Board in May 2004.
Board Succession Planning
Led by the GN Committee, our Board reviews the composition, skills and dynamics of the full Board and each Committee no less than annually to ensure appropriate Board succession plans are in place.
Based on these reviews, the GN Committee determines optimal utilization of each Director’s skills and experience and confirms or modifies succession plans for the Board Chair, Committee Chairs and memberships. The full Board appoints the Board and Committee Chairs and Committee members annually, following the Company’s Annual Meeting of Stockholders.
After over 15 years of service on the Board, Ms. Kropf has decided to retire and not stand for re-election at the Annual Meeting. As part of its succession planning process, the GN Committee and full Board have identified Ms. Gates as the successor to the position of independent Chair of the Board and intend to formally appoint her at the end of Ms. Kropf’s term following the Annual Meeting.
Board Diversity
While the Company does not have a formal policy regarding the diversity of the Board, we believe the Board is diverse based on gender, ethnicity and national origin, as reflected in the charts below. The GN Committee considers the Board’s overall composition when considering Director candidates, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company’s current and expected future needs.
In addition, the GN Committee also believes that it is desirable for new candidates to contribute to the variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences.

2021 Board of Directors Nominees

Average Tenure: 3.8 Years
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CORPORATE GOVERNANCE
Board Oversight Structure
The Board is elected annually by our stockholders to provide ultimate oversight of the management of Tapestry's business strategy and risks and to ensure that the long-term interests of the stockholders are being served.
Separation of Chair and Chief Executive Officer; Strong Independent Board
Under Tapestry’s Bylaws and Corporate Governance Principles, the positions of Chair of the Board and Chief Executive Officer may be held by one person or separately. Our policy as to whether the role of the Chair and the Chief Executive Officer should be separate is to adopt the practice that best serves the stockholders’ interests and the Company’s needs at any particular time. The positions of Chair of the Board and Chief Executive Officer have been held separately since July 2020, with Ms. Kropf currently serving as Chair of the Board and Ms. Crevoiserat serving as Chief Executive Officer. The position of Chair of the Board and Chief Executive Officer was also held separately from 2014 through September 2019. From September 2019 through July 2020, the role was combined under our former CEO, and Ms. Kropf served as Lead Outside Director.
The Board believes that the current governance structure—Ms. Kropf as the independent Chair of the Board and Ms. Crevoiserat as the Company's Chief Executive Officer—will allow Ms. Crevoiserat to focus her time and energy on managing the Company and Ms. Kropf to lead the Board in its fundamental role of providing guidance, advice and counsel regarding the business, operations and strategy of the Company, as well as oversight of the Company's risk management policies and processes. We believe this structure will allow the Company to continue to execute its strategy and business plans to maximize stockholder value. Following Ms. Kropf’s retirement upon the end of her term, the Board intends to continue to keep separate the positions of Chair of the Board and Chief Executive Officer, and appoint Anne Gates as the independent Chair of the Board.
The Company has also adopted various policies to provide for a strong and independent Board. The Board and the GN Committee have assembled a Board comprised of capable and experienced Directors who are currently or have been leaders of major companies or institutions, are independent thinkers, and have a wide range of expertise and skills. The Board annually examines the relationships between the Company and each of its Directors. After this examination, the Board has determined that each of the Directors who are nominated for election at the Annual Meeting (other than Ms. Crevoiserat) have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is independent as defined in the NYSE listing standards. In addition, all standing committees of the Board are made up entirely of Independent Directors. The Board and these Committees are empowered to retain their own counsel or advisors as they deem necessary.
Board’s Role in the Oversight of Strategy
Our Board has active oversight responsibility for our corporate strategy and planning, including through: formal dedicated meetings to review our annual operating and long-range strategic plans, including risks and opportunities facing our business; quarterly engagement at Board and committee meetings, and during executive sessions; and regular discussions with our Chief Executive Officer and members of management throughout the year. With this strong Board oversight, our management team is responsible for executing our strategy and providing the Board with regular updates on key strategic initiatives, market and macro-environmental trends, and other developments with respect to our strategic initiatives.
During fiscal year 2021, the Board was highly engaged in management’s continued focus on implementation of our Acceleration Program and response to the dynamic environment brought on by the Covid-19 pandemic. The Board is also closely involved in oversight of our ESG and Human Capital Management strategies.
2021 PROXY STATEMENT | 13

CORPORATE GOVERNANCE
Board’s Role in the Oversight of Risk
The Board provides critical oversight of the risks facing the Company and the risk management programs the Company has put into place. The Board views effective risk management as a key priority and approaches this work as an integrated part of our strategic planning process. In compliance with its duties under Tapestry’s Charter, Bylaws and Corporate Governance Principles, and pursuant to Maryland law, the Board and its Committees consider whether the Company’s risk management programs adequately: identify and assess material and emerging risks facing the Company in a timely fashion; allocate ownership for risk management amongst management, the Board and its committees; implement appropriate responsive risk management strategies; facilitate open communication between management and the Board; transmit necessary information with respect to material risks within the Company; and foster an appropriate culture of ethics, integrity, and risk management.
The Company believes that the Board’s structure provides appropriate risk oversight of the Company’s activities.
Board Risk Oversight

The Board reviews the Company's enterprise risk management (“ERM”) programs to ensure risk management is consistent with the Company’s corporate strategy and effective in fostering a culture of risk-aware and risk-adjusted decision making throughout the organization. The Board's review of the ERM program and other risk management processes includes strategic, operational, financial, reputational and external risks. The Board works with senior management and Tapestry's independent and internal auditors, to ensure that enterprise-wide risk management is incorporated into corporate strategy and business operations.

As set forth below, the Board delegates to its Committees primary responsibility to evaluate elements of the Company’s risk management program based on the Committee’s expertise and applicable regulatory requirements. Each Committee, through its chairperson, reports out to the full Board at its quarterly meeting on the Committee’s activities, including agenda items relating to risk; the full Board engages in discussion on these delegated activities at that time.

Audit Committee Risk Oversight	HR Committee Risk Oversight	GN Committee Risk Oversight
Responsible for oversight of risks relating to the Company's:	Responsible for oversight of risks relating to the Company's:	Responsible for oversight of risks relating to the Company's:

• Accounting and financial reporting

• System of internal controls

• Annual financial audit, including meeting privately on a regular basis with the Company’s external auditors

• internal audit program, including oversight and quarterly reports on the ERM program

•  Litigation and ethics and compliance

•  Information system architecture, privacy and cybersecurity*

• Human Capital Management programs and strategies, including talent development, equity, inclusion and diversity and management succession planning (other than CEO)

• Annual performance evaluations of the Company's executive officers and other key executives

• Compensation programs and policies, including conducting a risk assessment of the company’s compensation programs annually to determine whether any aspects encourage excessive or inappropriate risk taking

• Corporate Governance policies and practices, including related party policies and disclosures

• Board refreshment and succession planning

• CEO succession planning, as presented and approved by the full Board

• Quarterly updates on Environmental, Social and Governance program risks (with updates on ESG programs to the Board at least annually)

Role of Management

Management has day-to-day responsibility for the identification and assessment of the various risks facing the Company, and the implementation of effective risk management programs and policies. Management conducts comprehensive annual enterprise risk assessments to identify the most critical risks facing the company, as well as emerging risks, and the development of risk mitigation strategies. Management regularly reports to the full Board and/or its Committees, as applicable on risk assessment and mitigation strategies, to enable the Board to successfully oversee the Company’s risk management activities.

14 | 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
*Spotlight: Oversight of Cybersecurity Risk

Cybersecurity is a critical component of risk management at Tapestry, consisting of global information security and privacy compliance programs focused on the Company’s information systems, cybersecurity practices and protection of consumer and employee personal data and confidential information. The Audit Committee receives quarterly updates from the Company’s Chief Information Officer and Chief Information Security Officer on information security and privacy risk and compliance, with periodic updates to the full Board. All global employees are required to take annual training on information security, including cybersecurity, and global data privacy requirements and compliance measures. We also conduct periodic internal and third party assessments to test our cybersecurity controls, perform cyber simulations and annual tabletop exercises, and continually evaluate our privacy notices, policies and procedures surrounding our handling and control of personal data and the systems we have in place to help protect us from cybersecurity or personal data breaches. The Company has rigorous controls in place to monitor personal and confidential information and documentation distributed electronically by all of its employees.

Compensation Committee Interlocks and Insider Participation
The HR Committee is currently comprised of the following Independent Directors: David Denton, Chair, Darrell Cavens, Susan Kropf, Pamela Lifford and Ivan Menezes. No Director who served as a member of the HR Committee during any portion of fiscal year 2021 was an employee of the Company during their service on the HR Committee or a former officer of the Company. None of Tapestry's executive officers serve on the compensation committee (or other committee serving an equivalent function) or the board of directors of any other company of which any member of the HR Committee during any portion of fiscal year 2021 or the Board is an executive officer. The HR Committee makes all compensation decisions regarding the Company’s executive officers.
Code of Conduct and Other Policies
Tapestry has adopted a Code of Conduct (the “Code”). The purpose of the Code is to convey the basic principles of business conduct expected of all Tapestry employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Controller and other senior financial personnel performing similar functions. We require officers and corporate employees (and selected retail employees) to attend training on the Code and other matters of business ethics. We require all employees to review and certify the Code annually. In support of the Code, we have provided our employees with numerous avenues for the reporting of ethics violations or other similar concerns, including a toll-free telephone hotline and a reporting website, both allowing for anonymity. The Code meets the definition of “code of ethics” under the rules and regulations of the SEC and the NYSE and is posted on our website at www.tapestry.com/investors/ under the Global Business Integrity Program section.
We will provide to any person without charge, upon request, a copy of the Code. You may obtain a copy of the Code by sending a written request to Tapestry, 10 Hudson Yards, New York, New York 10001, Attention: Secretary.
Tapestry has also adopted a Political Activities and Contributions Policy. Tapestry does not make political contributions and prohibits all employees from using any Company funds or assets for direct or in-kind political contributions, including contributions to any ballot initiative, referendum or other question, political action committee (PAC), political party or candidate, whether federal, state or local, in the United States or abroad, subject to certain pre-approved specific foreign country exclusions. Employees are permitted to make personal contributions that do not involve any funds or resources of the Company, including Company time, facilities, office supplies, letterhead, phones and fax machines.
2021 PROXY STATEMENT | 15

CORPORATE GOVERNANCE
Other Corporate Governance Matters
Stockholder Engagement
We communicate with our stockholders throughout the year and are committed to fostering effective and transparent communication. We engage regularly through quarterly earnings calls, our investor relations website, and one-on-one meetings and calls to ensure we have a strong understanding of their perspectives, including potential concerns with respect to our Company and business.
In advance of our annual meeting of stockholders each year, we reach out to many of our investors to discuss topics of corporate governance, executive compensation and any other items of interest or concern. Our engagements typically involve members of our senior management team from Investor Relations, Legal, Compensation and other business areas, when appropriate. Ms. Crevoiserat, along with Ms. Kropf, the Chair of our Board, or Mr. Denton, the Chair of our HR Committee, engaged directly with our stockholders on a number of topics during fiscal year 2021.
In advance of our 2020 Annual Meeting of Stockholders, we reached out to approximately 40 holders, representing approximately 65% of shares outstanding, and held calls with investors representing over 30% of shares outstanding, including four of our five top holders at the time. We have also continued to engage with our holders on a number of issues throughout the year.
Key topics of discussion during our fiscal year 2021 engagements included:
•	Our business strategies and financial performance, including our progress under the Acceleration Program and our response to the Covid-19 pandemic during the fiscal year
•	Our executive compensation programs and practices, including any impacts or one-time changes as a result of the pandemic
•
Our equity compensation programs, including our request for additional shares under our Second Amended and Restated Tapestry, Inc. 2018 Stock Incentive Plan (the “2018 Stock Incentive Plan”) at our 2020 Annual Meeting of Stockholders

•	Management succession planning and leadership appointments during the fiscal year
•	Topics related to ESG, including sustainability and climate change, and Our Social Fabric initiatives and goals
•	Our strategies around equity, inclusion and diversity, and other matters of Human Capital Management
•	Topics around Board refreshment, Board diversity and general Board oversight and governance
Corporate Governance Principles
Tapestry’s Corporate Governance Principles provide the framework for the governance of Tapestry. These guidelines reflect the governance rules for NYSE-listed companies and those contained in the Sarbanes-Oxley Act of 2002. The Board reviews these principles and other aspects of governance periodically. The guidelines, together with other corporate governance documents of Tapestry, are posted on our website at www.tapestry.com/investors/ under the Governance Documents section. We will provide to any person without charge, upon request, a copy of the Corporate Governance Principles. You may obtain a copy by sending a written request to Tapestry, 10 Hudson Yards, New York, New York 10001, Attention: Secretary.
Sarbanes-Oxley Certifications
Tapestry has filed with the SEC, as exhibits to its most recently filed Annual Report on Form 10-K, the certifications required by the Sarbanes-Oxley Act of 2002 regarding the quality of the Company’s public disclosure.
16 | 2021 PROXY STATEMENT

CORPORATE GOVERNANCE
Director Compensation
Directors who are Tapestry employees receive no additional compensation for their services as Directors. Compensation for Independent Directors is recommended by the HR Committee and approved by the Board. Compensation for Independent Directors consists of an annual cash retainer for Board service and additional cash retainers for service as the non-executive Chair of the Board or Lead Outside Director, as applicable, and as the chairperson of Board Committees. Annual grants of stock options and restricted stock units (“RSUs”) with a combined value of approximately $150,000 are made to each elected Independent Director on the date of Tapestry's Annual Meeting of Stockholders. Upon joining the Board, a new Independent Director receives a grant of stock options and RSUs with approximately the same value as this annual grant. The 2018 Stock Incentive Plan includes an overall limit on annual Independent Director compensation of $800,000 per director.
Due to complex regulatory requirements related to equity compensation in China, in lieu of an annual equity award of stock options and RSUs, Ms. Long receives a cash payment equal to $150,000, representing the targeted fair market value of equity awards granted to the other Independent Directors, paid one year after the date of each Annual Meeting of Stockholders.
From time to time, most recently in August 2021, the HR Committee's consultant, CAP, evaluates the Independent Director compensation program and, as appropriate, the HR Committee may recommend changes to the Board. The 2021 study compared Tapestry's Independent Director compensation program to:
•	the same peer group used for executive compensation benchmarking, described below in Compensation Discussion & Analysis and
•
general industry survey data (306 companies across industries with revenues between $2.5 billion and $10 billion), from the 2020-21 Director Compensation Report from the National Association of Corporate Directors.

The study found that current Independent Director compensation approximated the 25th percentile of the peer group, and was also positioned below median versus the general industry data. The HR Committee recommended that no changes be made at that time, and determined that CAP would plan to evaluate the Independent Director compensation program again in fiscal year 2022.
In connection with actions the Company took to reduce compensation expense in response to the impact of the Covid-19 pandemic, the Board agreed to reduce its cash retainer compensation by 50% as of the start of the Company's fiscal year 2021. The reduction applied to the annual cash retainer for Board service, Committee chair retainers and the Independent Board Chair retainer. Employee salaries and the Board cash retainers were reinstated to their full level effective November 1, 2020.
Tapestry's Outside Director retainers in effect during fiscal year 2021 were as follows:
Compensation Element	Annual Amount* ($)	Received by
Basic annual retainer	90,000	All Independent Directors
Annual equity grant value(1)	150,000	All Independent Directors, except Ms. Long
Audit Committee Chair annual retainer	30,000	Ms. Gates
HR Committee Chair annual retainer	30,000	Mr. Denton
GN Committee Chair annual retainer	20,000	Ms. Kropf
Non-executive Chair of the Board retainer(2)	200,000	Ms. Kropf
Lead Outside Director	30,000	N/A
Cash payment in lieu of annual equity grant	150,000	Ms. Long
*Amounts shown reflect the full value of the retainers for fiscal year 2021, excluding the temporary 50% reduction described above for a portion of fiscal year 2021.
(1) The annual equity grant to our Independent Directors is fixed at a fair market value of approximately $150,000, with 50% of the value of the award made in the form of stock options and 50% made in the form of RSUs. These awards vest in full one year from the date of grant, subject to the Director’s continued service until that time.
(2) Effective July 21, 2020, the Board increased the annual cash retainer for service as the independent Chair of the Board from $150,000 to $200,000.
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CORPORATE GOVERNANCE
Director Stock Ownership Policy
Tapestry has a stock ownership policy for Independent Directors. Under the policy, each Independent Director is expected to accumulate Tapestry shares valued at five times the basic annual retainer of $90,000. The Board expects the required level of ownership to be achieved within five years of the date an Independent Director is appointed to the Board. Until the requirement is met, each Director is required to retain 50% of the net shares obtained from RSUs that vest and stock options that are exercised. Ownership includes shares owned, deferred stock units, and shares equivalent to the after-tax value of unvested RSUs and the after-tax value of vested, unexercised, in-the-money stock options.
The Board has waived the Director Stock Ownership Policy for Ms. Long due to the complex regulatory framework for equity compensation in China.
As of the last measurement date (December 31, 2020):
•	Messrs. Bilbrey, Denton and Menezes and Ms. Kropf had achieved the desired level of ownership; and
•	Messrs. Cavens and Greco and Mses. Gates and Lifford were making appropriate progress toward achieving the desired level of ownership (all have been Independent Directors for less than five years).
2021 Director Compensation
Compensation paid in fiscal year 2021 for each Independent Director is detailed below:
Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
John P. Bilbrey	71,786	74,995	75,005	—	221,786
Darrell Cavens	75,000	74,995	75,005	2,000	227,000
David Denton	100,000	74,995	75,005	—	250,000
Anne Gates	97,033	74,995	75,005	12,000	259,033
Thomas Greco	28,065	74,994	74,994	—	178,053
Susan Kropf	214,181	74,995	75,005	10,000	374,181
Pamela Lifford	28,065	74,994	74,994	—	178,053
Annabelle Yu Long	225,000	—	—	—	225,000
Ivan Menezes	75,000	74,995	75,005	—	225,000
(1) Hanneke Faber joined the Board in August 2021, after the end of fiscal year 2021, and therefore received no compensation during fiscal year 2021.
(2) Fees paid in cash reflect the time Directors spent on the Board during fiscal year 2021, and any leadership roles, and incorporate the temporary 50% reduction in cash payments due to Covid-19 during a portion of the fiscal year, as described above. In addition to the basic annual retainer, Ms. Long receives a cash payment in lieu of stock options and RSUs.
(3) Reflects the aggregate grant date fair value of all RSU awards and stock options, assuming no risk of forfeitures. The assumptions used in calculating the grant-date fair value of these awards are described in footnote 4 to the Summary Compensation Table. As of July 3, 2021, the last day of fiscal year 2021, each Independent Director except Ms. Lifford and Mr. Greco, held 3,035 unvested RSUs. Ms. Lifford and Mr. Greco each held 2,531 unvested RSUs. The outstanding stock options held by each Independent Director were: Mr. Bilbrey 20,258; Mr. Cavens 35,635; Mr. Denton, 80,966; Ms. Gates, 36,977; Mr. Greco, 6,117; Ms. Kropf, 86,164; Ms. Lifford, 6,117; Mr. Menezes, 63,109.
(4) Amounts shown in “All Other Compensation” are matching charitable contributions under the Company's Matching Gift program.
18 | 2021 PROXY STATEMENT

Proposal 1: Election of Directors
All of Tapestry's Directors are elected each year at the Annual Meeting by the stockholders. We do not have staggered elections of our Board members. Ten Directors will be elected at this year’s Annual Meeting. Each Director’s term lasts until the 2022 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualifies. All of the nominees are currently members of Tapestry's Board. The Board recommends that you vote FOR each of the Director nominees below.
One of the current members and the Chair of the Board, Ms. Kropf, is retiring at the end of her term and not standing for re-election at this year’s Annual Meeting. The Board intends to reduce the size of the Tapestry Board of Directors to ten effective immediately upon Ms. Kropf’s retirement and the proxy holders may only vote for the number of nominees named in this proxy statement.
If a nominee is unable to serve or for good cause will not serve as a Director, the proxy holders may vote for another nominee proposed by the Board, or the Board may reduce the number of Directors to be elected at the Annual Meeting. The following information is furnished with respect to each nominee for election as a Director. The ages of the nominees are as of September 24, 2021.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE BELOW NOMINEES FOR DIRECTOR.
Director Nominees
Name	Age	Position with Tapestry
John P. Bilbrey	65	Director
Darrell Cavens	48	Director
Joanne Crevoiserat	57	Director
David Denton	56	Director
Johanna (Hanneke) Faber	52	Director
Anne Gates	61	Director
Thomas Greco	63	Director
Pamela Lifford	58	Director
Annabelle Yu Long	48	Director
Ivan Menezes	62	Director
At A Glance: Skills and Experience (see page 25 for individual skills matrix)

2021 PROXY STATEMENT | 19

Proposal 1: Election of Directors
JOHN P. BILBREY

Director Since 2020

Member of the Audit Committee

Skills & Qualifications:

Our Board believes that Mr. Bilbrey is qualified to serve as a Director based on his experience as a chief executive officer of a large publicly-traded company and his strong operational and financial background in consumer facing industries.

John P. Bilbrey served as President and Chief Executive Officer of The Hershey Company, a global confectionery leader and producer of snack products in the U.S., from 2011 until his retirement in March 2017. He also served as Chairman of Hershey from 2015 until March 2017 and as Non-Executive Chairman from March 2017 to May 2018. Mr. Bilbrey joined the management team of Hershey as Senior Vice President, President Hershey International in 2003, serving as Senior Vice President, President Hershey North America from 2007 to 2010 and Executive Vice President and Chief Operating Officer from 2010 to 2011. He previously spent 22 years at The Procter & Gamble Company. Mr. Bilbrey serves on the Board of Directors of Campbell Soup Company, Colgate-Palmolive and Elanco Animal Health. Mr. Bilbrey holds a Bachelor of Science in Psychology from Kansas State University.

DARRELL CAVENS

Director Since 2018

Member of the Human Resources Committee

Skills & Qualifications:

Our Board believes that Mr. Cavens is qualified to serve as a Director based on his experience as a chief executive officer and co-founder of a large publicly-traded company, his strong background in online retailing, technology and data analytics and his understanding of the retail industry.

Darrell Cavens was President, New Ventures for the Qurate Retail Group from December 2017 until his retirement in September 2018. In this role, Mr. Cavens led a team responsible for driving innovative retail concepts and looking beyond the Qurate Retail Group’s current business for additional growth opportunities, through internal innovation, strategic partnerships, joint ventures and acquisitions. Mr. Cavens was previously President and Chief Executive Officer of zulily, inc., which he co-founded, from October 2009 until December 2017. From July 2008 to October 2009, Mr. Cavens served as the director of BizTalk Server at Microsoft. From 1999 to 2008, Mr. Cavens held various positions at Blue Nile, most recently serving as Senior Vice President of Marketing and Technology. From 1996 to 1999, Mr. Cavens served as a staff engineer within the Advanced Development team at Starwave Corp. Mr. Cavens serves on the Board of Directors of Big Sky Growth Partners, an e-commerce focused Special Purpose Acquisition Company. He also serves as a director of Rad Power Bikes and Vouched and as a member of the Advisory Board of Brooks Running. Mr. Cavens previously served, within the last five years, as a director of Plated, OfferUp, Pro.com, zulily, inc. and Deliveroo. Mr. Cavens attended the University of Victoria.

20 | 2021 PROXY STATEMENT

Proposal 1: Election of Directors
JOANNE CREVOISERAT

Director Since 2020

Chief Executive Officer and President of Tapestry, Inc.

Skills & Qualifications:

Our Board believes that Ms. Crevoiserat is qualified to serve as Director based on her experience in the management of the Company and oversight of strategic planning and operations, as well as her significant financial expertise and experience in the retail industry.

Joanne Crevoiserat was appointed Chief Executive Officer of the Company in October 2020, having served as Interim Chief Executive Officer since July 2020. Prior to her appointment, Ms. Crevoiserat served as Chief Financial Officer from August 2019 to July 2020. Prior to joining Tapestry, Ms. Crevoiserat was Executive Vice President and Chief Operating Officer at Abercrombie & Fitch Co. from February 2017 to June 2019. She joined Abercrombie & Fitch in May 2014 as Chief Financial Officer. Prior to joining Abercrombie & Fitch, she served in a number of senior management roles at Kohl’s Inc. including Executive Vice President of Finance and Executive Vice President of Merchandise Planning and Allocation. Prior to her time with Kohl’s, Ms. Crevoiserat held senior finance positions with Wal-Mart Stores and May Department Stores, including Chief Financial Officer of the Filene’s, Foley’s and Famous-Barr brands. Within the last five years, Ms. Crevoiserat served on the board of directors of At Home Group Inc. She is a summa cum laude graduate of the University of Connecticut where she received a Bachelor of Science degree in Finance.

DAVID DENTON

Director Since 2014

Chair of the Human Resources Committee
Member of the Governance & Nominations Committee

Skills & Qualifications:

Our Board believes that Mr. Denton is qualified to serve as a Director based on his experience as an executive officer of a large, publicly-traded, consumer-facing company, his strong financial background, and understanding of the retail industry.

David Denton currently serves as Executive Vice President and Chief Financial Officer of Lowe’s Companies, Inc., responsible for corporate finance and treasury, strategy, real estate, accounting, tax, internal audit, process excellence, enterprise risk management, and international and emerging businesses. Mr. Denton joined Lowes in 2018. Mr. Denton previously served as Executive Vice President and Chief Financial Officer of CVSHealth Corporation (f/k/a CVS Caremark). He joined CVS Caremark in 1999 and held various managerial roles throughout the company. Previously, Mr. Denton was Senior Vice President and Controller/Chief Accounting Officer of CVS Caremark and served as Chief Financial Officer and Controller for PharmaCare, CVS Corporation’s legacy PBM subsidiary. Mr. Denton holds a Bachelor of Science degree in Business Administration from Kansas State University and an M.B.A. from Wake Forest University.

2021 PROXY STATEMENT | 21

Proposal 1: Election of Directors
HANNEKE FABER

Director Since 2021

Skills & Qualifications:

Our Board believes that Ms. Faber is qualified to serve as a Director based on her experience as a senior executive of large global publicly traded companies and her nearly 30 years of experience in consumer goods and retail.

Hanneke Faber currently serves as President, Global Foods and Refreshment at Unilever PLC, after joining Unilever in January 2018 as President of Europe and member of the Unilever Executive. Previously, From 2013 until 2017, Ms. Faber held global leadership roles at Royal Ahold Delhaize where she most recently served as Chief eCommerce & Innovation Officer after starting her at The Procter & Gamble Company where she became Vice President and global Leader of Procter and Gamble’s top brands. Ms. Faber is a Board member at the World Economic Forum Food Stewards Board; Food Drink Europe; and Leading Executives Advancing Diversity (LEAD). During the past five years, Ms. Faber served as a director of Bayer AG. Ms. Faber holds a Bachelor of Journalism and Master of Business Administration from the University of Houston in the United States.

ANNE GATES

Director Since 2017

Chair of the Audit Committee
Member of the Governance & Nominations Committee

Skills and Qualifications:

Our Board believes that Ms. Gates is qualified to serve as a Director based on her financial literacy and her broad business background in finance, marketing, strategy and business development, including growing international businesses and her understanding of the retail and consumer products industries.

Anne Gates was President of MGA Entertainment, Inc., a privately held developer, manufacturer and marketer of toy and entertainment products for children, a position she held from 2014 through her retirement in 2017. Ms. Gates held roles of increasing responsibility with The Walt Disney Company from 1991 until 2012. Her roles included Executive Vice President, Chief Financial Officer for Disney Consumer Products, Managing Director for Disney Consumer Products Europe and Emerging Markets, and Senior Vice President of operations, planning and analysis for The Walt Disney Company. Prior to joining Disney, Ms. Gates worked for PepsiCo and Bear Stearns. Ms. Gates has over 25 years of experience in the retail and consumer products industry. In addition, Ms. Gates has a broad business background in finance, marketing, strategy and business development, including growing international businesses. Ms. Gates serves on the Board of Directors of The Kroger Company and Raymond James Financial, Inc. She is also a member of the Boards of Cynosure, LLC, the University of California, Berkeley Foundation, and the Packard Foundation. Ms. Gates holds Bachelor of Arts in Mathematics from the University of California, Berkeley, and an M.Sc. in Operations Research from Columbia University.

22 | 2021 PROXY STATEMENT

Proposal 1: Election of Directors
THOMAS GRECO

Director Since 2020

Member of the Audit Committee

Skills & Qualifications:

Our Board believes that Mr. Greco is qualified to serve as a Director based on his extensive leadership experience and his background in strategy, supply chain and logistics.

Thomas Greco was elected to our Board of Directors in December 2020. Mr. Greco has held his current role as President, Chief Executive Officer and a member of the Board of Directors of Advance Auto Parts since August 2016 and served as Advance’s Chief Executive Officer from April 2016 to August 2016. Prior to joining Advance, from September 2014 until April 2016, Mr. Greco served as CEO, Frito-Lay North America, a unit of PepsiCo, Inc. (“PepsiCo”), a leading global food and beverage company. In this role, he was responsible for overseeing PepsiCo’s snack and convenient foods business in the U.S. and Canada. Mr. Greco previously served as Executive Vice President, PepsiCo and President, Frito-Lay North America from September 2011 to September 2014 and as Executive Vice President and Chief Commercial Officer for Pepsi Beverages Company from 2009 to September 2011. Mr. Greco joined PepsiCo in Canada in 1986 and served in a variety of leadership positions. Before joining PepsiCo, he worked at The Proctor & Gamble Company. Mr. Greco holds a Bachelor of Commerce degree from Laurentian University in Sudbury, Ontario, Canada and a Master of Business Administration from the Richard Ivey School of Business in London, Ontario, Canada.

PAMELA LIFFORD

Director Since: 2020

Member of the Human Resources Committee

Skills & Qualifications:

Our Board believes that Ms. Lifford is qualified to serve as a Director based on her unique and proven abilities to create global lifestyle brands though successful collaborations and her extensive experience in retail and licensing.

Pamela Lifford serves as President, Warner Bros./WarnerMedia Studios and Networks Group’s Global Brands and Experiences overseeing the development of innovative fan-engagement opportunities across WarnerMedia’s content and networks businesses, which include Warner Bros., HBO and Cartoon Network properties, consumer products and themed entertainment. In addition, she heads storytelling giant DC, home to iconic characters such as Batman, Superman, and Wonder Woman. With more than 25 years of experience, Ms. Lifford spent 12 years at the Disney Company where in her role as Executive Vice President she oversaw the global home, fashion and infant businesses. Earlier in her career, Ms. Lifford held positions at leading brands, including Nike, Quiksilver, Inc., and Road Runner Sports.

2021 PROXY STATEMENT | 23

Proposal 1: Election of Directors
ANNABELLE YU LONG

Director Since 2016

Member of the Audit Committee

Skills & Qualifications:

Our Board believes that Ms. Long is qualified to serve as a Director based on all the experience described above, her insight about the Chinese consumer and knowledge of and experience with the media landscape in China, along with her track record of investing in digital and lifestyle companies.

Annabelle Yu Long serves as the Founding and Managing Partner of BAI Capital. She also serves as a member of Bertelsmann Group Management Committee and the governor of China Venture Capital and Private Equity Association Limited. Previously, Ms. Long was the Chief Executive Officer of Bertelsmann China Corporate Center and Managing Partner of Bertelsmann Asia Investments. Prior to that, she was a Principal at Bertelsmann Digital Media Investments. She joined the international media, services and education company via the Bertelsmann Entrepreneurs Program in 2005. Ms. Long was named Young Global Leader (YGL) by World Economic Forum in 2011 and had active involvement in WEF. She was also a member of the Stanford Graduate School of Business Advisory Council. Ms. Long serves on the board of directors LexinFintech Holdings Ltd. and Nio Inc. Within the past five years Ms. Long served on the boards of Tuanche Limited and iClick Interactive Asia Group Limited. Ms. Long received a bachelor’s degree in electrical engineering from the University of Electronic Science and Technology in China and an M.B.A. from Stanford Graduate School of Business.

IVAN MENEZES

Director Since 2005

Member of the Governance & Nominations and Human Resources Committees

Skills & Qualifications:

Our Board believes that Mr. Menezes is qualified to serve as a Director based on his experience as a chief executive of a major global consumer products company, his strong financial background, and his proven track record of driving international growth and expansion.

Ivan Menezes currently serves as Executive Director and the Chief Executive of Diageo plc, a premium drinks company; he was appointed Chief Executive in July 2013 and has been an Executive Director since July 2012. Prior to that, he held several executive and senior appointments at Diageo plc and was the Chief Operating Officer, Diageo plc since March 2012, the Chairman, Diageo Latin America & Caribbean since July 2011, the Chairman, Diageo Asia Pacific since October 2008, and the President and Chief Executive Officer of Diageo North America since January 2004. He previously served as President and Chief Operating Officer of Diageo North America from July 2002 and as President of Diageo, Venture Markets since July 2000. Before joining Diageo in 1997, he held senior marketing positions with Whirlpool Europe, a manufacturer and marketer of major home appliances, in Milan and was a principal with Booz Allen Hamilton, Inc., a strategy and technology consulting firm, both in Chicago and in London. Mr. Menezes also serves as an Executive Director on the Board of Directors of Diageo plc. Mr. Menezes holds a Bachelor of Arts degree in Economics from St. Stephen’s College, Delhi, a post-graduate diploma from the Indian Institute of Management, Ahmedabad and an M.B.A. from Northwestern University’s Kellogg School of Management.

24 | 2021 PROXY STATEMENT

Proposal 1: Election of Directors
Director Qualifications, Skills and Experience
The Company does not set specific criteria for Directors, except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including the independence requirements of the SEC and the NYSE. Nominees for Director will be selected on the basis of outstanding achievement in their personal careers, board experience, wisdom, integrity, ability to make independent, analytical inquiries, understanding of the business environment, and willingness to devote adequate time to Board duties.
While the selection of qualified Directors is a complex and subjective process that requires consideration of many intangible factors, the GN Committee of the Board believes that each Director should have a basic understanding of
(a) the principal operational and financial objectives, plans and strategies of the Company, (b) the results of operations and financial condition of the Company and its business, and (c) the relative standing of the Company and its business in relation to its competitors. The Board believes that each of its current Directors meet all of these qualifications, as well as the individual qualifications presented above in each of their biographies.
As reflected in the chart below, we believe our Director nominees offer a diverse range of key skills and experience to provide effective oversight of the Company and create long-term sustainable growth through successful execution of the Company's strategic initiatives
EXPERIENCE	John P. Bilbrey	Darrell Cavens	Joanne Crevoiserat	David Denton	Hanneke Faber	Anne Gates	Thomas Greco	Pamela Lifford	Annabelle Yu Long	Ivan Menezes	Total
Prior Public Company Experience (prior directorships or executive officer	•	•	•	•	•	•	•		•	•	9
Executive Leadership	•	•	•	•	•	•	•	•	•	•	10
Financial / Accounting Experience and / or Oversight	•	•	•	•	•	•	•	•	•	•	10
Mergers & Acquisitions	•	•		•	•	•			•	•	7
Industry: Retail		•	•	•	•	•	•	•	•		8
Industry: Consumer Products	•		•		•	•	•	•	•	•	8
International Experience	•		•		•	•	•	•	•	•	8
Marketing & Branding	•	•			•	•	•	•		•	7
Technology & Digital		•	•		•	•	•	•	•	•	8
Human Resources (Org. Dev. & Exec. Comp.)		•	•	•	•		•	•		•	7
Corporate Responsibility (ESG)	•		•		•	•	•			•	6
Entrepreneurial / Innovation		•			•	•			•		4
2021 PROXY STATEMENT | 25

Proposal 2: Ratification of Appointment of our Independent Registered Public Accounting Firm
This section should be read in conjunction with the Audit Committee Report presented below.
Ratification of Appointment of Auditors; Attendance at Meetings
The Audit Committee of Tapestry’s Board has appointed Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm for fiscal year 2022. We are asking stockholders to ratify the appointment of D&T as our independent registered public accounting firm at the Annual Meeting. Representatives of D&T are expected to be present at the virtual Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Our Bylaws do not require that the stockholders ratify the appointment of D&T as our independent auditors. However, we are submitting the appointment of D&T to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Board and the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending July 1, 2023
(“fiscal year 2023”). Even if the appointment of D&T is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the best interests of the Company and our stockholders. At this time, the Board and the Audit Committee believe that the continued retention of D&T to serve as our independent auditors is in the best interest of the Company and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF D&T AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022.
Fees for Audit and Other Services
The aggregate fees for professional services rendered by D&T for the fiscal years ended June 27, 2020 and July 3, 2021 were approximately as follows:
	Fiscal Year 2020	Fiscal Year 2021
Audit Fees(1)	$4,944,000	$5,095,000
Audit-Related Fees(2)	118,000	201,000
Tax Fees(3)	1,281,000	1,266,000
All Other Fees(4)	25,000	15,000
(1) Includes the audit of the Company’s annual consolidated financial statements and internal control over financial reporting, reviews of quarterly financial statements and audits of statutory filings.
(2) Includes registration statement procedures, other accounting consultations and an audit of the employee benefit plan.
(3) Includes fees for professional services related to national tax consulting services.
(4) Includes fees for professional services related to HR advisory services.
Audit Committee Pre-Approval Policy
The Audit Committee is responsible for approving audit fees and is required to pre-approve all services provided by the independent auditors to assure that these services do not impair the auditors independence. Services that have not received pre-approval will require specific review and approval by the Audit Committee. In addition, when the scope of services being provided (and the related fees) meaningfully change, Tapestry and the independent auditors will provide an update to the Audit Committee. All services described in the table above have been approved by the Audit Committee or the Audit Committee Chair on an engagement-by-engagement basis.
The Audit Committee considered the services listed above to be compatible with maintaining D&T’s independence.
26 | 2021 PROXY STATEMENT

Audit Committee Report
The Audit Committee (the “Audit Committee”) of the Board of Directors of Tapestry, Inc. (“Tapestry”) is responsible for overseeing Tapestry’s accounting and financial reporting principles and policies, financial statements and the independent audit thereof, and Tapestry’s internal audit controls and procedures. The Audit Committee is also responsible for selecting and evaluating the independence of Tapestry’s independent auditors and for pre-approving the audit and non-audit services rendered by the independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including Tapestry’s systems of internal controls. The independent auditors are responsible for auditing the annual consolidated financial statements prepared by management and expressing an opinion as to whether those financial statements conform with accounting principles generally accepted in the United States of America as well as expressing an opinion on the effectiveness of internal control over financial reporting.
The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended July 3, 2021 with management and Tapestry’s independent auditors. These discussions included a review of the reasonableness of significant judgments, the quality, not just acceptability, of Tapestry’s accounting principles and such other matters as are required to be discussed with the Audit Committee. Tapestry’s independent auditors discussed their independence and also provided to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee has discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board.
Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Directors of Tapestry that the audited financial statements be included in Tapestry's Annual Report on Form 10-K for the fiscal year ended July 3, 2021 that has been filed with the Securities and Exchange Commission.
Audit Committee

Anne Gates, Chair John P. Bilbrey Thomas Greco* Annabelle Yu Long
*Mr. Greco joined the Audit Committee effective December 9, 2020.
2021 PROXY STATEMENT | 27

Executive Officers
The following table sets forth information regarding each of Tapestry’s executive officers as of September 24, 2021:
Name	Age	Position
Joanne Crevoiserat(1)	57	Chief Executive Officer
Sarah Dunn	61	Global Human Resources Officer
Liz Fraser	59	Chief Executive Officer and Brand President, Kate Spade
Thomas Glaser	60	Chief Operations Officer
David Howard	46	General Counsel and Secretary
Todd Kahn	57	Chief Executive Officer and Brand President, Coach
Scott Roe	56	Chief Financial Officer and Head of Strategy
(1) Information regarding Ms. Crevoiserat is listed under Proposal 1: Election of Directors.
Sarah Dunn has led Human Resources at Tapestry since she joined the Company in July 2008. In April 2014 she was appointed Global Human Resources Officer. Prior to joining Tapestry, Ms. Dunn held executive positions at Thomson Financial and at Reuters, international multimedia news and financial information agencies in London and New York. She joined Thomson Financial in 2003 as Chief Content Officer and was appointed Executive Vice President, Human Resources and Organizational Development in April 2005. Prior to that at Reuters she was President of Corporates and Media Division and she also served as Chief Executive Officer of Lipper. Ms. Dunn holds a Bachelor of Science degree in Human Sciences from University College, London, U.K., and a Masters degree in Information Science from City University, London.
Liz Fraser was appointed Chief Executive Officer and Brand President, Kate Spade, effective March 2020. Prior to joining Tapestry, Ms. Fraser served as the President at Lafayette 148, a New York-based, women’s fashion brand, since December 2018, where she was responsible for global sales and marketing, as well as design and merchandising, for apparel and accessories. Ms. Fraser joined Lafayette 148 from Anne Klein where she was Chief Executive Officer from 2015 until 2018 and, before that, Marc by Marc Jacobs, where she was President and a member of the launch team that built the business into a multichannel, multi-category global lifestyle brand. Ms. Fraser holds a Bachelor of Arts degree in Art History from Columbia University, Barnard College.
Thomas Glaser was appointed Chief Operations Officer in July 2019. Mr. Glaser joined Tapestry from VF Corporation, where he most recently held the position of Executive Vice President, VF Corporation & President, Supply Chain, responsible for the oversight of all of the company’s global manufacturing, sourcing and operations. Mr. Glaser joined VF in 2001 as Managing Director, VF Asia Ltd Sourcing in Hong Kong, where he played a key role in further diversifying and expanding VF's global sourcing network in support of the company's growing portfolio of brands. In 2006, Mr. Glaser was named President, Supply Chain, Europe/Asia. In 2010, he was promoted to Vice President, Global Operations, a role that he held until being appointed to President, Supply Chain, in January 2012. Prior to joining VF, Mr. Glaser served as Vice President of Sourcing and Operations for various brands of Phillips-Van Heusen (PVH). He began his career at PVH, where he held sales and sourcing management positions within the company's North America and Asia divisions. Mr. Glaser holds a bachelor’s degree in government and economics from Franklin & Marshall College.
David Howard has served as General Counsel since June 2020, and Secretary since August 2020. He previously served as Senior Vice President, Deputy General Counsel and Assistant Secretary from August 2018 through May 2020, after becoming Vice President and Deputy General Counsel in March 2015. Mr. Howard held several key roles in the Law Department since joining the Company in January 2011. Prior to joining the Company, from June 2008 to January 2011, Mr. Howard served as Associate General Counsel and Assistant Corporate Secretary at Mirant Corporation, an energy company that produced and sold electricity in the United States. From 2002 to 2008, Mr. Howard was a corporate attorney at Arnall Golden Gregory, LLP, counseling clients on securities, corporate governance and private equity matters, and from 1997 to 1999, Mr. Howard practiced public accounting with Arthur Andersen LLP. Mr. Howard received Bachelor and Master of Science degrees in Accounting from Wake Forest University and a Juris Doctor from the University of Georgia School of Law. Mr. Howard is also a Certified Public Accountant.
Todd Kahn was appointed Chief Executive Officer and Brand President, Coach in April 2021 after having served as the Interim Chief Executive Officer and Brand President since July 2020 and having led the revenue generating business units of the brand since March 2020. He joined the Company as Senior Vice President, General Counsel and Secretary in
28 | 2021 PROXY STATEMENT

Executive Officers
January 2008 and held a number of successively senior roles, including serving as Chief Legal Officer until March 2020, Company Secretary until August 2020, and President and Chief Administrative Officer from May 2016 until April 2021. Prior to joining the Company, Mr. Kahn, a seasoned industry veteran, held leadership positions at several public and private companies. Mr. Kahn received a Bachelor of Science degree from Touro College and a Juris Doctor from Boston University Law School.
Scott Roe was appointed Chief Financial Officer and Head of Strategy in June 2021. Mr. Roe joined Tapestry from VF Corporation, where he served as Chief Financial Officer from April 2015 through May 2021, and as Executive Vice President from March 2019 through May 2021. In this role, he had oversight of Finance, Accounting, Investor Relations, Corporate Development, Treasury, Tax, Financial Planning & Analysis, Sustainability, Global Business Technology and Corporation Aviation. Prior to his appointment as CFO in 2015, Mr. Roe served in a number of senior management positions at VF Corporation including Vice President, Controller and Chief Accounting Officer, Vice President of Finance for VF's Jeanswear and Imagewear coalitions, and CFO of the International Business. Before joining VF Corporation in 1996, Mr. Roe worked in the OEM Automotive and Basic Materials industries after beginning his career at Ernst & Young. Mr. Roe graduated with honors with a Bachelor of Science degree in Accounting from the University of Tennessee.
2021 PROXY STATEMENT | 29

Tapestry Stock Ownership by Certain Beneficial Owners and Management
The table below presents information, as of August 31, 2021, except as otherwise noted below, with respect to the beneficial ownership of Tapestry's common stock by each stockholder known to us to be the beneficial owner of more than 5% of our common stock, each Director and Director nominee, our NEOs, and all Directors, NEOs and all executive officers as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.
In general, “beneficial ownership” by an individual or entity includes those shares a Director or executive officer has the power to vote, or the power to transfer, and stock options or other derivative securities that are exercisable currently or will become exercisable within 60 days; however, shares exercisable within 60 days are not considered outstanding for purposes of computing the percentage of ownership of any other individual or entity. Where indicated, the beneficial ownership described below includes share unit balances held under Tapestry's stock incentive plans and Non-Qualified Deferred Compensation Plan for Outside Directors. The value of share units and share equivalents mirrors the value of Tapestry's common stock. The amounts ultimately realized by the Directors will reflect all changes in the market value of Tapestry common stock from the date of deferral or accrual until the date of payout. The share equivalents do not have voting rights but are credited with dividend equivalents, if any, which will be forfeited if the underlying award forfeits.
Beneficial Owner	Shares owned	Percent of Class (%)
FMR(1)	30,280,088	10.78
Vanguard(2)	28,436,610	10.12
Blackrock(3)	22,853,109	8.13
Joanne Crevoiserat(4)	169,533	*
Scott Roe(5)	—	*
Andrea Shaw Resnick(6)	187,312	*
Liz Fraser(7)	18,108	*
Thomas Glaser(8)	151,892	*
Todd Kahn(9)	527,567	*
Jide Zeitlin(10)	263,574	*
John P. Bilbrey(11)	46,732	*
Darrell Cavens(12)	42,116	*
David Denton(13)	103,999	*
Hanneke Faber(14)	—	*
Anne Gates(15)	36,244	*
Thomas Greco(16)	—	*
Susan Kropf(17)	108,500	*
Pamela Lifford(18)	—	*
Annabelle Yu Long(19)	—	*
Ivan Menezes(20)	105,074	*
All Directors and Executive Officers as a Group (19 people)(21)	2,037,809	*
* Less than 1%.
(1) FMR LLC (“FMR”) as of December 31 2020, possessed sole voting power with respect to 2,366,764 securities and sole dispositive power with respect to 30,280,088 securities, respectively, based on a Schedule 13G/A filed with the SEC on February 5, 2021. FMR is located at 245 Summer Street, Boston, Massachusetts 02210.
(2) The Vanguard Group (“Vanguard”), as of December 31, 2020, possessed shared voting power with respect to 373,547 securities, sole dispositive power with respect to 27,446,596 securities and shared dispositive power with respect to 990,014 securities, based on a Schedule 13G/A filed with the SEC on February 10, 2021. Vanguard is located at 100 Vanguard Boulevard, Malvern, PA 19355.
30 | 2021 PROXY STATEMENT

Tapestry Stock Ownership by Certain Beneficial Owners and Management
(3) Blackrock, Inc. (“Blackrock”), as of December 31, 2020, possessed sole voting power with respect to 20,156,035 securities and sole dispositive power with respect to 22,853,109 securities, respectively, based on a Schedule 13G/A filed with the SEC on January 31, 2021. Blackrock is located at 55 East 52nd Street, New York, New York 10055.
(4) Includes 142,333 shares of common stock that may be purchased within 60 days of August 31, 2021 pursuant to the exercise of options.
(5) Mr. Roe joined the Company in June 2021.
(6) Includes 113,254 shares of common stock that may be purchased within 60 days of August 31, 2021 pursuant to the exercise of options and includes 800 shares held indirectly by her spouse.
(7) Includes 16,338 shares of common stock that may be purchased within 60 days of August 31, 2021 pursuant to the exercise of options.
(8) Includes 106,750 shares of common stock that may be acquired within 60 days of August 31, 2021 pursuant to the exercise of options.
(9) Includes 455,345 shares of common stock that may be acquired within 60 days of August 31, 2021 pursuant to the exercise of options.
(10) Includes 179,157 shares of common stock that may be acquired pursuant to the exercise of options and 6,206 restricted stock units that will vest and convert to common stock within 60 days of August 31, 2021.
(11) Includes 12,976 shares of common stock that may be acquired within 60 days of August 31, 2021 pursuant to the exercise of options.
(12) Includes 28,353 shares of common stock that may be acquired within 60 days of August 31, 2021 pursuant to the exercise of options.
(13) Includes 73,684 shares of common stock that may be acquired within 60 days of August 31, 2021 pursuant to the exercise of options.
(14) Ms. Faber joined the Board of Directors in August 2021.
(15) Includes 29,695 shares of common stock that may be acquired within 60 days of August 31, 2021 pursuant to the exercise of options.
(16) Mr. Greco joined the Board of Directors in December 2020.
(17) Includes 78,882 shares of common stock that may be acquired within 60 days of August 31, 2021 pursuant to the exercise of options.
(18) Ms. Lifford joined the Board of Directors in December 2020.
(19) Ms. Long receives cash payments, in lieu of equity awards, due to complex regulatory requirements related to equity compensation in China.
(20) Includes 55,827 shares of common stock that may be acquired within 60 days of August 31, 2021 pursuant to the exercise of options and 8,870 stock equivalents held under the Tapestry, Inc. Non-Qualified Deferred Compensation Plan for Independent Directors and the Company's stock incentive plans and includes 26,937 shares held indirectly through an irrevocable trust of which his spouse is the trustee.
(21) Reflects ownership of all Directors, NEOs, and the Company's other executive officers not listed individually in the table above as a group. Includes 1,524,060 shares subject to options exercisable and 6,206 restricted stock units that will vest and convert to common stock within 60 days of August 31, 2021 and 8,870 stock equivalents held by our Independent Directors held under the Tapestry, Inc. Non-Qualified Deferred Compensation Plan for Independent Directors and the Company's stock incentive plans.
2021 PROXY STATEMENT | 31

Proposal 3: Advisory Vote to Approve the Company’s Executive Compensation
The Board is committed to sound compensation governance and recognizes the interest of stockholders in executive compensation matters. On an annual basis, we provide our stockholders with an opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers, or NEOs, as described in the Compensation Discussion and Analysis section beginning on page 33 and the Executive Compensation section beginning on page 57 in this proxy statement.
As this is an advisory vote, the result will not be binding on the Company, the Board or the HR Committee. However, the Board and HR Committee value the opinions expressed by our stockholders through their vote on this proposal, and the HR Committee will take into account the outcome of the advisory vote when evaluating the effectiveness of our compensation policies and practices and when making future compensation decisions for NEOs.
At our 2020 Annual Meeting of Stockholders, approximately 82% of the votes cast were in favor of our advisory vote on executive compensation. While the majority of our stockholders supported our executive compensation programs in fiscal year 2020, the result was lower than our historical level of support, which has been above 95% for each of the last five fiscal years other than fiscal year 2020. The HR Committee believes the lower level of support received during fiscal year 2020 primarily reflects the material impact of the Covid-19 pandemic on our business and financial condition during the fiscal year, the proposal requesting additional shares for our stock plan in our fiscal year 2020 proxy statement and the one-time decision by the HR Committee to replace performance restricted stock units (“PRSUs”) with three-year cliff vesting RSUs in the executive pay mix for fiscal year 2021 due to the uncertainty surrounding the pandemic at the time the Company’s grants were made in August 2020. The HR Committee has reverted to the Company’s historical annual pay mix, including PRSUs, for fiscal year 2022. As of the close of 2021, Tapestry delivered strong financial results and outperformed internal expectations at each brand across revenue, gross margin, and operating income metrics.
Our executive compensation programs are designed to attract, motivate, and retain individuals who are critical to our success. Tapestry’s pay-for-performance philosophy regarding executive compensation is straightforward: reward our executives for their contributions to the Company’s annual and long-term performance by tying a significant portion of their total compensation to key business drivers and stockholder value. Reflecting this philosophy, a significant portion of executive compensation is subject to increase when results exceed target, reduction when results fall below target and elimination if results do not achieve a threshold level of performance. We believe that we have created a compensation program deserving of stockholder support.
Stockholders are urged to read the Executive Compensation and Compensation Discussion and Analysis sections of this proxy statement, which describes our executive compensation philosophy and programs in greater detail, as well as compensation decisions made by the HR Committee for our NEOs with respect to the fiscal year ended July 3, 2021.
Say on Pay Proposal
The Board recommends that stockholders vote FOR the following resolution:
“RESOLVED, that the stockholders approve, on an advisory non-binding vote basis, the compensation of the Company’s Named Executive Officers, as discussed and described in the proxy statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, set forth in Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the accompanying executive compensation tables and narrative discussion.”
Adoption of the above resolution requires “FOR” votes from a majority of the votes cast on the matter at the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
32 | 2021 PROXY STATEMENT

Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the compensation program for our NEOs for fiscal year 2021:
Name	Title
Joanne Crevoiserat(1)	Chief Executive Officer
Scott Roe(2)	Chief Financial Officer and Head of Strategy
Todd Kahn(3)	Chief Executive Officer and Brand President, Coach
Thomas Glaser	Chief Operations Officer
Liz Fraser	Chief Executive Officer and Brand President, Kate Spade
Andrea Shaw Resnick(4)	Chief Communications Officer and Former Interim Chief Financial Officer
Jide Zeitlin(5)	Former Chief Executive Officer
(1) Ms. Crevoiserat was appointed Chief Executive Officer effective October 27, 2020. She previously served as the Company's Interim Chief Executive Officer from July 21, 2020 through the date of her appointment to Chief Executive Officer. Prior to July 21, 2020 Ms. Crevoiserat was the Company's Chief Financial Officer.
(2) Mr. Roe joined the Company on June 1, 2021.
(3) Mr. Kahn was appointed Chief Executive Officer and Brand President, Coach effective April 12, 2021. He served as the Company's Interim Chief Executive Officer and Brand President, Coach from July 21, 2020 through the date of his appointment. Prior to his appointment in April 2021, Mr. Kahn also served as the Company's President, and Chief Administrative Officer.
(4) Ms. Resnick served as the Company’s Interim Chief Financial Officer from July 21, 2020 through June 1, 2021 when Mr. Roe joined the Company. She currently serves as the Company's Chief Communications Officer.
(5) Mr. Zeitlin left the Company on July 20, 2020.
This Compensation Discussion and Analysis is divided into the following sections:
2021 PROXY STATEMENT | 33

Compensation Discussion and Analysis
Executive Summary
Fiscal Year 2021
As we entered the fiscal year in July 2020, the environment remained uncertain due to the Covid-19 pandemic. Throughout the fiscal year we focused on executing our Acceleration Program to drive accelerated growth and enhanced profitability across the portfolio. Through this work, we sharpened our focus on the consumer, leaned into digital and data, and became a more agile organization. We reached customers in new ways and adapted to a rapidly changing environment. Despite the volatile economic backdrop, we drove strong financial results, highlighting the traction of our strategic actions. In fiscal year 2021, we achieved four consecutive quarters of operating income and earnings per share (“EPS”) growth ahead of pre-pandemic levels and our internal projections. In addition, we outpaced fiscal year 2019 revenue levels in the fourth fiscal quarter—an important milestone. We generated $1.2 billion of free cash flow, ending the year with a strong cash position of approximately $2.0 billion, enabling us to reduce our leverage through organic profit growth and the pay down of all amounts outstanding under the Company’s revolving credit facility.
Given our strong financial position and underlying business trends, the Board approved the reinstatement of our capital return programs, which we had temporarily suspended due to the Covid-19 pandemic, with a plan to return over $750 million to stockholder through both dividend payments and share repurchases in fiscal year 2022. These actions underscore our conviction in Tapestry’s ability to drive long-term growth, along with our commitment to enhance value for our stockholders.
As we look ahead, we have entered fiscal year 2022 in a position of strength, supported by our clear strategy, compelling brands and differentiated platform.
We believe Tapestry’s competitive advantages will enable us to win with consumers. Building on our momentum and the increasing demand for our categories, we remain confident in our ability to accelerate growth and profitability across our portfolio long-term.
Fiscal 2021 Compensation Actions
Our fiscal year 2021 executive pay programs reflect both the decisive actions we took in response to the Covid-19 pandemic and our strong financial performance during the year. The HR Committee made the majority of the Company’s executive compensation decisions for fiscal year 2021 during July and August 2020, when the duration and potential timeline for recovery from the pandemic was highly uncertain. Those decisions included setting targets for our fiscal year 2021 AIP, eliminating all merit increases and implementing salary reductions for NEOs and corporate employees paid above a $100,000 salary threshold from the start of fiscal year 2021 through November 1, 2020.
In addition, given the heightened uncertainty and difficulty setting multi-year goals at the time LTI awards were granted in August 2020, the HR Committee made a one-time adjustment to our executive pay mix in fiscal year 2021 and granted three-year cliff vesting RSUs in place of the PRSUs typically granted to our executives annually. The HR Committee also granted one-time special PRSUs tied to our Acceleration Program (the “Acceleration PRSU”) to approximately 100 corporate leaders, including certain of our NEOs, to incentivize the teams responsible for driving progress under the program.
As the year progressed, our financial performance for the year exceeded our AIP targets, and our 2021 AIP payout reflected that performance.
During fiscal year 2021 and early fiscal year 2022, we also announced the following changes to employee compensation, guided by our commitment to operate as a purpose-led, people centered organization:
•
Beginning in fiscal year 2022, on a global level, 10% of leadership’s annual incentive compensation will be tied to EI&D goals. This will further incentivize leaders to create an inclusive and diverse culture and hold them accountable for supporting inclusive behaviors.

•
Beginning September 5, 2021, all U.S. Tapestry employees will earn a wage of at least $15 per hour. This action is an important investment in building great teams and it reinforces Tapestry’s ongoing commitment to unlock the power of its people.

•
In recognition of our retail employees’ effort and dedication during a particularly challenging year, Tapestry awarded global store associates and store managers who do not otherwise participate in the Company’s annual incentive plans a one-time appreciation bonus of $500 and $1,000, respectively.

As we entered fiscal year 2022, we resumed granting PRSUs as a portion of our executives’ annual compensation package, after temporarily shifting that portion to RSUs in fiscal year 2021, given the highly uncertain environment at that time.
34 | 2021 PROXY STATEMENT

Compensation Discussion and Analysis
Leadership Transitions
The Company made several leadership changes during fiscal year 2021.
•
Chief Executive Officer: In October 2020, Joanne Crevoiserat was appointed as the Company's Chief Executive Officer. She had been serving in that role in an interim capacity since July 2020, after Mr. Zeitlin resigned his position as Chairman and Chief Executive Officer.

•
Chief Financial Officer and Head of Strategy: In June 2021, Scott Roe joined the Company as Chief Financial Officer and Head of Strategy. Andrea Shaw Resnick, who had served as Interim Chief Financial Officer, in addition to her role as Global Head of Investor Relations and Corporate Communications, was appointed Chief Communications Officer.

•	Brand Leadership: In April 2021, Todd Kahn was appointed Chief Executive Officer and Brand President, Coach, after having served in that role in an interim capacity since July 2020.
As demonstrated by the Company’s strong results in fiscal year 2021, the Board believes that the Company's current leadership team is galvanized around a shared commitment to fully realize Tapestry's growth potential across its brands, as well as a passion for building a purpose-led organization with empowered, inclusive, and highly collaborative teams.
Fiscal Year 2021 Pay for Performance
Financial Results
Select Tapestry, Inc. fiscal year 2021 financial results include:
	Fiscal Year 2021 Results(1) ($ in millions, except per share amounts)
Measure	GAAP	Non-GAAP	Change Versus Fiscal Year 2020 on a GAAP Basis	Change Versus Fiscal Year 2020 on a Non-GAAP Basis
Net sales	$5,746.3	$5,746.3	15.8%	15.8%
Diluted earnings per share	$2.95	$2.97	NM	205.8%
Free Cash Flow	1,208		499.1%
Total stockholder return(2)			239.9%
(1) See APPENDIX A for a reconciliation of non-GAAP financial measures to our results as reported under Generally Accepted Accounting Principles (“GAAP”).
(2) Total stockholder return does not include dividends reinvested for fiscal year 2021 because the Company suspended its quarterly dividend payment effective as of the fourth quarter of fiscal year 2020 due to the impact of the Covid-19 pandemic, and did not pay any dividends during fiscal year 2021.
2021 PROXY STATEMENT | 35

Compensation Discussion and Analysis
Performance-Based Compensation
Our financial results in fiscal year 2021 were significantly above the targets established by the HR Committee for our annual incentive program, and therefore our NEOs received maximum or close to maximum payout under our AIP. The financial results for the PRSUs tied to the period of fiscal years 2020-2021 performance were between threshold and target, and therefore the number of shares earned by NEOs under that plan were slightly above the threshold payout levels.
The following table summarizes the status of NEO incentive plan awards as of the end of fiscal year 2021:

Grant/Pay Date	Award Type	Performance Period (Fiscal Years)	Named Executive Officers [1]	Performance Targets ☐ = In progress ☒ = Not Achieved ☑ = Achieved	Payout as a % of Target
August 2021	Annual Incentive Plan	2021	Joanne Crevoiserat Thomas Glaser Andrea Shaw Resnick	☑ Tapestry Net Sales ☑ Tapestry Operating Income ☑ Tapestry Inventory Turn	Performance Complete: 200% Payout
August 2021	Annual Incentive Plan	2021	Todd Kahn	☑ Tapestry Net Sales ☑ Tapestry Operating Income ☑ Tapestry Inventory Turn ☑ Coach Net Sales ☑ Coach Operating Income ☑ Coach Inventory Turn	Performance Complete: 200% Payout
August 2021	Annual Incentive Plan	2021	Liz Fraser	☑ Tapestry Net Sales ☑ Tapestry Operating Income ☑ Tapestry Inventory Turn ☑ Kate Spade Net Sales ☑ Kate Spade Operating Income ☑ Kate Spade Inventory Turn	Performance Complete: 193.5% Payout
August 2019	Annual PRSU	2020 - 2021	Joanne Crevoiserat Todd Kahn Thomas Glaser Andrea Shaw Resnick Jide Zeitlin	☑ Cumulative Net Income ☑ Return on Net Assets (RONA)	Performance Complete: 14.2% Payout
August 2020	Acceleration PRSU	2021 - 2022	Joanne Crevoiserat Todd Kahn Thomas Glaser Liz Fraser Andrea Shaw Resnick	☐ Cumulative Net Income ☐ Return on Net Assets (RONA)	Performance In Progress
November 2020	Annual PRSU	2021 - 2022	Joanne Crevoiserat[2]	☐ Cumulative Net Income ☐ Return on Net Assets (RONA)	Performance In Progress

(1) Mr. Roe was not eligible for either the AIP or these PRSUs due to his hire date.
(2) Upon appointment to CEO, Ms. Crevoiserat received a PRSU award as part of her annual compensation with the same measures and parameters as the August 2020 Acceleration PRSU award.
Results of Stockholder Advisory Vote to Approve Executive Compensation and the HR Committee's Response to Stockholder Feedback
At our 2020 Annual Meeting of Stockholders, approximately 82% of the votes cast were in favor of our advisory vote on executive compensation. While a strong majority of our stockholders supported our executive compensation program, the level of support was lower than in prior years, having received support of over 95% for each of the past five fiscal years other than fiscal year 2020. Based on our engagement with stockholders, the HR Committee believes the lower level of support received during fiscal year 2020 primarily reflects the material impact of the Covid-19 pandemic on our business and financial condition during the fiscal year, the proposal requesting additional shares for our stock plan in our fiscal year 2020 proxy statement and the one-time decision by the HR Committee to replace PRSUs with three-year cliff vesting RSUs in the executive pay mix for fiscal year 2021 due to the uncertainty surrounding the pandemic at the time the Company’s grants were made in August 2020.
Ahead of the 2020 Annual Meeting of Stockholders and throughout the year, we contacted investors to understand their perspectives on the Company’s executive compensation program and other items of interest or concern. We held meetings with investors, including several with Ms. Kropf, the Chair of our Board or Mr. Denton, the Chair of the HR Committee. Our stockholders did not raise material concerns
36 | 2021 PROXY STATEMENT

Compensation Discussion and Analysis
or questions regarding our executive compensation program generally. While we engaged with several investors on the temporary actions taken as a result of the uncertainty surrounding the Covid-19 pandemic, the vast majority of investors we spoke with understood the need to balance short term actions with long term goals given the impact of the Covid-19 pandemic during fiscal year 2020 and fiscal year 2021. We also engaged with investors on our request for additional shares under our 2018 Stock Incentive Plan in our fiscal year 2020 proxy statement. Several investors raised questions on our historical and forward looking burn rate under the 2018 Stock Incentive Plan. Based on these conversations and consistent with the feedback received from stockholders, the Company and the HR Committee, which serves as administrator of the 2018 Stock Incentive Plan, committed to maintain an unadjusted burn rate at or below 2% annually for its fiscal years 2022 through 2024. The HR Committee has reverted to the Company’s historical annual pay mix for fiscal year 2022, including granting PRSUs as a significant portion of the annual equity grant, which was made in the first quarter of fiscal year 2022. Our engagement with stockholders is valuable and informative and we intend to continue discussions to further understand our investors’ perspective on our executive compensation program and other governance issues.
Executive Compensation Practices
Tapestry's executive compensation philosophy is focused on pay for performance and reflects governance practices that align with the needs of our business. Below is a summary of compensation practices we have adopted to drive performance and to align with stockholder interests, alongside those practices we do not employ.
What We Do	What We Don’t Do
Pay for Performance, with 10% of annual incentive performance tied to equity, inclusion and diversity goals starting in fiscal year 2022	No Excise Tax Gross Ups Upon Change in Control
Minimum Stock Ownership Policy for NEOs	No Excessive Executive Perquisites
Double Trigger Equity Acceleration Upon a Change-in-Control	No Tax Gross Ups on Perquisites or Benefits, Other Than Standard Relocation Costs
Independent Compensation Consultant Retained by HR Committee	No Payment of Dividends on Unvested Long-term Incentives
Regular Review of Share Utilization	No Repricing of Underwater Stock Options Without Stockholder Approval
Maintain a Clawback Policy	No Inclusion of Long-term Incentive Awards in Severance or Retirement Benefit Calculations
Minimum Required Notice Period for voluntary resignations of NEOs	No Permitted Hedging, Short Sales or Derivative Transactions in Company Stock
Balance of Short and Long-term Performance Metrics	No Guaranteed Salary increases for NEOs
Annual Say on Pay Vote	No Fixed Term or Evergreen NEO Employment Agreements
Regular Stockholder Outreach
2021 PROXY STATEMENT | 37

Compensation Discussion and Analysis
What We Pay and Why
Compensation Program Objectives
Over the long-term, the Company is focused on driving innovation across all of our brands and adopting strategies that promote long-term brand health and sustained increases in stockholder value through accelerating growth and enhanced profitability across the portfolio.
Our compensation programs are aligned with this objective: we deliver a market-competitive level of fixed compensation, with the opportunity for above-average rewards when the Company and the executive exceed our performance objectives. The compensation program for Tapestry’s NEOs is designed to serve the following goals:
•	Reward performance, with performance-based pay constituting a significant portion of total compensation;
•	Support the attainment of the Company’s short- and long-term strategic and financial objectives;
•	Align NEOs’ interests with those of our stockholders and encourage ownership of Company stock by our NEOs;
•	Reward NEOs for achieving the challenging financial and strategic targets that we believe ultimately will drive stockholder value;
•	Enable us to attract, retain and reward the best talent in the luxury retail industry, which is necessary to profitably grow our business and drive stockholder value; and
•	Be competitive with our peer companies.
In implementing our compensation programs, we are also committed to taking actions that embrace our responsibility as a global fashion company to affect positive change for our people, our industry and the world at large. Beginning in fiscal year 2022, on a global level, 10% of annual incentive compensation for our leadership team (defined as vice presidents and above), will be tied to equity, inclusion and diversity measures. This action is intended to further incentivize leaders to create a diverse and inclusive culture and hold them accountable for supporting inclusive behaviors.
Successful execution of our long-term strategic plan will require a high level of executive talent, with competitive and motivational compensation programs specifically tied to our goals and objectives.
Elements of Compensation
Compensation for our NEOs includes both fixed and performance-based components, with an emphasis on performance-based elements to support the objectives listed above. We consider a component to be performance-based if the amount eventually earned or paid varies based on one or more elements of the Company’s financial performance (e.g., operating income, inventory turns, , etc.) or stock price appreciation. Performance-based components are designed so that above-plan performance is rewarded with above-target payouts and vice versa. The fixed components of compensation are designed to be competitive and are typically a minority portion of the total mix of each executive’s compensation package. In fiscal year 2021, we took a one-time action to replace PRSUs with three-year cliff vesting RSUs in annual awards due to the uncertainty surrounding the Covid-19 pandemic. We reverted to our standard mix in fiscal year 2022. We do not attempt to align each element of compensation to specific peer company percentiles or ratios; rather peer company data is one of several factors considered by the HR Committee when determining executive compensation. See the Compensation Decision Making Process section for details.
The following table briefly describes each element of compensation. A detailed explanation of each component for fiscal year 2021 is provided in the next section, Fiscal Year 2021 Compensation.
38 | 2021 PROXY STATEMENT

Compensation Discussion and Analysis
Compensation Component	Reason to Provide	Performance Based	Not- Performance Based	Value Linked to Stock Price	Value Linked to Operating Results
Annual Incentive
Rewards for achieving the annual financial performance goals established by the HR Committee early in each fiscal year. Starting in the Company's fiscal year 2022, a portion of annual incentive compensation for the Company's leadership team will be tied to achievement of EI&D goals.

Long-term Incentive: PRSUs	Granted to drive focus on Tapestry’s long-term performance, align executive rewards with stockholders, and link explicitly to achievement of long term value creation.
Long-term Incentive: RSUs
Granted to encourage retention. Although the number of shares earned is fixed, provided the executive is still employed, their value rises and falls with the price of our common stock, adding a performance element.

Long-term Incentive: Stock Options
Granted to drive focus on Tapestry’s long-term performance and align executive rewards with stockholders. Stock options have value only when our stock price increases from the price on the date of grant so they are a critical motivational tool to support Tapestry’s success and growth; we utilize stock options because of this strong pay for performance relationship.

Base salary
Competitive base salaries are necessary to attract and retain qualified, high-performing executives. Prior experience, scope of responsibility and performance are key elements considered in setting base salaries.

Benefits & Limited Perquisites	Competitive benefits and modest perquisites are necessary to attract and retain qualified, high-performing executives.
Fiscal Year 2021 and Expected Fiscal Year 2022 Compensation Summary—Target Pay Mix
The following charts depict the relationship between the primary elements of the Company’s target annual total direct compensation mix for fiscal year 2021 for each NEO who was employed by the Company at the end of fiscal year 2021. Due to the one-time changes in equity mix in place during fiscal year 2021 as described in Compensation Program Changes table below, we are also providing a preview of the mix of elements for fiscal year 2022, which is more indicative of our standard target pay mix. For Ms. Crevoiserat during fiscal year 2021, 72% of her target total compensation was performance-
based. For the other NEOs, 44% of target total compensation was performance-based. For fiscal year 2022 we expect 74% of Ms. Crevoiserat's target total compensation to be performance-based. For the other NEOs we expect 67% of the target total compensation to be performance-based. These charts illustrate target total compensation for fiscal year 2021 as described in the Base Salary, Annual Incentive Plan and Long-Term Incentive Plan sections below and the expected target total compensation for fiscal year 2022.
2021 PROXY STATEMENT | 39

Compensation Discussion and Analysis

Note: total percentage may not add to 100% due to rounding.
(1) The fiscal year 2021 charts represent regular, ongoing annual target compensation for NEOs active for the full fiscal year 2021, and therefore exclude Mr. Roe and Mr. Zeitlin. One-time compensation is excluded, specifically the Acceleration PRSUs, new hire sign-on bonuses, and special equity grants made in connection with the interim appointments in July 2020 for Ms. Crevoiserat, Mr. Kahn and Ms. Resnick. The Chief Executive Officer fiscal year 2021 chart includes the appointment award granted in the form of Stock Options and PRSUs to Ms. Crevoiserat in connection with her October 2020 appointment as Chief Executive Officer, as that grant represented a portion of her annual target compensation in her permanent role. The Average of other NEOs fiscal year 2021 chart includes the RSUs and Stock Options granted to Ms. Fraser in fiscal year 2020, as Ms. Fraser received 67% of her fiscal year 2021 annual award in March 2020 upon hire and the remainder in August 2020.
(2) The fiscal year 2022 charts represent a preview of the regular, ongoing annual target compensation for all NEOs with the exception of Ms. Resnick whose interim Chief Financial Officer role ended during fiscal year 2021, and Mr. Zeitlin.
40 | 2021 PROXY STATEMENT

Compensation Discussion and Analysis
The HR Committee routinely discusses the Company's strategy and programs with its executive compensation consultant, CAP. CAP advises the HR Committee on market trends and best practices, which the HR Committee considered in setting fiscal year 2021 and 2022 executive compensation. Significant actions are summarized in the table below:
Compensation Program Changes	Rationale
For Fiscal Year 2021

Awarded no merit salary increases for fiscal year 2021 for corporate employees, including NEOs, as part of the annual review in September 2020; temporarily reduced base salaries of corporate employees earning over $100,000, effective June 28, 2020 through November 1, 2020 as part of our response to the Covid-19 pandemic: NEO reductions ranged from 15% - 50% and are cited on page 43 in the Fiscal Year 2021 Compensation—Base Salary section. Board retainers were also reduced by 50% during the same period.

Cash preservation in response to the Covid-19 pandemic. Salary and Board retainer reductions were planned to be in place for no longer than 12 months, but were reinstated to full levels after four months given Company performance.

Awarded temporary salary increases and target AIP percentage increases, and made retention RSU grants to Mses. Crevoiserat and Resnick and Mr. Kahn for taking on Interim roles of Tapestry CEO, CFO and Coach Brand President, respectively, upon the resignation of Mr. Zeitlin as Chairman and CEO.

To recognize increased responsibility and retain these leaders in critical interim leadership roles. Ms. Crevoiserat's salary remained at this level and her AIP percentage increased upon her permanent appointment to CEO; Mr. Kahn's salary further increased upon his permanent appointment to CEO and Brand President, Coach. Ms. Resnick’s temporary salary and AIP percentage increase expired at the end of fiscal year 2021.

Solely for the fiscal year 2021 annual long-term incentive award granted in August 2020, granted three-year cliff vesting RSUs instead of PRSUs to Mses. Crevoiserat, Fraser and Resnick and Messrs. Glaser and Kahn and other senior executives.

Granted special Acceleration PRSU awards to approximately 100 Corporate employees, including Mses. Crevoiserat, Fraser and Resnick and Messrs. Glaser and Kahn. These awards may be earned from 0% to 200% of target, subject to the Company's achievement of two-year net income and return on net assets targets. Grants to the NEOs ranged from $200,000 to $500,000.

PRSUs are typically part of the annual target pay mix for NEOs and other executive level employees. For fiscal year 2021 only, in light of the uncertain environment due to the Covid-19 pandemic and the limited ability to accurately develop long term goals, the Company replaced PRSUs with three-year cliff vesting RSUs.

The special Acceleration PRSUs granted were in addition to the annual awards to incentivize the team responsible for achieving the goals and financial outcomes of the Company's Acceleration Program. If the program is successful, we expect significant stockholder value creation through accelerated revenue growth and enhanced profitability across the portfolio of brands. These PRSUs have a wider than typical performance curve to provide opportunity for payout over a wider range of performance results during a period of extreme uncertainty due to the Covid-19 pandemic.

For the AIP, revised the performance curves and stopped using Diluted EPS as a metric, replacing it with Inventory Turns.
To provide opportunity for AIP payout over a wider range of performance results during a period of extreme uncertainty due to the Covid-19 pandemic; and to focus and reward all employees on effective management of inventory levels as a key performance indicator.

2021 PROXY STATEMENT | 41

Compensation Discussion and Analysis
Compensation Program Changes	Rationale
For Fiscal Year 2022
Awarded salary increases to Ms. Crevoiserat, Mr. Glaser, and Ms. Fraser as part of the annual review cycle in September 2021.	To remain aligned with median total cash compensation for similar positions in our executive compensation peer group.
Increased Ms. Fraser's annual equity award value and changed the mix of her equity to 40% PRSUs, 40% Options and 20% RSUs from previously being equally weighted.
To align more closely with median total compensation for similar positions in our executive compensation peer group. The new equity mix is to be consistent with the mix of equity awards received by other NEOs.

Added EI&D component worth 10% of target AIP bonus for all Vice Presidents and above including NEOs. Designed as a scorecard with shared goals focused on fostering behaviors in our sourcing, recruitment and talent mobility practices and policies, and rewarding progress against our goals to shape a culture that is equitable, inclusive and diverse

To hold leaders accountable for supporting inclusive behaviors and further incentivizing them to create a diverse and inclusive culture, which will help us grow, attract talent and enhance performance.

If the EI&D measures are achieved, the employee will be eligible to earn their full AIP bonus, subject to performance under the financial measures. If the EI&D targets are partially or not achieved, the AIP bonus earned will be lower.

For AIP, tightened our performance curves.	To recognize economic recovery trends in our industry while still accounting for continued uncertainty related to the Covid-19 pandemic and supply chain interruptions.
Reinstated PRSUs to annual program.
In line with our expectation that the change to the pay mix would be a one-time action due to the Covid-19 pandemic, we reinstated our standard target mix to recognize economic recovery trends and ability to more accurately forecast long term goals.

42 | 2021 PROXY STATEMENT

Compensation Discussion and Analysis
Fiscal Year 2021 Compensation
Base Salary
Tapestry employees, including our NEOs, are paid a salary based on the responsibilities of their positions, the skills and experience required for the position, their individual performance, business performance, labor market conditions and with consideration to salary levels for similar positions in our peer companies. The Company did not award any merit salary increases during the standard annual review in September 2020. During fiscal year 2021, the HR Committee increased the base salary rates for Mses. Crevoiserat and Mr. Kahn in connection with their appointments to their new positions, and temporarily increased Ms. Resnick’s base salary rate during her term as interim Chief Financial Officer. The HR Committee did not increase the salaries of the other NEOs. The salary rates in effect during fiscal year 2021 for each NEO were as follows:
Named Executive Officer(1)	FY21 Base Salary Rate(2)	FY21 Salary Increase(3)	Salary Rate Effective Date	FY21 Temporary Salary Reductions(4)
Joanne Crevoiserat(5)	$1,300,000	44%	November 2, 2020	20%
Scott Roe	$925,000	—%	June 1, 2021	n/a
Todd Kahn(5)	$950,000	27%	April 12, 2021	20%
Thomas Glaser	$800,000	—%	July 15, 2019	20%
Liz Fraser	$800,000	—%	March 1, 2020	20%
Andrea Shaw Resnick(5)	$700,000	44%	July 21, 2020	15%
Jide Zeitlin	$1,300,000	—%	September 4, 2019	50%
(1) Mr. Roe joined the Company in June 2021; Mr. Zeitlin left the Company in July 2020.
(2) Amounts shown are as of the close of fiscal year 2021, other than for Mr. Zeitlin who departed during the fiscal year, and do not reflect the Covid-19 related salary rate reductions listed under “FY21 Temporary Salary Reductions.”
(3) FY21 Salary Increase reflects the difference between the individual's salary at the end of fiscal year 2020 and the end of fiscal year 2021.
(4) Amounts shown are the Covid-19 related salary reductions which took effect at the start of fiscal year 2021 and remained in effect for four months until November 1, 2020.
(5) Mses. Crevoiserat and Resnick and Mr. Kahn were given temporary salary increases, effective July 21, 2020, in connection to their appointments to Interim Chief Executive Officer, Interim Chief Financial Officer and Interim CEO and Brand President, Coach, respectively. Ms. Crevoiserat was later appointed Chief Executive Officer on October 27, 2020, and retained her interim salary. Ms. Resnick was named Chief Communications Officer on June 1, 2021, and at the start of fiscal year 2022 commensurate with the end of her interim assignment, the temporary salary increase was no longer in place. Mr. Kahn was appointed CEO and Brand President, Coach on April 12, 2021 and received an increase from his interim salary of $900,000 to $950,000.
Annual Incentive Plan
The Tapestry AIP rewards eligible employees, including the NEOs, for achievement of financial performance targets established by the HR Committee.
Fiscal year 2021 began with extreme uncertainty surrounding the economic environment and the anticipated impact of the Covid-19 pandemic. Targets under the AIP were set based on the best information available at the time. In setting the financial performance measures, targets, and incentive payout schedule for the AIP, the HR Committee considered prior fiscal year performance, desired financial and operational performance levels in line with our annual operating plan, long-term strategic plan, and general economic conditions. Ultimately Tapestry and all brands exceeded pre-pandemic financial results and outperformed their targets.
The HR Committee certified the results after the end of the fiscal year; payouts were made either at maximum or between target and maximum, depending on what segment the NEO or other employee was part of. The remainder of this section provides full details on the fiscal year 2021 AIP.
The fiscal year 2021 target award levels for each NEO were assigned by the HR Committee based on the role and responsibility of each position and on peer company target award levels for similar positions.
The HR Committee set target values for fiscal year 2021 that aligned with the company’s operating plans, and required growth in sales and operating income and maintained inventory turnover on a non-GAAP, constant currency basis
2021 PROXY STATEMENT | 43

Compensation Discussion and Analysis
versus fiscal year 2020 for Tapestry overall. The HR Committee also set individual brand-level targets based on operating plans for each brand at the time, considering limited visibility due to impacts on the business from the Covid-19 pandemic.
The fiscal year 2021 target values were aligned with the Company’s strategic objective to drive long-term profitability, making necessary investments to support the health of its brands, while also drawing focus to the agility and discipline required to maintain healthy levels of inventory. The HR Committee deemed these targets would be sufficiently challenging to merit payout of the target annual incentive awards.
In setting the fiscal year 2021 threshold and maximum performance and payout values, the HR Committee considered several factors including the degree of difficulty in achieving each metric while balancing the extreme uncertainty driven by the Covid-19 pandemic. The maximum performance levels were set such that maximum payout would be achieved for truly outstanding results versus fiscal year 2020. Actual payments are made in cash to all participants, based on the degree to which the objectives have been achieved, as certified and approved by the HR Committee. No executive may receive an annual incentive payment exceeding $6.0 million under the AIP for any fiscal year.
The fiscal year 2021 AIP components for each NEO are displayed below.
			Component and its Weight as a Percent of Each NEOs Target Annual Incentive
Named Executive Officer(1)	Business Unit	Target Annual Incentive as a % of Salary	Tapestry, Inc. Component	Brand Component
Joanne Crevoiserat(2)	Tapestry, Inc.	175.0%	100%
Scott Roe	Tapestry, Inc.	125.0%	100%
Todd Kahn(2)	Coach	125.0%	40%	60%
Thomas Glaser	Tapestry, Inc.	100.0%	100%
Liz Fraser	Kate Spade	100.0%	40%	60%
Andrea Shaw Resnick(2)	Tapestry, Inc.	80.0%	100%
(1) Mr. Roe joined the Company in June 2021 and is not eligible for AIP for fiscal year 2021; Mr. Zeitlin left the Company in July 2020 and did not receive a payout.
(2) Mses. Crevoiserat and Resnick and Mr. Kahn were given temporary AIP percentage increases in fiscal year 2021 in connection to their appointments to Interim Chief Executive Officer, Interim Chief Financial Officer and Interim CEO and Brand President, Coach, respectively. Effective July 21, 2020, Ms. Crevoiserat's annual incentive target increased to 150%. Ms. Crevoiserat was later appointed Chief Executive Officer on October 27, 2020 and her AIP target increased to 175%, effective as of her appointment date. Effective July 21, 2020, Ms. Resnick's AIP target increased to 80% and stayed in place through the end of her interim assignment. Effective July 21, 2020, Mr. Kahn's annual incentive target increased to 125%, and upon appointment to CEO and Brand President, Coach on April 12, 2021 stayed at this level.
44 | 2021 PROXY STATEMENT

Compensation Discussion and Analysis
The financial performance measures, target values and financial results established by the HR Committee for the fiscal year 2021 AIP appear below.
Tapestry, Inc.
Applied to all Named Executive Officers
($ in millions)	Weight	Fiscal Year 2020 Results	Fiscal Year 2021 Award Targets(1)(2)			Fiscal Year 2021 Results(2)	Payout as a % of Target Incentive(1)
			Threshold	Target	Maximum
Net sales	25%	$4,961.4	$3,742.0	$4,989.4	$5,338.6	$5,660.4	200.0%
vs. prior year				1%		14%
Operating income (excluding AIP $)	50%	$438.4	$561.5	$802.1	$922.4	$1,231.8	200.0%
vs. prior year				83%		181%
Inventory Turnover	25%	2.01X	1.40X	2.00X	2.30X	2.31X	200.0%
vs. prior year				—%		15%
Weighted average payout as a % of Target:							200.0%
Coach
Applied to Mr. Kahn
	Weight	Fiscal Year 2020 Results	Fiscal Year 2021 Award Targets(1)(2)			Fiscal Year 2021 Results(2)	Payout as a % of Target Incentive(1)
($ in millions)			Threshold	Target	Maximum
Net sales	25%	$3,525.7	$2,680.0	$3,573.3	$3,823.5	$4,182.1	200.0%
vs. prior year				1%		19%
Operating income (excluding AIP $)	50%	$787.1	$716.6	$1,023.7	$1,126.0	$1,377.6	200.0%
vs. prior year				30%		75%
Inventory Turnover	25%	2.08X	1.39X	1.98X	2.28X	2.34X	200.0%
vs. prior year				(5)%		13%
Weighted average payout as a % of Target:							200.0%
Kate Spade
Applied to Ms. Fraser
	Weight	Fiscal Year 2020 Results	Fiscal Year 2021 Award Targets(1)(2)			Fiscal Year 2021 Results(2)	Payout as a % of Target Incentive(1)
($ in millions)			Threshold	Target	Maximum
Net sales	25%	$1,149.5	$794.9	$1,135.6	$1,306.0	$1,236.9	156.6%
vs. prior year				(1)%		8%
Operating income (excluding AIP $)	50%	$40.8	$69.9	$99.9	$124.9	$155.3	200.0%
vs. prior year				145%		281%
Inventory Turnover	25%	1.99X	1.49X	2.12X	2.44X	2.49X	200.0%
vs. prior year				7%		25%
Weighted average payout as a % of Target:							189.1%
(1) For all metrics, actual payout is 0% if performance is below threshold, 30% of target for performance at threshold, 100% of target for target performance and 200% of target for maximum performance, with interpolation for performance levels between the amounts above.
(2) Fiscal year 2021 targets and actuals reflect Non-GAAP financial figures in constant currency. See Appendix A for a reconciliation to results as reported under GAAP.
2021 PROXY STATEMENT | 45

Compensation Discussion and Analysis
Non-GAAP Measures
As indicated above, the HR Committee used certain non-GAAP measures for the purpose of setting goals and/or to evaluate performance. The adjustments, including for the impact of foreign currency fluctuations, are set out in Appendix A. These non-GAAP performance measures were used by management to conduct and evaluate its business during its regular review of operating results. Management and the Company’s Board utilized these non-GAAP measures to make decisions about the uses of Company resources, analyze performance between periods, develop internal projections and measure management performance. The Company’s primary internal financial reporting excluded these items affecting comparability. We believe these non-GAAP measures are useful to investors and others in evaluating the Company’s ongoing operating and financial results in a manner that is consistent with management’s evaluation of the business and understanding how such results compare with the Company’s historical performance. We also believe excluding the items affecting comparability assists investors in developing expectations of future performance.
The HR Committee believes it is appropriate to use constant currency performance measures for setting goals and/or evaluating performance because it will incentivize management to make business decisions that drive the long-term sustainable performance of the Company rather than reacting to short-term currency fluctuations, which are largely outside of their control.
In addition, due to the ongoing Covid-19 pandemic, when setting the targets for the fiscal year 2021 AIP in August 2020, the HR Committee approved the exclusion of the sales impact of unplanned store closures and cancelled wholesale orders, primarily as a direct result of regional government-mandated shutdowns of the retail sector within our fiscal year FY21. As shown in Appendix A, the exclusion was applied to the Kate Spade brand, as corporate and Coach brand results were over maximum performance even before excluding the impact of these closures.
Calculation of Fiscal Year 2021 Annual Incentive Awards:
The following table shows the fiscal year 2021 target awards as a percent of the salary as of the end of the fiscal year for each NEO, applies the results described above to each target award, and shows the actual award earned. The resulting payouts are also displayed in the Summary Compensation Table in the column “Non-Equity Incentive Plan Compensation.”
Named Executive Officer(1)	Target Annual Incentive as % of Ending Salary(2)	X	Financial Payout %												=	Total Payout
			(	(	% of Incentive Tied to Tapestry, Inc.	X	Tapestry, Inc. Payout(3))		+	(	% of Incentive Tied to Brand	X	Brand Payout(3)))			Annual Incentive Award as a % of Ending Salary(3)	Annual Incentive Award
Joanne Crevoiserat	164.0%	X	(		(100%	X	200.0%	)	+	(	n/a	X	n/a	))	=	328.1%	$4,265,068
Todd Kahn	123.6%	X	(		(40%	X	200.0%	)	+		(60%	X	200.0%	))	=	247.3%	$2,348,878
Thomas Glaser	100.0%	X	(		(100%	X	200.0%	)	+	(	n/a	X	n/a	))	=	200.0%	$1,600,000
Liz Fraser	100.0%	X	(		(40%	X	200.0%	)	+		(60%	X	189.1%	))	=	193.5%	$1,548,000
Andrea Shaw Resnick	78.9%	X	(		(100%	X	200.0%	)	+	(	n/a	X	n/a	))	=	157.8%	$1,104,600
(1) Mr. Roe joined the Company in June 2021 and was not eligible for AIP for fiscal year 2021; Mr. Zeitlin left the Company in July 2020 and did not receive a payout.
(2) Target AIP for Mses. Crevoiserat and Resnick and Mr. Kahn were prorated based on effective dates of AIP changes as described in Footnote 2 of the fiscal year 2021 AIP Components table in the Annual Incentive Plan section.
(3) Percentages as shown are rounded to the nearest decimal.
46 | 2021 PROXY STATEMENT

Compensation Discussion and Analysis
Bonuses
During fiscal year 2021, the HR Committee approved payment of a sign-on bonus to Mr. Roe of $500,000, $250,000 to be paid upon hire and $250,000 to be paid after six months of employment. The first portion of this bonus was paid in June 2021 and the amount paid appears in the Summary Compensation Table in the column “Bonus.”
Long-Term Incentive Plan
Long-term incentives (“LTI”) represent a significant proportion of compensation for our Chief Executive Officer and other NEOs, as described above, and are designed to reward participants the way stockholders are rewarded: through growth in the value of Tapestry common stock. NEO’s awards are typically a mix of stock options, PRSUs and RSUs. In addition, approximately 2,200 of our employees, including nearly all of our store managers, received an annual long term equity award in fiscal year 2021. We offer an “Equity Choice” program, under which eligible employees may elect to receive their annual LTI in the form of stock options, RSUs or a combination of the two. Under this program, the ratio of stock options to RSUs is set so that the grant date fair market value of stock options and RSUs is approximately equal. Equity Choice is not available to our Chief Executive Officer or our other NEOs.
LTI awards support alignment of employee interests with those of our stockholders, reward employees for enhancing stockholder value, and support retention of key employees. From time to time, we also grant special PRSU and/or RSU awards as part of new hire agreements or other special circumstances.
The number of PRSUs, stock options and/or RSUs granted to a NEO each year is based on a target grant value. Adjustments to the target grant value for each NEO may be made based on changes in the executive’s responsibilities and performance, changes in the competitive marketplace, or other factors determined by the HR Committee.
All awards are made under the terms and conditions of the 2018 Stock Incentive Plan. Awards are made on predetermined dates. The majority of the awards are granted during or around the Board and HR Committee’s regularly scheduled August meetings, at approximately the same time that salary increases and annual incentive award payments are approved. Off-cycle grants for new hires and other special events may be made on the first business day of the month following such event.
Fiscal Year 2021 Long-Term Incentive Awards: In August 2020, the HR Committee granted the LTI awards shown in the table below to the NEOs with consideration given to median total compensation for NEOs in our industry, the competitive landscape for NEO talent, each executive’s performance, and the Company's guidelines for executive compensation. In addition to the August awards, the table below includes the LTI awards granted by the HR Committee in November 2020 to
Ms. Crevoiserat upon her appointment as Chief Executive Officer, and in June 2021 to Mr. Roe upon his hire, in each case considering the same factors described above. The values granted were converted to shares based on the closing price of Tapestry common stock on the date of grant, and, in the case of stock options, on the estimated Black-Scholes value of the stock option. The exercise price for stock options is the closing price of Tapestry common stock on the grant date.
Three-year cliff vesting PRSUs are typically 33-40% of NEO equity mix; however, in light of the uncertainty surrounding the Covid-19 pandemic and the limited visibility available to accurately develop long term goals when awards were granted in August 2020, the Company replaced its annual PRSUs with three-year cliff vesting RSUs for fiscal year 2021 only. In addition to the annual awards, the HR Committee granted special PRSU awards tied to the Company's Acceleration Program (the “Acceleration PRSUs”), in order to incentivize management and the team responsible for achieving the goals and financial outcomes of the Company's Acceleration Program, which if successful, is expected to drive significant stockholder value creation through accelerated revenue growth and enhanced profitability across the portfolio of brands. These grants were made to approximately 100 employees, including Mses. Crevoiserat, Resnick and Fraser and Messrs. Glaser and Kahn, and were lower in grant value than the normal annual PRSUs would have been.
For the fiscal year 2022 grants made in August 2021, PRSUs have been reinstated as part of the annual equity mix.
For the Acceleration PRSUs, the HR Committee used the same performance measures as for the PRSUs granted in the prior two years:
•	Cumulative net income on a non-GAAP basis (weighted at 75%); and
•
Average return on net assets “RONA” (weighted at 25%). RONA is a non-GAAP measure designed to measure how effectively the Company manages its deployed assets. The numerator for RONA is non-GAAP earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”); the denominator is fixed assets (which includes an adjustment for operating leases) plus working capital (which excludes cash and cash equivalents, short term investments and current debt).

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Compensation Discussion and Analysis
Although the HR Committee considered utilizing metrics specific to the goals of the Acceleration Program, the HR Committee ultimately determined that the net income and RONA metrics provide focus on effective achievement of our Acceleration Program, resulting in accelerating growth and enhanced profitability across our portfolio of brands. The HR Committee set the performance targets for each measure aligned to the Company’s long-term strategic plan, and the maximum and threshold performance goals and payout levels to establish a clear, demanding performance standard, and to provide appropriate reward for that performance. For maximum performance, 200% of the target number of shares can be earned, and for threshold performance, 30% of the target number of shares can be earned. For the Acceleration PRSUs, the performance period and vesting period are both two years. Although shorter than the time vesting requirement for our normal annual PRSUs, the HR Committee determined that a two-year time vesting period was appropriate for the Acceleration PRSUs to drive performance under the Company's Acceleration Program, the majority of which is expected to be implemented during fiscal years 2021 and 2022. These PRSUs also have a wider than typical performance curve to provide opportunity for payout over a wider range of performance results during a period of extreme uncertainty due to the Covid-19 pandemic.
The following table presents LTI awards made to our NEOs during fiscal year 2021:
	FY21 Long-Term Incentive Awards (1)
	Stock Options		Target PRSUs		RSUs		Total
Named Executive Officer (2)	Shares	Grant Value	Shares	Grant Value	Shares	Grant Value	Grant Value
Joanne Crevoiserat(3)	262,701	2,200,133	120,456	2,600,004	138,976	2,199,991	7,000,128
Scott Roe(4)	57,541	1,100,040	—	—	12,230	549,983	1,650,023
Todd Kahn	121,166	799,998	18,951	299,994	126,342	1,999,994	3,099,986
Thomas Glaser	90,875	600,001	18,951	299,994	56,854	899,999	1,799,994
Liz Fraser(5)	—	—	18,951	299,994	16,846	266,673	566,667
Andrea Shaw Resnick	—	—	12,634	199,996	56,853	899,983	1,099,979
(1) Includes special Acceleration PRSUs granted to Mses. Crevoiserat, Resnick and Fraser and Messrs. Glaser and Kahn; Includes special RSUs granted to Mses. Crevoiserat, Resnick and Mr. Kahn in connection to their Interim Officer appointments; values outlined in the Grants of Plan Based Awards table in the Executive Compensation section
(2) Mr. Zeitlin left the company in July 2020 and did not receive an LTI award in August 2020.
(3) For Ms. Crevoiserat, also includes stock options and PRSUs granted in November 2020 as part of her grant made upon her appointment to CEO. Her stock options vest 25% each year over four years beginning on the first anniversary of the grant date. Her PRSUs will cliff vest after two years following the anniversary of the grant date. In addition, she will be required to retain the net shares acquired in her PRSU award for a period of two years following the vesting date.
(4) In accordance with his offer letter, Mr. Roe's initial equity awards were stock options and RSUs granted during fiscal year 2021 upon hire (displayed above), and PRSUs granted on the annual grant date in fiscal year 2022 (not displayed above.)
(5) For Ms. Fraser reflects RSUs granted in fiscal year 2021, representing 33.3% of her total annual award value; the other 67.7% of annual award value was granted in fiscal year 2020 upon hire, in accordance with her offer letter.
Completed Performance Period: At the close of fiscal year 2021 the HR Committee certified the results for the performance-based LTI award:
•
FY20-22 PRSU: This award had Tapestry performance metrics and multi-year goals of cumulative net income and RONA for the FY20-21 performance period. The Covid-19 pandemic resulted in the closing of many stores for several months in fiscal year 2020 and had a significantly negative impact on fiscal year 2020 financial results. Ultimately, financial results for the two year period was between threshold and target and 14.2% of the target shares were earned. This award is subject to an additional one year vesting requirement and the shares will be distributed in August 2022, subject to continued employment. The remainder of this section provides details on the structure of the FY20-22 PRSU.
48 | 2021 PROXY STATEMENT

Compensation Discussion and Analysis
The following table displays the metrics and results for the FY20-22 PRSUs:
FY20-22 PRSU
Applied to Mses. Crevoiserat and Resnick and Messrs. Kahn, Glaser, Zeitlin
			Performance Requirements(1)(2)
Grant Date	Performance Measure and Weight		Threshold	Target	Maximum		Result(2)	Payout as a % of Target
August 19, 2019	Performance Period: Fiscal Years 2020 through 2021
	2-year Tapestry, Inc. Cumulative Net Income	75%	$1,247.0	$1,558.8	$1,714.6	$1,087.3	Below Threshold	—%
	2-year Tapestry, Inc. Average Return on Net Assets (RONA)	25%	27.5%	32.3%	34.9%	29.3%	Between Threshold and Target	56.9%
Weighted average payout as a % of Target:								14.2%
(1) Actual payout is 0% if performance is below threshold, 30% of target for performance at threshold, 100% of target for target performance, and 200% of target for maximum performance, with linear interpolation for performance levels between the amounts above.
(2) Fiscal year 2021 targets and results reflect Non-GAAP financial figures.
•	Cumulative Net income for fiscal years 2020 and 2021 was calculated by adjusting for items impacting comparability as described in pages 39-40 of the Company’s Form 10-K for fiscal year 2021.
•	The numerator for RONA is non-GAAP earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”), which was adjusted for items impacting comparability for Tapestry, Inc. as described on
pages 39-40 of the Company’s Form 10-K for fiscal year 2021. Rent was further adjusted to exclude the impacts of the ASC 842 lease accounting standard, for comparability to the FY20-22 RONA target, which was set prior to the adopting of the new standard. The denominator is fixed assets (which includes an adjustment for operating leases) plus working capital (excluding cash and cash equivalents, short term investments and current debt).
Shares Earned: The following table displays the number of shares each NEO is expected to earn from the FY20-22 PRSUs in August 2022, subject to continued employment and other terms established by the HR Committee.
Name	Shares Granted at Target(1)	Shares Earned(1)
Joanne Crevoiserat	40,112	5,696
Scott Roe	—	—
Todd Kahn	32,089	4,557
Thomas Glaser	30,083	4,272
Liz Fraser	—	—
Andrea Shaw Resnick	8,357	1,187
Jide Zeitlin	49,645	7,050
TOTAL:		22,762
(1) Includes dividend equivalent shares accumulated through July 3, 2021. The Company suspended its dividend in April 2020 due to the impact of the Covid-19 pandemic and did not issue any dividends or dividend equivalents during fiscal year 2021. The Company restarted its quarterly dividend during the first quarter of the Company’s fiscal year 2022. Dividend equivalents will not be paid unless the awards vest.
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Compensation Discussion and Analysis
Other Compensation and Benefit Elements
NEOs are eligible to participate in the same benefit programs as all of our full time employees in the United States. These include:
•	health, life and disability insurance;
•	retirement savings plans;
•	the Company's Matching Gift Programs, under which the Company's foundation matches eligible employee donations to qualified charitable organizations;
•	a qualified employee stock purchase plan (the Amended and Restated Tapestry, Inc. 2001 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”)); and
•	relocation payments and reimbursements under the Company’s policies covering moving expenses for employees who must relocate as part of their employment at Tapestry.
The Company’s retirement plans consist of a qualified 401(k) plan (the “401(k) Savings Plan”) and a voluntary, non-qualified defined contribution plan (the “Executive Deferred Compensation Plan” or “EDCP”). Employees, including our NEOs, are eligible to participate in the 401(k) Savings Plan after completing one month of service; the Company matches
100% of employee contributions up to 3% of compensation contributed and 50% of the next 2% of compensation contributed. These matching contributions are immediately vested.
Highly compensated employees whose annual target cash compensation exceeds the IRS 401(a)(17) compensation limit, are also eligible to participate in the EDCP. Under this plan, eligible employees, including our NEOs, may elect to defer a portion of their salary and/or annual incentive into the plan and invest the assets in substantially similar mutual funds as those offered under the qualified 401(k) Savings Plan. The Company matches 100% of employee contributions up to 3%, less the maximum company match available in the 401(k) Savings Plan. Deferral and distribution elections are made annually in accordance with IRS rules under Section 409A. Certain of our NEOs also maintain balances in the Supplemental Retirement Plan (the “SRP”), a non-qualified defined contribution plan frozen to new contributions as of December 31, 2015. Company contributions to the various retirement plans are included in the “All Other Compensation” column of the Summary Compensation Table and in the related footnote. Contributions, earnings and account balances for the EDCP and SRP are detailed in the Non-Qualified Deferred Compensation Table.
None of these benefits or perquisites are included in the base compensation on which annual incentives and retirement plan contributions are calculated.
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Compensation Discussion and Analysis
Compensation Decision Making Process
Roles and Responsibilities
The HR Committee has overall responsibility for executive compensation at Tapestry, including the approval and oversight of compensation and benefit program administration for Tapestry’s NEOs, as well as other key executives at Tapestry. The HR Committee reviews and approves Tapestry’s annual and LTI compensation programs, including performance goals, as well as significant changes in the design of employee benefits programs. In fiscal year 2021, the HR Committee retained and utilized the services of the independent firm, CAP, to provide advice and recommendations on the amount and form of executive compensation. CAP reported to and took direction from the HR Committee, and management provided information and input to CAP's consultants at the HR Committee’s direction. CAP did not provide additional services to Tapestry or its affiliates in fiscal year 2021. The HR Committee, after taking into consideration all factors relevant to such independence, including, but not limited to factors specified in NYSE listing standards and Rule 10C-1(b)(4) of the Exchange Act, confirmed that CAP was independent and determined that no conflicts of interest existed between CAP and Tapestry.
During fiscal year 2021, CAP attended HR Committee meetings and met with the members of the HR Committee without management present, and advised the HR Committee on various compensation matters such as executive compensation levels and practices among our peer group, amounts and structure of compensation for new hires, and investor policies on executive compensation. CAP also advised the HR Committee on considerations with respect to including equity, inclusion and diversity measures as a portion of the Company’s AIP for leadership starting in fiscal year 2022. CAP reviews and comments on materials prepared by management and also presents the HR Committee with its own analyses and recommendations. The HR Committee considered CAP's advice in its decision making on the compensation actions described in the sections Executive Summary and Fiscal Year 2021 Compensation. The CEO,
Global Human Resources Officer and other members of management work with the HR Committee Chair and CAP to set meeting agendas and prepare materials for HR Committee meetings.
Certain members of management typically attend HR Committee meetings to present information on the Company and the competitive environment for talent, discuss compensation and benefits policies and provide technical advice. The CEO is responsible for reviewing the performance of certain key executives, including the NEOs (other than herself), and recommending changes in their compensation to the HR Committee for approval. The HR Committee consults with CAP and determines and approves changes in the CEO's compensation based on its own review of the CEO's performance and other factors in its discretion. The HR Committee considers information on all elements of compensation over a period of years, as well as the impact of various termination scenarios in evaluating the appropriateness of executive compensation. Actual pay earned by our NEOs in prior years from annual incentives and LTI compensation is reviewed but is not specifically taken into account by the HR Committee in making the current year’s compensation decisions.
Decisions to change a NEO's (other than the CEO) base salary, annual incentive opportunity and/or LTI award are based on various factors, including the judgment of our CEO and the HR Committee. They consider the scope of their positions and any changes to those responsibilities, the skills and experience required for the job, their individual performance, business performance, labor market conditions and peer company compensation levels based on public disclosure and purchased industry compensation surveys. Salary increases, annual incentive opportunity and/or LTI award changes are considered annually and upon significant role changes, and are based on both financial and non-financial results achieved by the Company and the NEO during the preceding fiscal year. All changes are subject to HR Committee approval.
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Compensation Discussion and Analysis
Peer Group and Competitive Assessment of Compensation
Compensation at a defined group of companies is one reference point considered by the HR Committee and management in setting NEO compensation levels, although we do not attempt to link any single element of compensation to specific peer company percentiles or ratios. Pay practices at this group of companies are also reviewed by the HR Committee. The composition of the peer group is reviewed periodically and is determined by the HR Committee, considering input from its independent compensation consultant. In May 2021, following a regular review of the existing peer group by the HR Committee's consultant, CAP, the HR Committee approved revisions to the peer group, adding Levi Strauss & Co. and Abercrombie & Fitch Co. and removing Tiffany & Co., which increased the peer group to 15 companies for fiscal year 2021. As a secondary reference point, the HR Committee considers publicly available data from the following foreign-listed and private companies with whom Tapestry competes for certain executive talent: Burberry Group plc, Hermes International, J. Crew Group, Inc., Kering S.A., and LVMH, as well as industry compensation surveys. The peer group used during fiscal year 2021 is shown below. It includes 15 companies whose aggregate profile was comparable to Tapestry in terms of size, industry, operating characteristics and/or competition for executive talent.
Company Name	Sub Industry (as defined by GICS codes)	Revenue(1)	Market Valuation as of 6/30/2021
Compagnie Financière Richemont SA(2)	Apparel, Accessories and Luxury Goods	$15,427	$69,175
The Estée Lauder Companies Inc.	Personal Products	$14,294	$115,308
The Gap, Inc.	Apparel Retail	$13,800	$12,706
L Brands(3)	Specialty Stores	$11,847	$19,948
V.F. Corporation	Apparel, Accessories and Luxury Goods	$9,239	$32,189
PVH Corp.	Apparel, Accessories and Luxury Goods	$7,133	$7,678
Williams-Sonoma, Inc.	Homefurnishing Retail	$6,783	$11,993
Coty Inc.	Personal Products	$4,630	$7,155
Levi Strauss & Co.	Apparel, Accessories and Luxury Goods	$4,453	$11,098
Lululemon Athletica Inc.	Apparel, Accessories and Luxury Goods	$4,402	$47,503
Ralph Lauren Corporation	Apparel, Accessories and Luxury Goods	$4,401	$8,658
Capri Holdings Limited	Apparel, Accessories and Luxury Goods	$4,060	$8,655
American Eagle Outfitters, Inc.	Apparel Retail	$3,759	$6,294
Urban Outfitters, Inc.	Apparel Retail	$3,450	$4,054
Abercrombie & Fitch Co.	Apparel Retail	$3,125	$2,857

Tapestry, Inc.	Apparel, Accessories and Luxury Goods	$5,746	$12,153
Tapestry, Inc. Percentile Rank		54th	59th
(1) As reported in the Form 10-K for the most recent fiscal year (in millions).
(2) Revenue was converted to U.S. dollars (US$) based on the exchange rate at the end of the fiscal year end (3/31/2021). Market Valuation converted to US$ and as reported by S&P Capital IQ.
(3) L Brands spun off Victoria’s Secret as a stand-alone publicly traded company in August 2021, and then changed its name to Bath & Body Works, Inc.
52 | 2021 PROXY STATEMENT

Compensation Discussion and Analysis
Additional Information
Clawback Policy: Adjustment or Recovery of Awards
Tapestry has a clawback policy that applies to any performance-based annual or LTIs awarded to our NEOs as well as other key executives.
Under the policy, in the event of a material restatement of Tapestry's financial results, the HR Committee will review the circumstances that caused the restatement and consider accountability to determine whether a covered employee was negligent or engaged in misconduct. If so, and if the amount paid in an annual incentive award or the shares vesting in a performance-based LTI award would have been less had the financial statements been correct, the HR Committee will recover compensation from the covered employee as it deems appropriate. This policy is in addition to any requirements which might be imposed pursuant to Section 304 under the Sarbanes-Oxley Act of 2002, and will be modified to the extent required by the Dodd-Frank Act of 2010 and the related final rules of the SEC.
In addition, all of our LTI award agreements include a repayment provision in the event an award holder is terminated for cause (as defined in those agreements) or violates various non-compete or non-solicitation provisions, or other restrictive covenants included in those agreements.
Stock Ownership and Anti-Hedging Trading Policies
We believe that our NEOs should have a meaningful ownership stake in Tapestry in order to further align the interests of management and stockholders. Under our Stock Ownership Policy, each NEO is required to hold Company stock with a value at least equal to the multiple of his or her base salary set forth below.
Title	Multiple of Salary
Chief Executive Officer	5
Tapestry Chief Financial Officer, Chief Operations Officer, Coach Brand President	3
Kate Spade Brand President	2
Chief Communication Officer and Former Interim Financial Officer	1
Until the required ownership level is met, NEOs are required to retain 50% of net shares vested and options exercised until they reach such level, which is expected to happen within five years of the date a NEO is appointed to his or her position. Other Executive Officers are required to hold Company stock with values equal to one to two times their annual salaries, depending on position.
Ownership includes the equivalent of after-tax shares owned and shares equivalent of vested, unexercised, in-the-money stock options and unvested RSUs. PRSUs with incomplete performance periods do not count towards ownership. The HR Committee evaluates compliance with this policy annually, as of December 31.
As of the last measurement date (December 31, 2020):
•	Mr. Kahn and Ms. Resnick owned the required number of shares; and
•	Mses. Crevoiserat and Fraser and Mr. Glaser were making appropriate progress towards achieving their ownership requirement (all had less than two years with the Company at the time of measurement).
Under Tapestry's Insider Trading Policy, Tapestry employees and directors are prohibited from trading in Tapestry shares during certain prescribed blackout periods, typically beginning two weeks prior to the end of each fiscal quarter and ending two days after the public release of our quarterly earnings announcement. Tapestry employees and directors are prohibited from engaging in short sales, buying or selling derivative securities and other similar hedging activities related to Tapestry stock at all times.
2021 PROXY STATEMENT | 53

Compensation Discussion and Analysis
Impact of Accounting and Tax Treatment
In designing our compensation and benefits programs, the HR Committee reviews and considers the accounting implications of its decisions, including the accounting treatment of amounts awarded or paid to our executives.
Section 162(m) of the Internal Revenue Code (the “IRC”) limits the income tax deduction by Tapestry for compensation paid to certain executive officers to $1 million per year. As a result of amendments to Section 162(m) as part of the Tax Cuts and Jobs Acts of 2017, Tapestry is generally no longer able to take a deduction for any compensation paid to its current or former NEOs in excess of $1 million, with the exception of compensation pursuant to a binding written agreement in place on November 2, 2017, which can be exempt from the deduction limit if applicable requirements are met.
Other provisions of the IRC can also affect compensation decisions. Section 409A of the IRC, which governs the form and timing of payment of deferred compensation, imposes a 20% additional tax and an interest penalty on the recipient of deferred compensation that does not comply with Section 409A. The HR Committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to our executives and intends to structure any non-qualified deferred compensation plans or arrangements to be exempt from or to comply with the requirements of Section 409A.
54 | 2021 PROXY STATEMENT

Human Resources Committee Report
The Human Resources Committee of the Board of Directors of Tapestry, Inc. (the “Human Resources Committee”), which performs the functions of a compensation committee, reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on our reviews and discussion with management, the Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the 2021 Annual Meeting of Stockholders and incorporated by reference into our Annual Report on Form 10-K.
Human Resources Committee

David Denton, Chair Darrell Cavens Susan Kropf Pamela Lifford* Ivan Menezes
*Ms. Lifford joined the Human Resources Committee effective December 9, 2020.
2021 PROXY STATEMENT | 55

Compensation Risk Assessment
Management periodically reviews and shares with the HR Committee our compensation policies and practices and evaluates the degree to which they may motivate any employee, including our NEOs, to take on inappropriate or excessive risk. We believe that our various compensation programs are aligned to our strategy and objectives, and that they encourage prudent risk-taking to drive performance. As a result of its review and evaluation of our fiscal year 2021 compensation programs, the HR Committee, together with its independent compensation consultant, CAP, determined that our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Tapestry.
Factors evaluated by management and the HR Committee include the overall mix of pay between base salary, annual and long-term incentives, the performance metrics used in each program, the range of performance required to earn a payout under each program, and incentive plan components such as maximum payouts, vesting, stock ownership requirements and clawbacks.
Some of the key factors supporting the HR Committee’s conclusion that our programs do not drive inappropriate or excessive risk include capped payouts on all of our incentive plans, use of multiple, counter-balancing financial performance criteria in our Annual Incentive Plan and Long-Term Incentive Plan, executive and Independent Director stock ownership and anti-hedging policies, a market competitive weight on each component of pay, multiple year vesting for long-term incentives, a variety of performance metrics for PRSUs, and an incentive compensation clawback policy.
When the HR Committee and management are developing new or modified compensation programs and selecting performance measures for annual and long-term incentives, risk taking is considered and affects decisions accordingly.
56 | 2021 PROXY STATEMENT

Executive Compensation
Summary Compensation Table

Name & Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Joanne Crevoiserat Chief Executive Officer	2021	1,225,923	—	4,799,995	2,200,133	4,265,068	57,472	12,548,591
	2020	785,769	700,000	2,800,002	831,901	—	142,265	5,259,937
Scott Roe Chief Financial Officer and Head of Strategy	2021	67,596	250,000	549,983	1,100,040		—	1,967,619
Todd Kahn Chief Executive Officer and Brand President, Coach	2021	870,423	—	2,299,988	799,998	2,348,878	36,259	6,355,546
	2020	750,000	—	960,007	665,522	—	22,662	2,398,191
	2019	750,000	—	959,984	637,501	573,000	58,409	2,978,894
Thomas Glaser Chief Operations Officer	2021	775,385	—	1,199,993	600,001	1,600,000	12,688	4,188,067
	2020	738,462	200,000	2,399,982	623,926	—	89,986	4,052,356
Liz Fraser Chief Executive Officer and Brand President, Kate Spade	2021	775,385	250,000	566,667	—	1,548,000	25,084	3,165,136
							—
Andrea Shaw Resnick Chief Communications Officer and Former Interim Chief Financial Officer	2021	671,636	—	1,099,979	—	1,104,600	14,178	2,890,393
	2020	486,880	104,000	500,009	—	—	37,202	1,128,091
	2019	485,052	208,000	500,030	—	222,532	24,337	1,439,951
Jide Zeitlin Former Chief Executive Officer	2021	90,000	—	—	—	—	78	90,078
	2020	1,015,000	—	2,099,995	1,400,242	—	111,623	4,626,860
* Mr. Zeitlin left the Company on July 20, 2020 and Ms. Crevoiserat was appointed Interim CEO on July 21, 2020 and later CEO on October 27, 2020. Mr. Roe joined the Company on June 1, 2021.
(1) Salary amounts reflect the actual base salary payments made in fiscal years 2021, 2020 and 2019, including the impact of temporary salary reductions in 2021.
(2) For Mr. Roe and Ms. Fraser, the fiscal year 2021 amount reflects a cash sign-on bonus pursuant to the terms of each of their offer letters. The amounts for fiscal years 2020 and 2019 are described in the similar section of our fiscal year 2020 and 2019 proxy statement.
(3) Reflects the aggregate grant date fair value of all RSU awards and the aggregate grant date fair value of all PRSU awards assuming target level achievement, granted in the years shown. The aggregate grant date fair value is the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule as of the grant date and does not correspond to the actual value that the NEOs will realize from the award. The amounts for fiscal years 2020 and 2019 are described in the similar sections of our fiscal year 2020 and 2019 proxy statements. The grant date fair values for awards granted during fiscal year 2021 were as follows:
•
For Ms. Crevoiserat, annual and special RSUs and Acceleration and annual PRSUs (assuming target performance for the PRSUs). The Acceleration and annual PRSUs have a grant date fair value of $2,600,004; at the maximum achievement level, the total grant date fair value would be $5,200,009.

•	For Mr. Roe, annual RSUs granted upon hire on June 1, 2021.
•
For Mr. Kahn, annual and special RSUs and Acceleration PRSUs (assuming target performance for the PRSUs). The Acceleration PRSU has a grant date fair value of $299,994; at the maximum achievement level, the total grant date fair value would be $599,989.

•
For Mr. Glaser, annual RSUs and Acceleration PRSUs (assuming target performance for the PRSUs). The Acceleration PRSU has a grant date fair value of $299,994; at the maximum achievement level, the total grant date fair value would be $599,989.

•
For Ms. Fraser, annual RSUs and Acceleration PRSUs (assuming target performance for the PRSUs). The Acceleration PRSU has a grant date fair value of $299,994; at the maximum achievement level, the total grant date fair value would be $599,989.

2021 PROXY STATEMENT | 57

Executive Compensation
•
For Ms. Resnick, annual and special RSUs and Acceleration PRSUs (assuming target performance for the PRSUs). The Acceleration PRSU has a grant date fair value of $199,996; at the maximum achievement level, the total grant date fair value would be $399,992.

(4) Reflects the aggregate grant date fair value of all stock options granted in fiscal year 2021. The weighted-average assumptions used in calculating the grant date fair value of option awards are shown in the table below. The applicable weighted average assumptions for fiscal years 2020 and 2019 are described in Note 9, “Share-Based Compensation” of Tapestry’s Annual Report on Form 10-K for the fiscal year ended July 3, 2021.
Stock Option
Expected Term (years)	5.1
Expected Volatility	48.8%
Risk-free Interest Rate	0.3%
Dividend Yield	—%
(5) Amounts in this column reflect compensation earned under the AIP for the years shown. The amounts for fiscal year 2021 are described in detail in the section titled Compensation Discussion and Analysis—Fiscal Year 2019 Compensation—Annual Incentive Plan. The AIP and the amounts for fiscal years 2020 and 2019 are described in the applicable sections of our 2020 and 2019 proxy statements. Mr. Zeitlin left the company in July 2020, and did not receive an AIP payment for fiscal years 2020 or 2021. Mr. Roe joined the company in June 2021, and was not eligible to receive an AIP payment for fiscal year 2021.
(6) “All Other Compensation” includes the following amounts for the years shown.
Name & Principal Position	Fiscal Year	Company Contributions to Qualified Defined Contribution Plans ($)	Company Contributions to Non-Qualified Defined Contribution Plans ($)	Life Insurance Premiums ($)	Other(a) ($)
Joanne Crevoiserat Chief Executive Officer	2021	11,800	—	396	45,276
	2020	11,200	—	363	130,702
Scott Roe Chief Financial Officer and Head of Strategy	2021	—	—	—	—
Todd Kahn Chief Executive Officer and Brand President, Coach	2021	11,800	11,439	396	12,624
	2020	11,200	—	396	11,066
	2019	12,240	32,696	396	13,077
Thomas Glaser Chief Operations Officer	2021	11,800	—	363	525
	2020	11,200	—	363	78,423
Liz Fraser Chief Executive Officer and Brand President, Kate Spade	2021	16,846	—	363	7,875
Andrea Shaw Resnick Chief Communications Officer and Former Interim Chief Financial Officer	2021	13,263	—	390	525
	2020	9,738	22,242	386	4,836
	2019	13,380	9,635	386	936
Jide Zeitlin Former Chief Executive Officer	2021	—	—	33	45
	2020	—	—	297	111,326
(a) Fiscal year 2021 amounts shown include:
•	Long-term disability insurance premiums of $525 for Ms. Crevoiserat, $525 for Mr. Kahn, $525 for Mr. Glaser, $525 for Ms. Fraser, $525 for Ms. Resnick, and $45 for Mr. Zeitlin.
•	Company matching charitable contributions under the Company’s Matching Gift program of $12,099 for Mr. Kahn and $7,350 for Ms. Fraser.
•
Relocation expenses, pursuant to the Company's Relocation Policy for Vice Presidents and above for Ms. Crevoiserat: reimbursement of $22,174 plus $22,577 of associated income taxes paid by the Company.

•	The amounts for fiscal years 2020 and 2019 are described in the applicable sections of our 2020 and 2019 proxy statements.
58 | 2021 PROXY STATEMENT

Executive Compensation
Grants of Plan-based Awards
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(3) ($/Share)	Closing Market Price on Grant Date ($/share)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name & Principal Position	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joanne Crevoiserat Chief Executive Officer	Annual incentive		639,760	2,132,534	4,265,068
	Annual stock option grant	8/17/2020								121,166	15.83	15.83	799,998
	Appointment stock option grant	11/2/2020								141,535	23.63	23.63	1,400,135
	Annual RSU grant	8/17/2020							25,268			15.83	399,992
	Annual RSU cliff grant	8/17/2020							50,537			15.83	800,001
	Special RSU cliff grant	8/17/2020							63,171			15.83	999,997
	Acceleration Performance RSU grant	8/17/2020				9,476	31,586	63,172				15.83	500,006
	Appointment Performance RSU grant	11/2/2020				26,661	88,870	177,740				23.63	2,099,998
Scott Roe Chief Financial Officer and Head of Strategy	Annual stock option grant	6/1/2020								57,541	44.97	44.97	1,100,040
	Annual RSU Grant	6/1/2020							12,230			44.97	549,983
Todd Kahn Chief Executive Officer and Brand President, Coach	Annual incentive		352,332	1,174,439	2,348,878
	Annual stock option grant	8/17/2020								121,166	15.83	15.83	799,998
	Annual RSU grant	8/17/2020							25,268			15.83	399,992
	Annual RSU cliff grant	8/17/2020							50,537			15.83	800,001
	Special RSU cliff grant	8/17/2020							50,537			15.83	800,001
	Acceleration Performance RSU grant	8/17/2020				5,685	18,951	37,902				15.83	299,994
Thomas Glaser Chief Operations Officer	Annual incentive		240,000	800,000	1,600,000
	Annual stock option grant	8/17/2020								90,875	15.83	15.83	600,001
	Annual RSU grant	8/17/2020							18,951			15.83	299,994
	Annual RSU cliff grant	8/17/2020							37,903			15.83	600,004
	Acceleration Performance RSU grant	8/17/2020				5,685	18,951	37,902				15.83	299,994
Liz Fraser Chief Executive Officer and Brand President, Kate Spade	Annual incentive		240,000	800,000	1,600,000
	Annual RSU cliff grant	8/17/2020							16,846			15.83	266,672
	Acceleration Performance RSU grant	8/17/2020				5,685	18,951	37,902				15.83	299,994
Andrea Shaw Resnick Chief Communications Officer and Former Interim Chief Financial Officer	Annual incentive		165,690	552,300	1,104,600
	Annual RSU grant	8/17/2020							21,162			15.83	334,994
	Annual RSU cliff grant	8/17/2020							10,423			15.83	164,996
	Special RSU cliff grant	8/17/2020							25,268			15.83	399,992
	Acceleration Performance RSU grant	8/17/2020				3,790	12,634	25,268				15.83	199,996
(1) These columns represent the range of possible cash payouts for fiscal year 2021 associated with established levels of performance under the AIP. If performance falls below the pre-established thresholds, the payout is $0. Amounts actually earned are displayed in the Summary Compensation Table. For details please see Compensation Discussion and Analysis—Fiscal Year 2021 Compensation—Annual Incentive Plan.
2021 PROXY STATEMENT | 59

Executive Compensation
(2) These columns represent the range of possible share payouts associated with pre-established levels of performance for PRSUs granted in fiscal year 2021. If performance falls below the pre-established thresholds, no shares will be earned or distributed. These awards are described in the section titled Compensation Discussion and Analysis—Fiscal Year 2021 Compensation—Long Term Incentive Plan.
(3) The exercise price for stock option grants is the closing stock price on the date of grant.
(4) The amounts reported represent the grant date fair value of all stock and option awards granted to NEOs in fiscal year 2021. For RSU grants, the grant date fair value is calculated using the closing price of Tapestry common stock on the grant date, for stock options, the grant date fair value is calculated using the Black-Scholes value as of the grant date, and for the PRSU grants, the grant date fair value is determined using the closing price of Tapestry common stock on the date of grant. The weighted average assumptions used in calculating the grant date fair value of these awards are described in a footnote 4 to the Summary Compensation Table. Annual stock options and annual RSUs (including the awards granted to Mr. Roe upon hire) vest 25% per year over four years; annual PRSUs earned after completion of the two-year performance period will cliff vest on the third anniversary of the grant date; special PRSUs earned after completion of the two-year performance period will cliff vest on the second anniversary of the grant date.
60 | 2021 PROXY STATEMENT

Executive Compensation
Outstanding Equity Awards at Fiscal Year-end 2021
Name & Principal Position	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Grant Date	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Restricted Stock Unit Grant Date	Market Value of Shares or Units of Stock that Have Not Vested(a) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested(b) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested(a) ($)
Joanne Crevoiserat Chief Executive Officer	56,021(1)	168,060(1)	8/19/2019	20.97	8/19/2029
	—	121,166(1)	8/17/2020	15.83	8/17/2030
	—	141,535(1)	11/2/2020	23.63	11/2/2030
						45,320(c)	8/5/2019	1,933,351
						15,042(d)	8/19/2019	641,692
						63,171(e)	8/17/2020	2,694,875
						50,537(f)	8/17/2020	2,155,908
						25,268(d)	8/17/2020	1,077,933
							8/19/2019		5,696(g)	242,987
							8/17/2020		63,172(h)	2,694,918
							11/2/2020		177,740(i)	7,582,388
Scott Roe Chief Financial Officer and Head of Strategy	—	57,541(1)	6/1/2021	44.97	6/1/2031
						12,230(c)	6/1/2021	521,732
Todd Kahn Chief Executive Officer and Brand President, Coach	28,839(2)	—	8/3/2011	61.92	8/3/2021
	36,167(2)	—	8/15/2012	55.65	8/15/2022
	47,643(2)	—	8/14/2013	53.23	8/14/2023
	47,970(2)	—	8/13/2015	31.46	8/13/2025
	83,605(2)	—	8/11/2016	39.87	8/11/2026
	58,851(1)	19,616(1)	8/17/2017	41.00	8/17/2027
	27,712(1)	27,711(1)	8/16/2018	51.38	8/16/2028
	44,817(1)	134,448(1)	8/19/2019	20.97	8/19/2029
	—	121,166(1)	8/17/2020	15.83	8/17/2030
						2,057(d)	8/17/2017	87,752
						3,399(d)	8/16/2018	145,001
						12,034(d)	8/19/2019	513,370
						50,537(e)	8/17/2020	2,155,908
						50,537(f)	8/17/2020	2,155,908
						25,268(d)	8/17/2020	1,077,933
							8/19/2019		4,557(g)	194,386
							8/17/2020		37,902(h)	1,616,899
Thomas Glaser Chief Operations Officer	42,016(1)	126,045(1)	8/19/2019	20.97	8/19/2029
	—	90,875(1)	8/17/2020	15.83	8/17/2030
						56,649(c)	8/5/2019	2,416,646
						11,282(d)	8/19/2019	481,290
						37,903(f)	8/17/2020	1,616,942
						18,951(d)	8/17/2020	808,450
							8/19/2019		4,272(g)	182,234
							8/17/2020		37,902(h)	1,616,899
Liz Fraser Chief Executive Officer and Brand President, Kate Spade	16,338(2)	49,012(2)	3/2/2020	23.69	3/2/2030
						8,653(c)	3/2/2020	369,137
						16,846(f)	8/17/2020	718,650
							8/17/2020		37,902(h)	1,616,899
2021 PROXY STATEMENT | 61

Executive Compensation
Name & Principal Position	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Grant Date	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Restricted Stock Unit Grant Date	Market Value of Shares or Units of Stock that Have Not Vested(a) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested(b) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested(a) ($)
Andrea Shaw Resnick Chief Communications Officer and Former Interim Chief Financial Officer	10,625(2)	—	8/3/2011	61.92	8/3/2021
	13,896(2)	—	8/15/2012	55.65	8/15/2022
	18,806(2)	—	8/14/2013	53.23	8/14/2023
	20,947(2)	—	8/14/2014	36.31	8/14/2024
	14,585(2)	—	8/13/2015	31.46	8/13/2025
	23,224(2)	—	8/11/2016	39.87	8/11/2026
	16,347(1)	5,449(1)	8/17/2017	41.00	8/17/2027
						1,143(d)	8/17/2017	48,760
						3,541(d)	8/16/2018	151,059
						12,535(d)	8/19/2019	534,743
						25,268(e)	8/17/2020	1,077,933
						10,423(f)	8/17/2020	444,645
						21,162(d)	8/17/2020	902,771
							8/19/2019		1,187(g)	50,624
							8/17/2020		25,268(h)	1,077,933
Jide Zeitlin Former Chief Executive Officer	3,255(3)	—	11/3/2011	65.64	11/3/2021
	4,419(3)	—	11/7/2012	56.95	11/7/2022
	6,750(3)	—	11/7/2013	51.68	11/7/2023
	11,321(3)	—	11/6/2014	33.46	11/6/2024
	11,734(3)	—	11/4/2015	32.28	11/4/2025
	11,284(3)	—	11/10/2016	36.72	11/10/2026
	9,338(3)	—	11/9/2017	40.16	11/9/2027
	7,712(3)	—	11/8/2018	43.03	11/8/2028
	56,672(2)	170,015(2)	9/30/2019	26.05	9/30/2029
						18,617(d)	9/30/2019	794,201
							9/30/2019		7,050(g)	300,736
(1) Annual Stock Option Grant: vests 25% each year beginning one year from date of grant.
(2) Annual Stock Option Grant: vested 33.3% each year beginning one year from date of grant.
(3) Stock Option grant made while serving on the Board of Directors: vested one year from date of grant.
(a) The market value of stock awards is the number of shares shown in the table multiplied by $42.66, the closing price per share of our common stock on July 3, 2021.
(b) This column displays the number of shares that may be earned subject to expected performance conditions at the end of the relevant performance period. Please see Compensation Discussion and Analysis—Fiscal Year 2021 Compensation—Long Term Incentive Plan for details.
(c) New Hire RSU grants: For Ms. Crevoiserat vests 25% each year beginning one year from date of grant. For Mr. Roe, represents an annual RSU grant awarded upon hire and vests 25% each year beginning one year from date of grant. For Mr. Glaser, represents a special new hire RSU grant and vests 100% two years from date of grant
(d) Annual RSU grant: vests 25% each year beginning one year from date of grant.
(e) Special RSU grant in connection with Interim Officer appointments: vests 100% two years from date of grant.
(f) Annual RSU grant in lieu of Annual PRSU grant: vests 100% three years from date of grant.
(g) Annual PRSU grant: subject to performance, may vest 100% three years from date of grant. As of July 3, 2021, performance period was complete and 14.2% of target shares are expected to vest on August 19, 2022.
(h) Acceleration PRSU grant: subject to performance, may vest 100% two years from date of grant. As of July 3, 2021, performance period was incomplete. Shares and market values shown assume maximum performance.
(i) Annual PRSU grant: subject to performance, may vest 100% two years from date of grant. As of July 3, 2021, performance period was incomplete. Shares and market values shown assume maximum performance.
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Executive Compensation
2021 Option Exercises and Stock Vested
Name & Principal Position	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Joanne Crevoiserat Chief Executive Officer	—	—	20,120	283,168
Scott Roe Chief Financial Officer and Head of Strategy	—	—	—	—
Todd Kahn Chief Executive Officer and Brand President, Coach	—	—	23,726	372,744
Thomas Glaser Chief Operations Officer	—	—	3,760	56,701
Liz Fraser Chief Executive Officer and Brand President, Kate Spade	—	—	2,885	122,093
Andrea Shaw Resnick Chief Communications Officer and Former Interim Chief Financial Officer	—	—	11,523	179,453
Jide Zeitlin(3) Former Chief Executive Officer	—	—	6,205	96,984
(1) 7,691 shares were withheld to cover the taxes related to the vesting of Ms. Crevoiserat's RSUs; 8,062 shares were withheld to cover the taxes related to the vesting of Mr. Kahn's RSUs and PRSUs; 1,278 shares were withheld to cover the taxes related to the vesting of Mr. Glaser's RSUs; 1,115 shares were withheld to cover the taxes related to the vesting of Ms. Fraser’s RSUs; 4,406 shares were withheld to cover the taxes related to the vesting of Ms. Resnick's RSUs and PRSUs; 2,372 shares were withheld to cover the taxes related to the vesting of Mr. Zeitlin's RSUs.
(2) Represents the product of the number of shares vested and the market value of Tapestry, Inc.’s common stock on the vesting date.
(3) Shares represent vesting of Mr. Zeitlin's awards received as Chief Executive Officer which were entitled to pro-rata retirement treatment upon his resignation in July 2020.
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Executive Compensation
2021 Non-Qualified Deferred Compensation
Name & Principal Position	Non-Qualified Plan	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Joanne Crevoiserat	EDCP	491,507	—	3,213	—	494,720
Chief Executive Officer	SRP	—	—	—	—	—
Scott Roe	EDCP	—	—	—	—	—
Chief Financial Officer and Head of Strategy	SRP	—	—	—	—	—
Todd Kahn	EDCP	143,557	11,439	117,422	—	553,771
Chief Executive Officer and Brand President, Coach	SRP	—	—	44	—	110,749
Thomas Glaser	EDCP	—	—	—	—	—
Chief Operations Officer	SRP	—	—	—	—	—
Liz Fraser	EDCP	40,000	—	1,558	—	41,558
Chief Executive Officer and Brand President, Kate Spade	SRP	—	—	—	—	—
Andrea Shaw Resnick	EDCP	145,460	—	40,689	—	376,197
Chief Communications Officer and Former Interim Chief Financial Officer	SRP	—	—	91	—	226,070
Jide Zeitlin	EDCP	—	—	—	—	—
Former Chief Executive Officer	SRP	—	—	—	—	—
	DDC(5)				2,708,481
(1) Amounts shown represent elective salary and AIP deferrals made by NEOs into the Tapestry, Inc. Executive Deferred Compensation Plan (“EDCP”) in fiscal year 2021. All contributions shown are also reported as compensation for fiscal year 2021 in the Summary Compensation Table.
(2) In fiscal year 2021, Tapestry made matching contributions to the accounts of employees who participated in the EDCP (including our NEOs) during the 2020 plan year. The matching formula is 100% of up to 3% of up to $2 million in salary and AIP deferred in the previous plan year, less the maximum match available in the qualified 401(k) Savings Plan, as described in the Other Compensation and Benefits Elements section. All contributions shown are also reported as compensation for fiscal year 2021 in the Summary Compensation Table.
(3) Amounts shown represent total investment earnings (losses) under the EDCP and the Supplemental Retirement Plan (“SRP”). Both plans are funded non-tax qualified plans in which participants select investment options based on substantially similar mutual funds available to participants in the 401(k) Savings Plan. The value of each mutual fund varies daily based on stock market conditions. The SRP is frozen and there have been no contributions to the plan since December 31, 2015.
(4) Includes Executive Contributions, Registrant Contributions and Aggregate Earnings earned in the last fiscal year for each plan as applicable. Vested account balances are distributed six months after a participant’s termination. Under the EDCP, the deferred amounts and company match reported as compensation in the Summary Compensation Table were:
•	For Ms. Crevoiserat, $491,507 for fiscal year 2021 ($0 of which represented company match)
•
For Mr. Kahn, $39,619 for fiscal year 2019 ($32,696 of which represented company match), $11,250 for fiscal year 2020 ($0 of which represented company match) and $154,996 for fiscal year 2021 ($11,439 of which represented company match).

•	For Ms. Fraser, $40,000 for fiscal year 2021 ($0 of which represent company match).
•
For Ms. Resnick, $108,298 for fiscal year 2019 ($9,635 of which represented company match), $46,586 for fiscal year 2020 ($22,242 of which represented company match) and $145,460 for fiscal year 2021 ($0 of which represented company match).

•	Messrs. Roe, Glaser, and Zeitlin have not participated in the EDCP.
(5) Mr. Zeitlin held deferred stock units under the Company's 2000 Non-Qualified Deferred Compensation Plan for Independent Directors and the Company's stock incentive plans, from his service as an Independent Director, prior to his appointment as Chief Executive Officer of the Company. The value of the units distributed to him on January 21, 2021, approximately six months following his departure from the Company, is shown using the closing price of our common stock on January 21, 2021 of $33.75.
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Executive Compensation
Employment Agreements and Compensatory Arrangements
Messrs. Glaser, Kahn and Roe and Mses. Crevoiserat, Fraser and Resnick
Messrs. Glaser, Kahn and Roe and Mses. Crevoiserat, Fraser and Resnick are not subject to fixed term employment contracts. However, each agreed to employment offer letters with the Company upon the commencement of their employment and various supplemental letter agreements entered into, as applicable.
Each of Messrs. Glaser, Kahn and Roe and Mses. Crevoiserat, Resnick and Fraser is required to provide the Company with six-months’ advance written notice of his or her intent to terminate employment with Tapestry. Under the terms of each letter agreement, failure of the executive to comply with this notice provision results in the Company being entitled to an immediate injunction prohibiting him or her from commencing employment elsewhere for the length of the required notice and being entitled to claw back any cash incentive paid within 180 days of his or her last day of employment, the forfeiture of any unpaid cash incentive or unvested RSU or stock option or vested stock option as of his or her last day of employment and the ability to claw back any Financial Gain (as defined in each equity award grant agreement) realized from the vesting of any equity award within the 12 months preceding his or her last day of employment with Tapestry.
Mr. Glaser's letter agreement also provides that upon his voluntary resignation from the Company after attaining age 64 with not less than five (5) completed years of service with the Company he will receive retirement treatment under his equity award agreements. Ms. Crevoiserat and Mr. Roe's letter agreements each provide that upon their voluntary resignation from the Company after attaining age 62 with not less than five (5) completed years of service with the Company they will receive retirement treatment under their equity award agreements. All other executives are subject to the standard retirement requirements discussed below under Treatment of Long-Term Incentives Upon Termination or Change in Control. Mr. Kahn and Ms. Resnick are currently eligible for retirement treatment. See Treatment of Long-Term Incentives Upon Termination or Change in Control for a summary of such treatment.
Each of the executive's letter agreements, other than Ms. Crevoiserat’s agreement, provides for 12-months of base salary and health benefits continuation under the Severance Pay Plan for Vice Presidents and Above (the “Severance Pay Plan”) in the event he or she is terminated without “Cause” or, for Ms. Fraser and Messrs. Glaser and Roe, if they resign for “Good Reason.” Ms. Crevoiserat’s agreement provides for
24-months of base salary and benefits continuation, as well as pro-rated AIP payment based on actual performance in the event she is terminated without “Cause” or resigns for “Good Reason.”
Under Ms. Resnick's letter agreements, “Cause” is defined as (i) violation of Tapestry's employee guide or written policies and procedures, (ii) indictment, conviction of, or plea of guilty or no contest to a felony or crime of moral turpitude, (iii) willful or grossly negligent breach of duties, (iv) any act of fraud, embezzlement or other similar dishonest conduct, (v) any act or omission that Tapestry determines could have a material adverse effect on Tapestry, (vi) failure to follow the lawful directives of the chief executive officer or other officer of Tapestry to whom she reports, (vii) breach of her letter agreement or other written agreement between with Tapestry or any of its affiliates, or (viii) for breach of the representations set forth in her letter agreement stating that she has not been the subject of any allegation or complaint of sexual harassment, discrimination, retaliation, or sexual or other misconduct in connection with prior employment or otherwise and has not been a party to any settlement agreement or nondisclosure agreement relating to such matters (the “Representations”).
Under Mses. Crevoiserat and Fraser's and Messrs. Kahn, Roe and Glaser's letter agreements, “Cause” is defined as (i) violation of Tapestry's employee guide or written policies and procedures, (ii) violation of any of the Company's policies regarding sexual harassment and misconduct, (iii) indictment, conviction of, or plea of guilty or no contest to a felony or crime of moral turpitude, (iv) willful or grossly negligent breach of duties, (v) any act of fraud, embezzlement or other similar dishonest conduct, (vi) any act or omission that Tapestry determines could have a material adverse effect on Tapestry, (vii) failure to follow the lawful directives of his or her supervisor, (viii) breach of his or her letter agreement or other written agreement between with Tapestry or any of its affiliates; or (ix) for breach of the Representations.
Under Mses. Crevoiserat and Fraser's and Mr. Glaser's letter agreements, “Good Reason” is defined as (i) material diminution of respective position and title, or comparable role; or (ii) relocation of Tapestry's executive offices more than 50 miles outside of New York City; or, for Ms. Crevoiserat, (iii) a reduction in her base salary of more than 20%, other than a reduction that is also applied to members of the Company's Executive Committee or equivalent body or (iv) the Company's material breach of the terms of her letter agreement, subject to certain notice and cure periods described in each letter agreement. Under Mr. Roe’s letter agreement, “Good Reason”
2021 PROXY STATEMENT | 65

Executive Compensation
is defined as Mr. Roe ceasing to be the Company’s Chief Financial Officer (principal financial officer) without his consent, subject to certain notice and cure periods described in the letter agreement.
During fiscal year 2020, the Company adopted the Tapestry, Inc. Special Severance Plan (the “Special Severance Plan”), which is intended to provide benefits to designated employees of the Company who are members of a select group of management or highly compensated employees (as determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA) in the event their employment is terminated by the Company without cause or by the participant for good reason, each as set forth in the plan upon or within 24 months following a Change in Control (a “Qualifying Termination”). In the event of a Qualifying Termination, the
Company shall provide the participants under the Special Severance Plan with severance payment amounts equal to the sum of such participant’s Base Salary plus Bonus (each as defined in the Special Severance Plan) multiplied by a certain severance multiple applicable to each participant depending on position, pro-rated bonus based on actual performance, in addition to COBRA and accelerated vesting of unvested awards granted on or after the adoption of the plan. At the end of fiscal year 2021, Ms. Crevoiserat was entitled to a multiple of 2.5 times; all other NEOs other than Mr. Zeitlin were entitled to severance multiples of 1.5 times.
Please refer to Treatment of Long-Term Incentives below for a discussion of the impact of a termination on annual stock options, PRSUs and RSUs.
Mr. Zeitlin
Mr. Zeitlin agreed to an employment offer letter upon the commencement of his employment with the Company as Chief Executive Officer in September 2019, and was not subject to a fixed term employment contract. Prior to his appointment as Chief Executive Officer, Mr. Zeitlin had served on the Company’s Board since 2006; he continued his Board service after his appointment, but was no longer considered independent. Under his offer letter, Mr. Zeitlin was required to provide the Company with six-months’ advance written notice of his intent to terminate his employment. Mr. Zeitlin voluntarily resigned from the Company and the Board effective July 20, 2020 and, as permitted under the terms of his offer letter, the Company waived his notice period.
Mr. Zeitlin's letter agreement provided that, due to his 14 years of service on the Board, he was eligible to receive retirement treatment on his LTIs upon his departure from the Company, other than for cause. Prior to completion of one-year of service as the Company's Chief Executive Officer, retirement treatment entitled him to pro-rata vesting of his LTIs. After completion of one-year of service as the Company's
Chief Executive Officer, retirement treatment entitled him to full continued vesting of his LTIs. Mr. Zeitlin voluntarily resigned from the Company prior to completion of one year of service during fiscal 2021 and was entitled to receive pro-rata vesting of his LTIs.
Mr. Zeitlin waived participation in the Company's Severance Pay Plan and the Special Severance Plan upon his appointment as Chief Executive Officer.
Mr. Zeitlin did not receive any severance payments upon his resignation from the Company in July 2020. The actual amounts that Mr. Zeitlin received or is eligible to receive following his resignation are displayed below, and reflect payment for his deferred compensation units earned from his prior service as a director and the pro-rata vesting of his equity awards pursuant to the retirement treatment under his offer letter.
The actual amounts that Mr. Zeitlin received or is eligible to receive following his resignation are displayed below.
Compensation and Benefits due to Termination Event	Jide Zeitlin
Cash Severance Payments	$—
Annual Incentive Plan Payout for fiscal year 2021	$—
Qualified Retirement Plan Distribution	$—
Deferred Stock Unit distribution (for prior service as independent director)(1)	$2,708,481
Intrinsic value of unvested long-term incentive awards that continued vesting upon termination
Stock Options: intrinsic value of the pro-rata portion of awards that continued vesting upon termination	$2,823,949
RSUs: intrinsic value of the pro-rata portion of awards that continued vesting upon termination	$891,185
PRSUs: intrinsic value of earned, unvested awards	$300,736
Total	$6,724,351
(1) Mr. Zeitlin held deferred stock units under the Company's 2000 Non-Qualified Deferred Compensation Plan for Independent Directors and the Company's stock incentive plans, from his service as an Independent Director, prior to his appointment as Chief Executive Officer of the Company. The value of the units distributed to him on January 21, 2021, approximately six months following his departure from the Company, is shown using the closing price of our common stock on January 21, 2021 of $33.75.
66 | 2021 PROXY STATEMENT

Executive Compensation
(2) The intrinsic value of Options and RSUs is the number of shares expected to vest multiplied by $42.66, the closing price per share of our common stock on July 2, 2021, the last trading day of fiscal year 2021, plus the actual value of the options and RSUs vested on September 30, 2020, and reflects actual performance for the PRSUs earned but not vested.
Treatment of Long-Term Incentives Upon Termination or Change in Control
In general, the annual stock option, PRSU and RSU grants made to our NEOs and outstanding as of the end of fiscal year 2021 are treated as indicated below in the event of termination or change-in-control. The HR Committee retains discretion to modify the terms of any agreement in certain situations.
Reason for Termination	Treatment of Unvested Awards
Voluntary (including a resignation without “Good Reason,” as defined above under Employment Agreements and Compensatory Arrangements)	Unvested awards forfeit. Vested stock options remain exercisable for 90 days.
Retirement (departure from the Company, other than for cause, if employee has attained age 65 and five years of service or age 55 and ten years of service with the Company)
Unvested awards remain outstanding and become vested according to their original schedule, subject to compliance with the restrictive covenants through the last vesting date. The number of PRSUs that vest is based on actual company performance.

Vested options continue to be exercisable for the remainder of the ten-year term.

Severance Event (including resignation with “Good Reason” or termination without “Cause,” as defined above under Employment Agreements and Compensatory Arrangements)
For grants made on and after August 16, 2018: unvested awards vest pro-rata as of the employee's termination date.

For grants made prior to August 16, 2018: unvested awards continue to vest for the duration of the salary continuation period.

In either case, the number of PRSUs that ultimately vest will be based on actual performance relative to the pre-established targets.

Exercisability of vested stock options continues for the 90 days following termination date for grants made on or after August 16, 2018 or the end of the salary continuation period for grants made prior to this date.

Death or Long-Term Disability	Vesting of unvested awards and target PRSUs is accelerated. The estate (or the executive) may exercise stock options for five years.
Termination upon a Change-in-Control	Vesting of unvested awards is accelerated (at target performance for PRSUs if prior to completion of performance period).
Cause (as defined above under Employment Agreements and Compensatory Arrangements)	Vested and unvested stock options and unvested RSUs and PRSUs forfeit, and financial gains realized in the twelve months prior to termination must be repaid.
Change-in-Control without termination
Outstanding awards shall continue vesting as scheduled assuming continued employment, or an equivalent award shall be substituted by the successor corporation. PRSUs shall be deemed earned at target performance if Change-in-Control is prior to end of performance period.

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Executive Compensation
Potential Payments Upon Termination or Change in Control
The tables below reflect the amount of compensation that would have been owed to each of our NEOs in the event of employment termination, including due to a change in control, on July 3, 2021. The tables include amounts earned through July 3, 2021, as well as estimates of the amounts which would have been paid to such NEOs following that date. The actual amounts to be paid out can only be determined at the time of a NEO’s termination.
Regardless of the reason for a NEO’s termination of employment, a NEO may be entitled to receive amounts earned during the term of employment. Such amounts include:
•	any vested balance in our qualified and non-qualified retirement plans;
•	the ability to convert life insurance at the NEO's own expense;
•	the ability to exercise vested stock options for a defined period of time.
In the event a NEO dies or is terminated due to disability, such NEO or beneficiary would receive benefits under our broad-based life insurance or long-term disability plan, as appropriate.
The amounts of compensation due upon various termination situations reflect the specific employment terms and conditions for each executive as described above under Employment Agreements and Compensatory Arrangements, and were calculated using the following assumptions:
•
LTI amounts reflect the intrinsic value of unvested stock options, RSUs and PRSUs whose vesting would be pro-rated, accelerated or continued due to the termination, assuming a closing price of our common stock on July 2, 2021 of $42.66 the last trading day before the assumed termination date. For termination reasons in which the value of PRSUs earned depends on satisfaction of the performance criteria, FY19-21 PRSUs reflect no shares earned, FY20-22 PRSUs reflect actual performance of 14.2% of target, as certified by the HR Committee in August 2021, and Acceleration PRSUs assume maximum performance.

•	The HR Committee does not exercise its discretion to pro-rata vest, increase or decrease any equity awards.
•	The values shown for continuation of benefits and perquisites reflect our cost for each program as of July 3, 2021. These costs may change annually.
•	The “Total” row represents the sum of all estimated payments in the column.
68 | 2021 PROXY STATEMENT

Executive Compensation
JOANNE CREVOISERAT
Incremental Benefits Due to Termination Event	Termination with Cause(1) ($)	Resignation by the Executive without Good Reason(1)(2) ($)	Termination without Cause ($)	Resignation by the Executive with Good Reason(2) ($)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement(3) ($)
TOTAL	586,316	586,316	18,079,140	18,079,140	37,322,569	29,794,491	—
Salary Continuation	—	—	2,600,000	2,600,000	3,250,000	—	—
Benefit and Perquisite Continuation	—	—	47,014	47,014	58,768	—	—
Short Term Incentive	—	—	4,265,068	4,265,068	9,952,568	4,265,068	—
Annual Long Term Incentives:
Unvested Stock Options	—	—	2,220,386	2,220,386	9,589,516	9,589,516	—
Unvested Restricted Stock Units	—	—	1,639,923	1,639,923	5,808,884	5,808,884	—
Unvested Performance Restricted Stock Units	—	—	1,413,646	1,413,646	4,034,181	5,502,372	—
Special Long Term Incentives:
Unvested Restricted Stock Units	—	—	2,694,875	2,694,875	2,694,875	2,694,875	—
Unvested Performance Restricted Stock Units	—	—	2,611,912	2,611,912	1,347,459	1,347,459	—
Retirement Plan Distribution	586,316	586,316	586,316	586,316	586,316	586,316	—
(1) In the event of Ms. Crevoiserat's termination for cause or resignation without good reason she would be required to repay to the Company the full amount of her $700,000 sign-on bonus within one month of her termination date if she provides notice of resignation within 24 months of her start date.
(2) Pursuant to Ms. Crevoiserat's employment offer letter with the Company, Ms. Crevoiserat may receive, based on the sole discretion of the Company, total compensation of up to $2,600,000, equal to 24 months’ salary, in exchange for enforcement of the non-competition provisions of such offer letter for up to the 24-month period following her separation from the Company.
(3) Ms. Crevoiserat was not eligible to retire as of July 3, 2021.
SCOTT ROE
Incremental Benefits Due to Termination Event	Termination with Cause(1) ($)	Resignation by the Executive without Good Reason(1)(2) ($)	Termination without Cause ($)	Resignation by the Executive with Good Reason(2) ($)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement(3) ($)
TOTAL	—	—	951,187	951,187	3,665,747	521,732	—
Salary Continuation	—	—	925,000	925,000	1,387,500	—	—
Benefit and Perquisite Continuation	—	—	14,760	14,760	22,140	—	—
Short Term Incentive	—	—	—	—	1,734,375	—	—
Annual Long Term Incentives:
Unvested Stock Options	—	—	—	—	—	—	—
Unvested Restricted Stock Units	—	—	11,427	11,427	521,732	521,732	—
Unvested Performance Restricted Stock Units	—	—	—	—	—	—	—
Retirement Plan Distribution	—	—	—	—	—	—	—
(1) In the event of Mr. Roe’s termination for cause or resignation without good reason he would be required to repay to the Company the full amount of his $500,000 sign-on bonus within one month of his termination date if he provides notice of resignation within 24 months of his start date.
(2) Pursuant to Mr. Roe’s employment offer letter with the Company, Mr. Roe may receive, based on the sole discretion of the Company, total compensation of up to $925,000, equal to 12 months’ salary, in exchange for enforcement of the non-competition provisions of such offer letter for up to the 12-month period following his separation from the Company.
(3) Mr. Roe was not eligible to retire as of July 3, 2021.
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Executive Compensation
TODD KAHN
Incremental Benefits Due to Termination Event	Termination with Cause ($)	Resignation by the Executive without Good Reason(1) ($)	Termination without Cause ($)	Resignation by the Executive with Good Reason(2) ($)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement(3) ($)
TOTAL	1,287,825	1,287,825	16,394,216	—	20,046,492	18,149,566	15,664,511
Salary Continuation	—	—	950,000	—	1,425,000	—	—
Benefit and Perquisite Continuation	—	—	9,609	—	14,413	—	—
Short Term Incentive	—	—	—	—	3,980,921	2,348,878	2,348,878
Annual Long Term Incentives:
Unvested Stock Options	—	—	6,199,623	—	6,199,623	6,199,623	6,199,623
Unvested Restricted Stock Units	—	—	3,979,965	—	3,979,965	3,979,965	3,979,965
Unvested Performance Restricted Stock Units	—	—	194,386	—	194,386	1,368,917	194,386
Special Long Term Incentives:
Unvested Restricted Stock Units	—	—	2,155,908	—	2,155,908	2,155,908	945,056
Unvested Performance Restricted Stock Units(4)	—	—	1,616,899	—	808,450	808,450	708,778
Retirement Plan Distribution	1,287,825	1,287,825	1,287,825	—	1,287,825	1,287,825	1,287,825
(1) Pursuant to Mr. Kahn’s employment offer letter with the Company, Mr. Kahn may receive, based on the sole discretion of the Company, total compensation of up to $950,000, equal to 12 months’ salary, in exchange for enforcement of the non-competition provisions of such offer letter for up to the 12-month period following his separation from the Company.
(2) Mr. Kahn is not able to resign for Good Reason under the terms of his offer letter.
(3) Mr. Kahn was eligible to retire as of July 3, 2021.
(4) Although Mr. Kahn is eligible for retirement treatment, special treatment rules for his Special RSUs and Acceleration PRSUs call for a proration of the award based on termination date.
THOMAS GLASER
Incremental Benefits Due to Termination Event	Termination with Cause(1) ($)	Resignation by the Executive without Good Reason(1)(2) ($)	Termination without Cause ($)	Resignation by the Executive with Good Reason(2) ($)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement(3) ($)
TOTAL	84,127	84,127	7,752,435	7,752,435	15,599,213	12,448,727	—
Salary Continuation	—	—	800,000	800,000	1,200,000	—	—
Benefit and Perquisite Continuation	—	—	19,321	19,321	28,982	—	—
Short Term Incentive	—	—	1,600,000	1,600,000	2,800,000	1,600,000	—
Annual Long Term Incentives:
Unvested Stock Options	—	—	1,329,304	1,329,304	5,172,092	3,349,482	—
Unvested Restricted Stock Units	—	—	3,097,175	3,097,175	5,323,328	5,323,328	—
Unvested Performance Restricted Stock Units	—	—	113,730	113,730	182,234	1,283,341	—
Special Long Term Incentives:
Unvested Performance Restricted Stock Units	—	—	708,778	708,778	808,450	808,450	—
Retirement Plan Distribution	84,127	84,127	84,127	84,127	84,127	84,127	—
(1) In the event of Mr. Glaser's termination for cause or resignation without good reason, he would be required to repay to the Company the full amount of his $200,000 sign-on bonus within one month of his termination date if he provides notice of resignation within 24 months of his start date.
(2) Pursuant to Mr. Glaser's employment offer letter with the Company, Mr. Glaser may receive, based on the sole discretion of the Company, total compensation of up to $800,000, equal to 12 months’ salary, in exchange for enforcement of the non-competition provisions of such offer letter for up to the 12-month period following his separation from the Company.
(3) Mr. Glaser was not eligible to retire as of July 3, 2021.
70 | 2021 PROXY STATEMENT

Executive Compensation
LIZ FRASER
Incremental Benefits Due to Termination Event	Termination with Cause(1) ($)	Resignation by the Executive without Good Reason(1)(2) ($)	Termination without Cause ($)	Resignation by the Executive with Good Reason(2) ($)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement(3) ($)
TOTAL	123,978	123,978	3,536,252	3,536,252	6,897,972	4,497,972	—
Salary Continuation	—	—	800,000	800,000	1,200,000	—	—
Benefit and Perquisite Continuation	—	—	—	—	—	—	—
Short Term Incentive	—	—	1,548,000	1,548,000	2,748,000	1,548,000	—
Annual Long Term Incentives:
Unvested Stock Options	—	—	104,146	104,146	929,758	929,758	—
Unvested Restricted Stock Units	—	—	251,350	251,350	1,087,787	1,087,787	—
Special Long Term Incentives:
Unvested Performance Restricted Stock Units	—	—	708,778	708,778	808,450	808,450	—
Retirement Plan Distribution	123,978	123,978	123,978	123,978	123,978	123,978	—
(1) In the event of Ms. Fraser's termination for cause or resignation without good reason, she would be required to repay to the Company the full amount of her $500,000 sign-on bonus within one month of her termination date if she provides notice of resignation within 24 months of her start date.
(2) Pursuant to Ms. Fraser’s employment offer letter with the Company, Ms. Fraser may receive, based on the sole discretion of the Company, total compensation of up to $800,000, equal to 12 months’ salary, in exchange for enforcement of the non-competition provisions of such offer letter for up to the 12-month period following her separation from the Company.
(3) Ms. Fraser was not eligible to retire as of July 3, 2021.
ANDREA SHAW RESNICK
Incremental Benefits Due to Termination Event	Termination with Cause ($)	Resignation by the Executive without Good Reason(1) ($)	Termination without Cause(1) ($)	Resignation by the Executive with Good Reason(2) ($)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement(3) ($)
TOTAL	2,801,454	2,801,454	7,816,412	—	9,580,768	7,970,487	6,992,740
Salary Continuation	—	—	700,000	—	1,050,000	—	—
Benefit and Perquisite Continuation	—	—	17,444	—	26,166	—	—
Short Term Incentive	—	—	—	—	1,944,600	1,104,600	1,104,600
Annual Long Term Incentives:
Unvested Stock Options	—	—	9,045	—	9,045	9,045	9,045
Unvested Restricted Stock Units	—	—	2,081,979	—	2,081,979	2,081,979	2,081,979
Unvested Performance Restricted Stock Units	—	—	50,624	—	50,624	356,510	50,624
Special Long Term Incentives:
Unvested Restricted Stock Units	—	—	1,077,933	—	1,077,933	1,077,933	472,519
Unvested Performance Restricted Stock Units(4)	—	—	1,077,933	—	538,966	538,966	472,519
Retirement Plan Distribution	2,801,454	2,801,454	2,801,454	—	2,801,454	2,801,454	2,801,454
(1) Pursuant to Ms. Resnick’s employment offer letter with the Company, Ms. Resnick may receive, based on the sole discretion of the Company, total compensation of up to $700,000, equal to 12 months’ salary, in exchange for enforcement of the non-competition provisions of such offer letter for up to the 12-month period following her separation from the Company.
(2) Ms. Resnick is not able to resign for “Good Reason” under the terms of her offer letter.
(3) Ms. Resnick was eligible to retire as of July 3, 2021.
(4) Although Ms. Resnick is eligible for retirement treatment, special treatment rules for her Special RSUs and Acceleration PRSUs call for a proration of the award based on termination date.
2021 PROXY STATEMENT | 71

Executive Compensation
CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), the following information explains the relationship of the annual total compensation of our median employee to the annualized total compensation of Ms. Crevoiserat, our CEO at the end of fiscal year 2021.
For fiscal year 2021, as required under the applicable rules, we identified a new median employee.
We determined the following in compliance with the requirements set forth in Item 402(u) of SEC Regulation S-K:
•	The total compensation of our median employee was $27,571;
•	The total annualized compensation of Ms. Crevoiserat was $12,622,668; and
•	The ratio of the median employee’s pay to that of Ms. Crevoiserat was 1 to 458.
To determine Ms. Crevoiserat's compensation for purposes of calculating the ratio, we annualized her base salary as reported in the Summary Compensation Table, since Ms. Crevoiserat did not serve as Chief Executive Officer for all of fiscal year 2021. The remaining components of her compensation used to calculate the ratio were as reported in the Summary Compensation Table.
Our median employee is a full time sales associate working in a retail store in Asia.
To identify the median employee and determine his or her annual total compensation, we used the following methodology, consistent with SEC regulations:
•	We selected May 3, 2021 as the determination date, two months before the end of our fiscal year 2021.
•
At that time, we prepared a file of our consolidated global payroll records. As of the determination date, our analysis included approximately 17,300 employees working in 27 countries. This figure represented all our employees globally with the exception of 286 employees working in Australia and New Zealand. This group was fewer than 5% of our total population and therefore was excluded from our analysis using the de minimus exemption.

•
We utilized actual base salary paid in fiscal year 2021 from our payroll records as our consistently applied compensation measure to identify the median employee. We converted compensation for employees paid in currencies other than the U.S. dollar into U.S. dollars based on exchange rates as of the end of fiscal year 2021.

•
We examined a small group of employees for whom actual base salary was clustered within a few dollars around the median. From this group we selected an individual we determined to be reasonably representative of our median employee.

•	For purposes of the pay ratio, both the CEO's and median employee’s annual total compensation were calculated in accordance with the requirements of Item 402(c)(2)(x) of SEC Regulation S-K.
72 | 2021 PROXY STATEMENT

Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes information as of July 3, 2021, with respect to the shares of Tapestry common stock that may be issued under our equity compensation plans:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants or rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity comp plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	24,010,673(1)	36(2)	23,203,709(3)
Equity compensation plans not approved by security holders(4)	8,870	N/A(2)	—
Total	24,019,543		23,203,709
(1) Includes 8,046,044 RSUs and 2,626,533 PRSUs which do not have an exercise price. PRSUs with incomplete performance periods assume maximum performance conditions will be satisfied.
(2) Includes weighted average exercise price for stock options only.
(3) Includes securities remaining available for future issuance for each of the following plans:
•	2018 Stock Incentive Plan: 22,452,153
•	Employee Stock Purchase Plan: 751,556
(4) Includes outstanding deferred stock units held by the 2000 Non-Qualified Deferred Compensation Plan for Independent Directors, under which certain of Tapestry’s Independent Directors previously deferred certain elements of their compensation. Since November 2018, director compensation and deferrals have been administered under the stockholder-approved 2018 Stock Incentive Plan. The Board froze this program to new deferrals effective in February 2020. Amounts previously deferred under these plans are represented by deferred stock units, which represent the right to receive shares of Tapestry common stock, on a one-for-one basis, on the distribution date elected by the participant. Deferred stock units were valued as if each deferral were invested in Tapestry common stock as of the deferral date. Deferred stock units do not have voting rights, but are credited with dividend equivalents.
2021 PROXY STATEMENT | 73

Certain Relationships and Related Transactions
Transactions with Related Persons
The Company has not identified any direct or indirect material interests of its directors or executive officers in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K for fiscal year 2021.
Policies and Procedures for Related Person Transactions
Tapestry has instituted written policies and procedures for the review, approval and ratification of “related person” transactions as defined in Item 404 of SEC Regulation S-K under the Exchange Act between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners, and each of their immediate family members, in which any “related person” had, has or will have a “direct or indirect material interest,” and which is potentially required to be disclosed pursuant to the Exchange Act.
The policy provides that the GN Committee is responsible for the review and approval or disapproval of related party transactions proposed to be entered into or the ratification of any such transaction which continues on a year after year basis. Under the policy, no GN Committee member may participate in any review, consideration or approval of a transaction involving such member or their immediate family or any entity with which such GN Committee member is affiliated.
In reviewing transactions subject to the policy, the GN Committee considers any factors it deems relevant, including (i) whether the transaction is in the ordinary course of business of the Company, (ii) whether the transaction is on terms no less favorable than terms available to an unaffiliated third party, (iii) the related person’s interest in the transaction, (iv) the approximate dollar value of the transaction and the related person’s interest, (v) the purpose of the transaction, (vi) the disclosure obligations of the Company, (vii) the conflict of interest provisions of the Code and (viii) any other information that may be considered material.
74 | 2021 PROXY STATEMENT

Other Information
Communicating with the Board
Tapestry has adopted a policy which permits stockholders and interested parties to contact the Board, with the option to do so anonymously. To report complaints or concerns about Tapestry’s accounting, internal accounting controls, auditing or legal matters directly to Tapestry’s Board and/or Audit Committee, stockholders may submit a report on Tapestry Ethics and Compliance Reporting System (https://www.tapestry.ethicspoint.com/) or call 1-800-396-1807, which is manned by an independent service taking confidential messages on behalf of Tapestry. Complaints or concerns relating to Tapestry’s accounting, internal accounting controls or auditing matters will be referred to Tapestry’s independent Chair and the Audit Committee Chair. Other relevant legal or ethical concerns will be referred to the independent Chair of Tapestry’s Board, who is also currently the Chair of the GN Committee. The status of all outstanding concerns addressed to the independent Chair or the Audit Committee Chair will be reported to the Board on at least a quarterly basis. Further information on this policy is available to security holders on Tapestry’s web site through the Corporate Governance page.
Stockholder Proposals for the 2022 Annual Meeting
Tapestry’s Bylaws currently provide that in order for a stockholder or eligible group of stockholders to nominate a candidate for election as a Director at an Annual Meeting of Stockholders or for a stockholder to propose business for consideration at such meeting, written notice complying with the requirements set forth in our Bylaws generally must be delivered to the Secretary of Tapestry, at Tapestry’s principal executive office, not later than 5:00 p.m., Eastern time, on the 120th day, and not earlier than the 150th day, prior to the first anniversary of the date of the proxy statement for the preceding year’s Annual Meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2022 Annual Meeting must be received by the Secretary after April 27, 2022, and no later than 5:00 p.m. Eastern time on May 27, 2022. Nominations or proposals should be mailed to Tapestry, Inc., to the attention of Tapestry’s Secretary, David Howard, 10 Hudson Yards, New York, New York 10001. In addition, if you wish to have your proposal considered for inclusion in Tapestry’s 2022 proxy statement, pursuant to Rule 14a-8 of the Exchange Act, we must receive it no later than May 27, 2022.
Except as required by applicable law, Tapestry will consider only proposals meeting the requirements of the applicable federal securities laws, the Commission rules promulgated thereunder and Tapestry’s Bylaws. Tapestry’s Bylaws currently permit a stockholder (or a group of up to 20 stockholders) owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials candidates for election as directors constituting up to the greater of two individuals or 20% of the Board, if the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in Tapestry’s Bylaws. For the 2022 Annual Meeting, notice of a proxy access nomination must be delivered to our Secretary not before April 27, 2022, and no later than 5:00 p.m. Eastern time on May 27, 2022. A copy of the Bylaws may be obtained from David Howard, Tapestry’s Secretary, by written request to the same address.
Other Business
Tapestry’s Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business other than as specified in the
Notice of the Annual Meeting that may properly come before the Annual Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the discretion of the persons exercising such proxies.
2021 PROXY STATEMENT | 75

Other Information
Tapestry’s Form 10-K and Other Matters
A copy of Tapestry’s Annual Report on Form 10-K for the fiscal year ended July 3, 2021, as filed with the SEC, will be sent to any stockholder, without charge, by regular mail or by e-mail upon written request addressed to Tapestry, to the attention of the Investor Relations Department, 10 Hudson Yards, New York, New York 10001. You also may obtain our Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or on the investor relations section of our website.
To the extent that this proxy statement is incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, the sections of this proxy statement titled Human Resources Committee Report, and Audit Committee Report (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. No information contained on our website, www.tapestry.com, is intended to be included as part of, or incorporated by reference into, this proxy statement.
Expenses of Solicitation
This solicitation is being made by mail, but may also be made by email, telephone or in person by Tapestry’s officers and employees (without additional compensation). Tapestry will pay the cost of soliciting proxies for the Annual Meeting, including the cost of mailing. Tapestry will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The Company has engaged Alliance Advisors LLC to assist in the solicitation of proxies for the Annual Meeting for a fee of $12,500 plus reasonable out-of-pocket expenses.
Householding
Pursuant to rules of the SEC, the Company is delivering to multiple stockholders sharing the same address one copy of the Notice of Internet Availability (or, for those who request it, one hard copy of our annual report, proxy statement and proxy card) in a single envelope unless the Company has received prior instructions to the contrary. This procedure is referred to as householding. Upon written or oral request, we will promptly mail a separate copy of our Notice of Internet Availability in separate envelopes (or our annual report, proxy statement and proxy card) to any stockholder at a shared address to which a single copy of our Notice of Internet Availability (or our annual report, proxy statement and proxy card) was delivered in a single envelope. Conversely, upon written or oral request, we will cease delivering separate copies of our Notice of
Internet Availability (or our annual report, proxy statement and proxy card) in separate envelopes to any shareholder at a shared address to which multiple copies of either document were delivered in the past. Please contact Broadridge Householding Department with your request, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. We will mail the materials that you request at no cost to you. Shareholders who hold their shares in “Street Name,” that is, through a broker, bank, financial institution or other nominee or intermediary as holder of record, and who wish to change their householding instructions or obtain copies of these documents, should follow the instructions on their voting instruction card or contact the holders of record.
76 | 2021 PROXY STATEMENT

Appendix A
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
The Company’s reported results are presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The reported net sales, operating income, net income and diluted earnings per share in fiscal years 2021 and 2020 reflect certain items which affect the comparability of our results.
In addition, the reported net sales, operating income, net income, inventory turn and diluted earnings per share in fiscal years 2021 and 2020 were adjusted, when applicable, for annual and/or long-term incentive plan evaluation purposes. The following tables reconcile the “as reported” results to “adjusted” results excluding these items. Numbers shown in millions have been rounded to one decimal and diluted earnings per share has been rounded to two decimals.
ADJUSTMENTS FOR FISCAL YEAR 2021 FINANCIAL HIGHLIGHTS AND FISCAL YEAR 2021 ANNUAL INCENTIVE PLAN	Tapestry, Inc.				Coach			Kate Spade
	Net Sales (in millions)	Operating Income (in millions)	Inventory Turn	Diluted Earnings Per Share	Net Sales (in millions)	Operating Income (in millions)	Inventory Turn	Net Sales (in millions)	Operating Income (in millions)	Inventory Turn
As Reported: (GAAP Basis)	$5,746.3	$968.0	2.30x	$2.95	$4,253.1	$1,312.1	2.32x	$1,210.0	$108.5	2.49x
Impairment	N/A	37.7	0.01x	0.10	N/A	12.3	0.02x	N/A	19.3	N/A
Acceleration Program	N/A	89.6	N/A	0.23	N/A	21.9	N/A	N/A	4.4	N/A
CARES Act Tax Impact	N/A	N/A	N/A	(0.31)	N/A	N/A	N/A	N/A	N/A	N/A
Adjusted: (Non-GAAP basis as reported in Form 10-K)(1)	$5,746.3	$1,095.3	2.31x	$2.97	$4,253.1	$1,346.3	2.34x	$1,210.0	$132.2	2.49x
Foreign Currency Adjustments	(85.9)	(11.9)	N/A	N/A	(71.0)	(22.7)	N/A	(8.0)	1.8	N/A
Exclude COVID Store Closures & Wholesale Order Cancellations	N/A	N/A	N/A	N/A	N/A	N/A	N/A	34.9	N/A	N/A
Exclude AIP from Operating Income Adjustment	N/A	148.5	N/A	N/A	N/A	54.1	N/A	N/A	21.3	N/A
Adjusted: (Non-GAAP Basis for AIP results measurement)	$5,660.4	$1,231.8	2.31x	N/A	$4,182.1	$1,377.6	2.34x	$1,236.9	$155.3	2.49x
ADJUSTMENTS FOR FISCAL YEAR 2020 FINANCIAL HIGHLIGHTS AND FISCAL YEAR 2020 ANNUAL INCENTIVE PLAN	Tapestry, Inc.			Coach		Kate Spade
	Net Sales (in millions)	Operating Income (in millions)	Diluted Earnings Per Share	Net Sales (in millions)	Operating Income (in millions)	Net Sales (in millions)	Operating Income (in millions)
As Reported: (GAAP Basis)	$4,961.4	$(550.8)	$(2.34)	$3,525.7	$589.4	$1,149.5	$(99.3)
ERP Implementation	N/A	28.5	0.08	N/A	N/A	N/A	N/A
Organization-related & Integration Costs	N/A	33.4	0.13	N/A	0.6	N/A	1.3
Impairment	N/A	840.3	2.82	N/A	178.6	N/A	125.2
Acceleration Program	N/A	87.0	0.28	N/A	18.5	N/A	13.6
Adjusted: (Non-GAAP basis as reported in Form 10-K)(1)	$4,961.4	$438.4	$0.97	$3,525.7	$787.1	$1,149.5	$40.8
Foreign Currency Adjustments	12.1	0.2	0.04	8.8	0.6	(1.1)	(0.6)
Adjusted: (Non-GAAP Basis for AIP results measurement)	$4,973.5	$438.6	$1.01	$3,534.5	$787.7	$1,148.4	$40.2
2021 PROXY STATEMENT | 77

Appendix A
ADJUSTMENTS FOR FISCAL YEAR 2020-2022 PRSUs	Tapestry, Inc.
	FY20 Net Income (in millions)	FY21 Net Income (in millions)	Cumulative Net Income (in millions)
As Reported: (GAAP Basis)	$(652.1)	$834.2	$182.1
ERP Implementation	22.5	N/A	22.5
Organization-related & Integration Costs	37.2	N/A	37.2
CARES Act Tax Impact	N/A	(95.0)	(95.0)
Impairment	785.0	29.9	814.9
Acceleration Program	78.6	72.0	150.6
Adjusted: (Non-GAAP basis as reported in Form 10-K)(1)	$271.2	$841.1	$1,112.3
Adjustments related to 53rd Week (target conformity)	N/A	(25.0)	(25.0)
Adjusted: (Non-GAAP Basis for PRSU results measurement)	$271.2	$816.1	$1,087.3
ADJUSTMENTS FOR FISCAL YEAR 2020-2022 PRSUs	Tapestry, Inc.
Operating Income (for EBITDAR calculation)	FY20 Operating Income (in millions)	FY21 Operating Income (in millions)
As Reported: (GAAP Basis)	$(550.8)	$968.0
ERP Implementation	28.5	N/A
Organization-related & Integration Costs	33.4	N/A
Impairment	840.3	37.7
Acceleration Program	87.0	89.6
Adjusted: (non-GAAP basis as reported in Form 10-K)(1)	$438.4	$1,095.3
ADJUSTMENTS FOR FISCAL YEAR 2020-2022 PRSUs	Tapestry, Inc.
Depreciation and Amortization Expense (for EBITDAR calculation)	FY20 Depreciation and Amortization Expense (in millions)	FY21 Depreciation and Amortization Expense (in millions)
As Reported: (GAAP Basis)	$829.2	$220.5
Integration and Acquisition Charges	0.4	N/A
Impairment Charges	580.5	N/A
Acceleration Charges	N/A	1.8
Adjusted: (non-GAAP basis as reported in Form 10-K)(1)	$248.3	$218.7
ADJUSTMENTS FOR FISCAL YEAR 2020-2022 PRSUs	Tapestry, Inc.
Rent Expense (for EBITDAR calculation)	FY20 Rent Expense (in millions)	FY21 Rent Expense (in millions)
As Reported: (GAAP Basis)	$775.1	$516.9
Presentation Conformity Due to Acquisitions/Acct. Changes	(238.3)	(54.6)
Adjusted: (non-GAAP Basis for PRSU results measurement)	$536.8	$462.3
(1)
See pages 39-40 of the Company's Form 10-K for fiscal year 2021 for a detailed description of certain items excluded from the non-GAAP financial measures presented in the 10-K for fiscal years 2021 and 2020.

78 | 2021 PROXY STATEMENT

Appendix A

These non-GAAP performance measures were used by management to conduct and evaluate its business during its regular review of operating results for the periods affected. Management and the Company’s Board utilized these non-GAAP measures to make decisions about the uses of Company resources, analyze performance between periods, develop internal projections and measure management performance. The Company’s primary internal financial reporting excluded these items affecting comparability. In addition, the HR Committee of the Company’s Board used these non-GAAP measures when setting and assessing achievement of incentive compensation goals.
We believe these non-GAAP measures are useful to investors in evaluating the Company’s ongoing operating and financial results in a manner that is consistent with management's evaluation of business performance and understanding how such results compare with the Company’s historical performance.
Additionally, we believe presenting certain increases and decreases in constant currency provides a framework for assessing the performance of the Company's business outside the United States and helps investors and analysts understand the effect of significant year-over-year currency fluctuations. We believe non-GAAP measures assist investors in developing expectations of future performance. By providing the non-GAAP measures, as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations. The non-GAAP financial measures are limited in their usefulness and should be considered in addition to, and not in lieu of, U.S. GAAP financial measures. Further, these non-GAAP measures may be unique to the Company, as they may be different from non-GAAP measures used by other companies.
Due to the ongoing Covid-19 pandemic, when setting the targets for the fiscal year 2021 AIP in August 2020, the HR Committee approved the exclusion of the sales impact of unplanned store closures and cancelled wholesale orders, primarily as a direct result of regional government-mandated shutdowns of the retail sector within our fiscal year FY21. The exclusion was applied to the Kate Spade brand, as corporate and Coach brand results were over maximum performance even before excluding the impact of these closures.
2021 PROXY STATEMENT | 79

Appendix B
QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT
1. What is the purpose of these materials?
The accompanying proxy is solicited on behalf of our Board. We provide these proxy materials to you in connection with our Annual Meeting. Our Annual Meeting will be held virtually via live webcast on Wednesday, November 3, 2021, at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/TPR2021.
As a holder of our common stock as of the close of business on September 7, 2021 (the record date), you are invited to join the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement.
2. What information is contained in these materials?
The information included in this proxy statement relates to the proposals to be considered and voted on at the Annual Meeting, the voting process, the compensation of the Directors and our NEOs, and other required information. Our Form 10-K for fiscal year 2021 is available to review with this proxy statement.
We are delivering the Notice of 2021 Annual Meeting of Stockholders and instructions on how to access the proxy statement (or, for those who request it, a hard copy of this proxy statement and the enclosed proxy card) to our stockholders on or about September 24, 2021.
3. What proposals will be voted on at the meeting?
At the Annual Meeting, our stockholders will be asked:
1.	To consider and vote upon the elections of 10 Directors;
2.	To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 2, 2022;
3.	To consider and vote upon the approval of, on a non-binding advisory basis, the Company’s executive compensation as described in this proxy statement; and
4.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
Our Board is not aware of any other matter that will be presented at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, the persons named on your proxy will vote in accordance with their discretion on the matter.
4. Does the Board of Directors recommend voting in favor of the proposals?
Yes, our Board unanimously recommends that you vote your shares “FOR” each of the Director nominees in proposal 1 and “FOR” proposals 2 and 3.
5. What shares can I vote?
You may vote all of the shares of our common stock that you owned at the close of business on September 7, 2021, the record date.
6. What classes of shares are entitled to be voted?
Holders of our common stock are entitled to one vote for each share of stock held by them as of the close of business on the September 7, 2021 record date. On the record date, the Company had 278,320,419 shares of common stock outstanding and entitled to be voted at the Annual Meeting, and no other stock of any series issued or outstanding.
80 | 2021 PROXY STATEMENT

APPENDIX B
7. What do I need to do now?
Please carefully consider the information contained in this proxy statement and respond as soon as possible so that your shares will be represented at the Annual Meeting. You can respond by following the instructions for granting a proxy to vote presented in the Notice of Annual Meeting and Internet Availability of Proxy Materials you received; if you received paper copies of the Company's proxy materials, you can respond by completing, signing and dating your proxy card and returning it in the enclosed envelope. Alternatively, you may attend the Annual Meeting virtually via live webcast and vote your shares at the meeting. If you grant a proxy to vote online, by telephone, or mail in a proxy card, you may still participate in the online meeting, should you choose do to so, you may revoke the proxy by voting your shares when joining our Annual Meeting.
8. Do I need to attend the Annual Meeting?
No. You may authorize a proxy to vote your shares by following the instructions presented in the notice of the Annual Meeting and Internet Availability of Proxy Materials or if you received or, if you requested a paper proxy card, by completing, signing and dating your proxy card and returning it in the envelope provided to you.
9. If I wish to attend the Annual Meeting, what's different this year?
Due to the continued uncertainties around the Covid-19 pandemic, we believe that it is in the best interest of our stockholders, the Board and our employees, that Tapestry's 2021 Annual Meeting be conducted via a live webcast, simultaneously allowing for greater participation and the opportunity to participate in the live, online meeting from any location convenient for you. We are committed to ensuring that our stockholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. Stockholders may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TPR2021. Questions may also be submitted prior to the Annual Meeting at www.proxyvote.com. Stockholders will be able to review the rules of conduct and other meeting materials on www.virtualshareholdermeeting.com/TPR2021. We will answer questions that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. If we receive substantially similar questions, we will group such questions together. The webcast replay of the
Annual Meeting, including the question and answer portion, will be available soon after the Annual Meeting on our Investor Relations website for at least 30 days. Please note that stockholders will need their control number which appears on their Notice of Internet Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow), and the instructions that accompanied the proxy materials in order to access these sites and vote shares or ask questions prior to or at the Annual Meeting. If you hold your shares as a beneficial owner in street name and do not have a control number, please contact your bank or brokerage firm for voting instructions. If you access the Annual Meeting but do not enter your control number you will be able to listen to the proceedings, but you will not be able to otherwise participate.
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any technical difficulties during check-in or during the Annual Meeting, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/ TPR2021.
10. What constitutes a quorum, and why is a quorum required?
A quorum is required for the Tapestry stockholders to conduct business at the Annual Meeting. The presence at the Annual Meeting, in person via the webcast or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum, permitting us to conduct the business of the Annual Meeting.
Proxies received but marked as abstentions, if any, and broker non-votes described below, will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of obtaining a quorum.
2021 PROXY STATEMENT | 81

APPENDIX B
11. What is the voting requirement to approval the proposals?
With respect to election of Directors (Proposal No. 1), our Bylaws provide that Directors will be elected by a majority of the total votes cast “FOR” and “AGAINST” each nominee in the election of directors at the Annual Meeting, either in person or by properly completed or authorized proxy. This means that the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” that nominee. There are no cumulative voting rights. Abstentions and broker non-votes will not have any effect on the election of Directors. See “What happens if a Director nominee does not receive a majority of the votes cast?” below for information concerning our director resignation policy.
Approval of Proposals No. 2 through 3 requires, in each case, “FOR” votes from a majority of the votes cast on the matter at the Annual Meeting, either in person or by properly completed or authorized proxy.
Abstentions and broker non-votes will not have any effect on Proposals No. 2 and No. 3. Additionally, as discussed below, there will not be broker non-votes with regard to Proposal No. 2 as it is a routine matter.
12. What if I don't vote? What if I abstain? How are broker non-votes counted?
If you hold your shares in street name, based on current NYSE rules, your broker will NOT be able to vote your shares with respect to the election of Directors or the non-binding advisory approval of executive compensation. If you have not provided directions to your broker, we strongly encourage you to do so and exercise your right to vote as a stockholder. However, the NYSE considers Proposal No. 2, regarding the ratification of the appointment of D&T, a routine matter. Thus, your broker or nominee may vote on your behalf with regard to Proposal No.
2, whether or not you provide voting instructions. When a proposal is not a routine matter and a brokerage firm has not received voting instructions from a beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote. Abstentions and broker non-votes are generally not considered votes cast and will have no effect on the proposals.
13. What happens if a Director nominee does not receive a majority of the votes cast?
Under our Corporate Governance Principles, a Director nominee, running uncontested, who does not receive a majority of the votes cast, is required to tender his or her resignation for consideration by the GN Committee. The GN Committee will recommend to the Board whether to accept or reject the resignation.
The Board will act on the tendered resignation and publicly disclose its decision within 90 days following certification of the election results. Unless all Directors have tendered their resignation, any Director who tenders his or her resignation will not participate in the Board’s decision with respect to his or her resignation.
14. Can I change my vote after I have delivered my proxy?
Yes. You may change your vote at any time before your proxy is exercised at the meeting. You can do this in one of three ways. First, you can revoke your proxy by sending written notice to the Secretary of Tapestry before the Annual Meeting. Second, you can authorize online or send the Secretary of Tapestry a later-dated, signed proxy before the meeting. Third, if you are a holder of record, you can attend the meeting through our live online webcast and submit your vote electronically. If your shares are held in an account at a brokerage firm or bank and you do not have your control number, you must contact your brokerage firm or bank for instructions on how to change your vote.
15. If my shares are held in “street name” by my broker, will my broker vote my shares for me?
Your broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (which is limited to the ratification of the appointment of the Company’s independent registered public accounting firm) or if you provide directions on how to vote by following the instructions provided to you by your broker.
16. Who will count the votes?
All votes will be tabulated by Broadridge Financial Solutions, the inspector of elections appointed for the meeting.
82 | 2021 PROXY STATEMENT

APPENDIX B
17. Where can I find voting results of the Annual Meeting?
We will announce preliminary voting results at the meeting and publish final results in a Form 8-K filed with the SEC within four business days after the end of the Annual Meeting.
18. Who will bear the costs of soliciting votes for the meeting?
The expenses of soliciting proxies to be voted at the meeting will be paid by the Company. Following the original mailing of soliciting materials, we may also solicit proxies by mail, telephone, fax or email. Following the original mailing of soliciting materials, we will request that brokers, custodians, nominees and other record holders of common stock forward copies of the proxy statement and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse these holders for their reasonable expenses. The Company has engaged Alliance Advisors LLC to solicit proxies for a fee of $12,500 plus reasonable out-of-pocket expenses.
19. Whom should I call with other questions?
If you have additional questions about this proxy statement or the meeting or would like additional copies of this document, please contact: Tapestry, 10 Hudson Yards, New York, New
York 10001, Attention: Investor Relations Department, Telephone: (212) 629-2618.
2021 PROXY STATEMENT | 83

TAPESTRY ANNUAL
MEETING VOTING

MIX
Paper from
responsible sources
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www.fsc.org

tapestry.com

tapestry

COACH | kate spade | STUART WEITZMAN

TAPESTRY, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on November 2, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TPR2021**

Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on November 2, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D60509-P60822

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TAPESTRY, INC.

The Board of Directors recommends you vote FOR the following:

1. To elect ten Directors of Tapestry, Inc.;

Nominees:	**For**	**Against**	**Abstain**
1a. John P. Bilbrey	☐	☐	☐
1b. Darrell Cavens	☐	☐	☐
1c. Joanne Crevoiserat	☐	☐	☐
1d. David Denton	☐	☐	☐
1e. Johanna (Hanneke) Faber	☐	☐	☐
1f. Anne Gates	☐	☐	☐
1g. Thomas Greco	☐	☐	☐
1h. Pamela Lifford	☐	☐	☐
1i. Annabelle Yu Long	☐	☐	☐
1j. Ivan Menezes	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D60510-P60822

TAPESTRY, INC.
Annual Meeting of Stockholders
November 3, 2021 9:00 AM
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Joanne Crevoiserat and David Howard, or either of them, with full power of substitution in each of them as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Tapestry, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2021 Annual Meeting of Stockholders of the Company to be held November 3, 2021 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. The Meeting will be held virtually via live webcast www.virtualshareholdermeeting.com/TPR2021 at 9:00 AM Eastern Time on November 3, 2021. The undersigned hereby acknowledges receipt of the notice of the 2021 Annual Meeting of Stockholders and of the accompanying proxy statement and hereby revokes any proxies submitted previously with respect to such meetings.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted on each proposal in accordance with the Board of Directors' recommendations.

The votes entitled to be cast by the undersigned will be cast in the direction of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side